FIVE YEAR CREDIT AGREEMENT

by and among

CVS CORPORATION,

THE LENDERS PARTY HERETO,

CREDIT SUISSE FIRST BOSTON
and
FIRST UNION NATIONAL BANK,
as Co-Documentation Agents,

and

THE BANK OF NEW YORK,
as Administrative Agent

Dated as of May 21, 2001

BNY CAPITAL MARKETS, INC.
and
FLEET SECURITIES, INC.,
as Lead Arrangers and Book Runners

TABLE OF CONTENTS

1. DEFINITIONS AND PRINCIPLES OF CONSTRUCTION
1.1 Definitions
1.2 Principles of Construction

2. AMOUNT AND TERMS OF LOANS
2.1 Revolving Credit Loans
2.2 Swing Line Loans
2.3 Notice of Borrowing Revolving Credit Loans and Swing Line Loans
2.4 Competitive Bid Loans and Procedure
2.5 Use of Proceeds
2.6 Termination or Reduction of Commitments
2.7 Prepayments of Loans
2.8 Letter of Credit Sub-facility
2.9 Letter of Credit Participation
2.10 Absolute Obligation with respect to Letter of Credit Payments

3. PROCEEDS, PAYMENTS, CONVERSIONS, INTEREST, YIELD PROTECTION AND FEES
3.1 Disbursement of the Proceeds of the Loans
3.2 Payments
3.3 Conversions; Other Matters
3.4 Interest Rates and Payment Dates
3.5 Indemnification for Loss
3.6 Reimbursement for Costs, Etc.
3.7 Illegality of Funding
3.8 Option to Fund; Substituted Interest Rate
3.9 Certificates of Payment and Reimbursement
3.10 Taxes; Net Payments
3.11 Fees
3.12 Letter of Credit Participation Fee
3.13 Replacement of Lender

4. REPRESENTATIONS AND WARRANTIES
4.1 Existence and Power
4.2 Authority
4.3 Binding Agreement
4.4 Litigation
4.5 No Conflicting Agreements
4.6 Taxes
4.7 Compliance with Applicable Laws; Filings
4.8 Governmental Regulations
4.9 Federal Reserve Regulations; Use of Proceeds
4.10 No Misrepresentation
4.11 Plans
4.12 Environmental Matters
4.13 Financial Statements

5. CONDITIONS OF LENDING - FIRST LOANS AND LETTERS OF CREDIT ON THE FIRST BORROWING DATE
5.1 Evidence of Corporate Action
5.2 Notes
5.3 Existing Bank Indebtedness
5.4 Opinion of Counsel to the Borrower

6. CONDITIONS OF LENDING - ALL LOANS AND LETTERS OF CREDIT
6.1 Compliance
6.2 Requests
6.3 Loan Closings

7. AFFIRMATIVE COVENANTS
7.1 Legal Existence
7.2 Taxes
7.3 Insurance
7.4 Performance of Obligations
7.5 Condition of Property
7.6 Observance of Legal Requirements
7.7 Financial Statements and Other Information
7.8 Records
7.9 Authorizations

8. NEGATIVE COVENANTS
8.1 Subsidiary Indebtedness
8.2 Liens
8.3 Dispositions
8.4 Merger or Consolidation, Etc.
8.5 Acquisitions
8.6 Restricted Payments
8.7 Limitation on Upstream Dividends by Subsidiaries
8.8 Limitation on Negative Pledges
8.9 Ratio of Consolidated Indebtedness to Total Capitalization

9. DEFAULT
9.1 Events of Default
9.2 Remedies

10. AGENT
10.1 Appointment
10.2 Delegation of Duties
10.3 Exculpatory Provisions
10.4 Reliance by Administrative Agent
10.5 Notice of Default
10.6 Non-Reliance
10.7 Indemnification
10.8 Administrative Agent in Its Individual Capacity
10.9 Successor Administrative Agent
10.10 Co-Documentation Agents

11. OTHER PROVISIONS
11.1 Amendments, Waivers, Etc.
11.2 Notices
11.3 No Waiver; Cumulative Remedies
11.4 Survival of Representations and Warranties
11.5 Payment of Expenses and Taxes; Indemnified Liabilities
11.6 Lending Offices
11.7 Successors and Assigns
11.8 Counterparts
11.9 Set-off and Sharing of Payments
11.10 Indemnity
11.11 Governing Law
11.12 Severability
11.13 Integration
11.14 Treatment of Certain Information
11.15 Acknowledgments
11.16 Consent to Jurisdiction
11.17 Service of Process
11.18 No Limitation on Service or Suit
11.19 WAIVER OF TRIAL BY JURY
11.20 Effective Date
11.21 Notice of Commitment Termination

EXHIBITS

Exhibit	A	List of Commitments and Lending and Notice Offices
Exhibit	B-1	Form of Revolving Credit Note
Exhibit	B-2	Form of Competitive Bid Note
Exhibit	B-3	Form of Swing Line Note
Exhibit	C	Form of Borrowing Request
Exhibit	D	Form of Opinion of Counsel to the Borrower
Exhibit	E	Form of Assignment and Acceptance Agreement
Exhibit	F	Form of Competitive Bid Request
Exhibit	G	Form of Invitation to Bid
Exhibit	H	Form of Competitive Bid
Exhibit	I	Form of Competitive Bid Accept/Reject Letter
Exhibit	J	Form of Letter of Credit Request

             FIVE YEAR CREDIT AGREEMENT, dated as of May 21, 2001, by and among CVS CORPORATION, a Delaware corporation (the “Borrower”), the Lenders party hereto from time to time (each a “Lender” and, collectively, the “Lenders”), CREDIT SUISSE FIRST BOSTON and FIRST UNION NATIONAL BANK, as co-documentation agents, (in such capacity, each a “Co-Documentation Agent”), and THE BANK OF NEW YORK (“BNY”), as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

1.          DEFINITIONS AND PRINCIPLES OF CONSTRUCTION

             1.1        Definitions

                           When used in any Loan Document (as defined below), each of the following terms shall have the meaning ascribed thereto unless the context otherwise specifically requires:

             “ABR Advances”: the Revolving Credit Loans (or any portions thereof) at such time as they (or such portions) are made or are being maintained at a rate of interest based upon the Alternate Base Rate.

             “Accumulated Funding Deficiency”: as defined in Section 302 of ERISA.

             “Acquisition”: with respect to any Person, the purchase or other acquisition by such Person, by any means whatsoever (including by devise, bequest, gift, through a dividend or otherwise), of (a) stock of, or other equity securities of, any other Person if, immediately thereafter, such other Person would be either a consolidated subsidiary of such Person or otherwise under the control of such Person, (b) any business, going concern or division or segment thereof, or (c) the Property of any other Person other than in the ordinary course of business, provided that (i) no acquisition of substantially all of the assets, or any division or segment, of such other Person shall be deemed to be in the ordinary course of business and (ii) no redemption, retirement, purchase or acquisition by any Person of the stock or other equity securities of such Person shall be deemed to constitute an Acquisition.

             “Administrative Agent”: as defined in the preamble.

             “Affected Advance”: as defined in Section 3.8(b).

             “Affiliate”: with respect to any Person at any time and from time to time, any other Person (other than a wholly-owned subsidiary of such Person) which, at such time (a) controls such Person, (b) is controlled by such Person or (c) is under common control with such Person.  The term “control”, as used in this definition with respect to any Person, means the power, whether direct or indirect through one or more intermediaries, to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other interests, by contract or otherwise.

             “Aggregate Commitment Amount”: at any time, the sum of the Commitment Amounts of the Lenders at such time under this Agreement.

             “Aggregate Credit Exposure”: at any time, the sum at such time of (a) the aggregate Committed Credit Exposure of the Lenders at such time under this Agreement and (b) the aggregate outstanding principal balance of all Competitive Bid Loans at such time under this Agreement.

             “Agreement”: this Credit Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

             “Alternate Base Rate”: for any day, a rate per annum equal to the greater of (a) the BNY Rate in effect on such day, or (b) 0.50% plus the Federal Funds Effective Rate (rounded, if necessary, to the nearest l/100th of 1% or, if there is no nearest 1/100 of 1%, then to the next higher 1/100 of 1%) in effect on such day.              “Applicable Margin”: (i) with respect to the unpaid principal balance of ABR Advances, the applicable percentage set forth below in the column entitled “ABR Advances”, (ii) with respect to the unpaid principal balance of Eurodollar Advances, the applicable percentage set forth below in the column entitled “Eurodollar Advances”, (iii) with respect to the Facility Fee, the applicable percentage set forth below in the column entitled “Facility Fee”, (iv) with respect to the Letter of Credit Participation Fee, the applicable percentage set forth below in the column entitled “Participation Fee”, and (v) with respect to the Utilization Fee, the applicable percentage set forth below in the column entitled “Utilization Fee”, in each case opposite the applicable Pricing Level:

Pricing Level	ABR Advances	Eurodollar Advances	Facility Fee	Participation Fee	Utilization Fee

Pricing Level I	0%	0.130%	0.070%	0.130%	0.050%

Pricing Level II	0%	0.170%	0.080%	0.170%	0.050%

Pricing Level III	0%	0.215%	0.085%	0.215%	0.050%

Pricing Level IV	0%	0.275%	0.100%	0.275%	0.050%

Pricing Level V	0%	0.325%	0.125%	0.325%	0.100%

Pricing Level VI	0%	0.400%	0.150%	0.400%	0.100%

Pricing Level VII	0%	0.4625%	0.1875%	0.4625%	0.100%

Decreases in the Applicable Margin resulting from a change in Pricing Level shall become effective upon the delivery by the Borrower to the Administrative Agent of a notice pursuant to Section 7.7(d).  Increases in the Applicable Margin resulting from a change in Pricing Level shall become effective on the effective date of any downgrade or withdrawal in the rating by Moody’s or S&P of the senior unsecured long term debt rating of the Borrower.

             “Assignment”: as defined in Section 11.7(c).

             “Assignment and Acceptance Agreement”: an assignment and acceptance agreement executed by an assignor and an assignee pursuant to which, subject to the terms and conditions hereof and thereof, the assignor assigns to the assignee all or any portion of such assignor’s Loans, Notes and Commitment, substantially in the form of Exhibit E.

             “Assignment Fee”: as defined in Section 11.7(c).

             “Benefited Lender”: as defined in Section 11.9(b).

             “BNY”: as defined in the preamble.

             “BNY Rate”: a rate of interest per annum equal to the rate of interest publicly announced in New York City by BNY from time to time as its prime commercial lending rate, such rate to be adjusted automatically (without notice) on the effective date of any change in such publicly announced rate.

             “Borrower”: as defined in the preamble.

             “Borrowing Date”: (i) in respect of Revolving Credit Loans, any Domestic Business Day or Eurodollar Business Day, as the case may be, on which the Lenders shall make Revolving Credit Loans pursuant to a Borrowing Request or pursuant to a Mandatory Borrowing, (ii) in respect of Competitive Bid Loans, any Domestic Business Day on which a Lender shall make a Competitive Bid Loan pursuant to a Competitive Bid Request, (iii) in respect of Swing Line Loans, any Domestic Business Day on which the Swing Line Lender shall make a Swing Line Loan pursuant to a Borrowing Request and (iv) in respect of Letters of Credit, any Domestic Business Day on which the Issuer shall issue a Letter of Credit pursuant to a Letter of Credit Request.

             “Borrowing Request”: a request for Revolving Credit Loans or Swing Line Loans in the form of Exhibit C.
             “Change of Control”: any of the following :

             (i)          any Person or group (as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), (a) shall have or acquire beneficial ownership of securities having 30% or more of the ordinary voting power of the Borrower or (b) shall possess, directly or indirectly, the power to direct or cause the direction of the management and policies of the Borrower, whether through the ownership of voting securities, by contract or otherwise; or

             (ii)         the Continuing Directors shall cease for any reason to constitute a majority of the board of directors of the Borrower then in office.

             “Co-Documentation Agent”: as defined in the preamble.

             “Commitment”: in respect of any Lender, such Lender’s undertaking to make Revolving Credit Loans, subject to the terms and conditions hereof, in an aggregate outstanding principal amount not to exceed the Commitment Amount of such Lender.

             “Commitment Amount”: at any time and with respect to any Lender, the amount set forth adjacent to such Lender’s name under the heading “Commitment Amount” in Exhibit A at such time or, in the event that such Lender is not listed on Exhibit A, the “Commitment Amount” which such Lender shall have assumed from another Lender in accordance with Section 11.7 on or prior to such time, as the same may be adjusted from time to time pursuant to Sections 2.6 and 11.7(c).

             “Commitment Percentage”: at any time and with respect to any Lender, a fraction the numerator of which is such Lender’s Commitment Amount at such time, and the denominator of which is the Aggregate Commitment Amount at such time.

             “Commitment Period”: the period commencing on the Effective Date and ending on the Commitment Termination Date, or on such earlier date as all of the Commitments shall have been terminated in accordance with the terms hereof.

             “Commitment Termination Date”: the earlier of May 21, 2006 and the date on which the Loans shall become due and payable, whether by acceleration, notice of intention to prepay or otherwise.

             “Committed Credit Exposure”: with respect to any Lender at any time, the sum at such time of (a) the outstanding principal balance of such Lender’s Revolving Credit Loans, (b) the Swing Line exposure of such Lender and (c) the Letter of Credit Exposure of such Lender.

             “Competitive Bid”: an offer by a Lender, in the form of Exhibit H, to make one or more Competitive Bid Loans.
             “Competitive Bid Accept/Reject Letter”: a notification made by the Borrower pursuant to Section 2.4(d) in the form of Exhibit I.

             “Competitive Bid Loan”: as defined in Section 2.4(a).

             “Competitive Bid Note”: as defined in Section 2.4(h).

             “Competitive Bid Rate”: as to any Competitive Bid made by a Lender pursuant to Section 2.4(b), the fixed rate of interest (which shall be expressed in the form of a decimal to no more than four decimal places) offered by such Lender and accepted by the Borrower.

             “Competitive Bid Request”: a request by the Borrower, in the form of Exhibit F, for Competitive Bids.

             “Competitive Interest Period”: as to any Competitive Bid Loan, the period commencing on the date of such Competitive Bid Loan and ending on the date requested in the Competitive Bid Request with respect thereto, which shall not be earlier than 3 days after the date of such Competitive Bid Loan or later than 180 days after the date of such Competitive Bid Loan; provided that if any Competitive Interest Period would end on a day other than a Domestic Business Day, such Interest Period shall be extended to the next succeeding Domestic Business Day, unless such next succeeding Domestic Business Day would be a date on or after the Commitment Termination Date, in which case such Competitive Interest Period shall end on the next preceding Domestic Business Day.  Interest shall accrue from and including the first day of a Competitive Interest Period to but excluding the last day of such Competitive Interest Period.

             “Consolidated”: the Borrower and the Subsidiaries on a consolidated basis in accordance with GAAP.

             “Contingent Obligation”: as to any Person (the “secondary obligor”), any obligation of such secondary obligor (a) guaranteeing or in effect guaranteeing any return on any investment made by another Person, or (b) guaranteeing or in effect guaranteeing any Indebtedness, lease, dividend or other obligation (“primary obligation”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such secondary obligor, whether or not contingent, (i) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase Property, securities or services primarily for the purpose of assuring the beneficiary of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (iv) otherwise to assure or hold harmless the beneficiary of such primary obligation against loss in respect thereof, and (v) in respect of the Indebtedness of any partnership in which such secondary obligor is a general partner, except to the extent that such Indebtedness of such partnership is nonrecourse to such secondary obligor and its separate Property; provided that the term “Contingent Obligation” shall not include the indorsement of instruments for deposit or collection in the ordinary course of business.

             “Continuing Director”: any member of the board of directors of the Borrower who (i) is a member of that board of directors on the Effective Date or (ii) was nominated for election by the board of directors a majority of whom were directors on the Effective Date or whose election or nomination for election was previously approved by one or more of such directors.

             “Control Person”: as defined in Section 3.6.
             “Convert”, “Conversion” and “Converted”: each, a reference to a conversion pursuant to Section 3.3 of one Type of Revolving Credit Loan into another Type of Revolving Credit Loan.

             “Costs”: as defined in Section 3.6.

             “Default”: any of the events specified in Section 9.1, whether any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

             “Disposition”: with respect to any Person, any sale, assignment, transfer or other disposition by such Person by any means, of:

             (a)         the Stock of, or other equity interests of, any other Person,

             (b)        any business, operating entity, division or segment thereof, or

             (c)         any other Property of such Person, other than (i) the sale of inventory (other than in connection with bulk transfers), (ii) the disposition of equipment and (iii) the sale of cash investments.

             “Dividend Restrictions”: as defined in Section 8.7.

             “Dollar” or “$”: lawful currency of the United States of America.

             “Domestic Business Day”: any day (other than a Saturday, Sunday or legal holiday in the State of New York) on which banks are open for business in New York City.

             “Effective Date”: as defined in Section 11.20.

             “Eligible SPC”: a special purpose corporation that (i) is organized under the laws of the United States or any state thereof, (ii) is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and (iii) issues (or the parent of which issues) commercial paper rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody’s.

             “Employee Benefit Plan”: an employee benefit plan, within the meaning of Section 3(3) of ERISA, maintained, sponsored or contributed to by the Borrower, any Subsidiary or any ERISA Affiliate.

             “ERISA”: the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor thereto, and the rules and regulations issued thereunder, as from time to time in effect.

             “ERISA Affiliate”: when used with respect to an Employee Benefit Plan, ERISA, the PBGC or a provision of the Internal Revenue Code pertaining to employee benefit plans, any Person that is a member of any group of organizations within the meaning of Sections 414(b) or (c) of the Internal Revenue Code or, solely with respect to the applicable provisions of the Internal Revenue Code, Sections 414(m) or (o) of the Internal Revenue Code, of which the Borrower or any Subsidiary is a member.

             “ESOP Guaranty”: the guaranty of the 8.52% ESOP Note maturing 2008 in the aggregate unpaid principal amount, as of December 30, 2000, of $240,600,000.

             “Eurodollar Advance”: a portion of the Revolving Credit Loans selected by the Borrower to bear interest during a Eurodollar Interest Period selected by the Borrower at a rate per annum based upon a Eurodollar Rate determined with reference to such Interest Period, all pursuant to and in accordance with Section 2.1 or 3.3.

             “Eurodollar Business Day”: any Domestic Business Day, other than a Domestic Business Day on which banks are not open for dealings in Dollar deposits in the interbank eurodollar market.

             “Eurodollar Interest Period”: the period commencing on any Eurodollar Business Day selected by the Borrower in accordance with Section 2.1 or Section 3.3 and ending one, two, three or six months thereafter, as selected by the Borrower in accordance with either such Sections, subject to the following:
             (i)  if any Interest Period would otherwise end on a day which is not a Eurodollar Business Day, such Interest Period shall be extended to the immediately succeeding Eurodollar Business Day unless the result of such extension would be to carry the end of such Interest Period into another calendar month, in which event such Interest Period shall end on the Eurodollar Business Day immediately preceding such day; and

             (ii)  if any Interest Period shall begin on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), such Interest Period shall end on the last Eurodollar Business Day of such latter calendar month.

             “Eurodollar Rate”: with respect to each Eurodollar Advance and as determined by the Administrative Agent, the rate of interest per annum (rounded, if necessary, to the nearest 1/100 of 1% or, if there is no nearest 1/100 of 1%, then to the next higher 1/100 of 1%) equal to a fraction, the numerator of which is the rate per annum quoted by BNY at approximately 11:00 A.M. (or as soon thereafter as practicable) two Eurodollar Business Days prior to the first day of such Interest Period to leading banks in the interbank eurodollar market as the rate at which BNY is offering Dollar deposits in an amount approximately equal to its Commitment Percentage of such Eurodollar Advance and having a period to maturity approximately equal to the Interest Period applicable to such Eurodollar Advance, and the denominator of which is an amount equal to 1.00 minus the aggregate of the then stated maximum rates during such Interest Period of all reserve requirements (including marginal, emergency, supplemental and special reserves), expressed as a decimal, established by the Board of Governors of the Federal Reserve System and any other banking authority to which BNY and other major United States money center banks are subject, in respect of eurocurrency liabilities.

             “Event of Default”: any of the events specified in Section 9.1, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition has been satisfied.

             “Existing Bank Indebtedness”: all Indebtedness under the Existing Credit Agreement and all accrued and unpaid monetary obligations of the Borrower under the Existing Credit Agreement.

             “Existing Credit Agreement”: the Five Year Credit Agreement, dated as of May 23, 1997, by and among the Borrower, the lenders party thereto, Fleet National Bank, as documentation agent, JP Morgan Securities Inc., as syndication agent, and BNY, as administrative agent thereunder.

             “Expiration Date”: the first date, occurring after the Commitments shall have terminated or been terminated in accordance herewith, upon which there shall be no Loans or Letters of Credit outstanding.
             “Facility Fee”: as defined in Section 3.11(a).

             “Federal Funds Effective Rate”: for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Domestic Business Day, for the next preceding Domestic Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Domestic Business Day, the average (rounded, if necessary, to the nearest 1/100 of 1% or, if there is no nearest 1/100 of 1%, then to the next higher 1/100 of 1%) of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent.

             “Fees”: as defined in Section 3.2.

             “Financial Statements”: as defined in Section 4.13.

             “GAAP”: generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination, consistently applied.

             “Governmental Authority”: any foreign, federal, state, municipal or other government, or any department, commission, board, bureau, agency, public authority or instrumentality thereof, or any court or arbitrator.

             “Granting Lender”:  as defined in Section 11.7(f).

             “Highest Lawful Rate”: as to any Lender, the maximum rate of interest, if any, which at any time or from time to time may be contracted for, taken, charged or received on the Loans or the Notes or which may be owing to such Lender pursuant to this Agreement under the laws applicable to such Lender and this Agreement.

             “Indebtedness”: as to any Person at a particular time, all items of such Person which constitute, without duplication, (a) indebtedness for borrowed money or the deferred purchase price of Property (other than trade payables and accrued expenses incurred in the ordinary course of business), (b) indebtedness evidenced by notes, bonds, debentures or similar instruments, (c) indebtedness with respect to any conditional sale or other title retention agreement, (d) indebtedness arising under acceptance facilities and the amount available to be drawn under all letters of credit (excluding for purposes of Sections 8.1 and 8.10 letters of credit obtained in the ordinary course of business by the Borrower or any Subsidiary) issued for the account of such Person and, without duplication, all drafts drawn thereunder to the extent such Person shall not have reimbursed the issuer in respect of the issuer’s payment of such drafts, (e) that portion of any obligation of such Person, as lessee, which in accordance with GAAP is required to be capitalized on a balance sheet of such Person, (f) all indebtedness described in (a) - (e) above secured by any Lien on any Property owned by such Person even though such Person shall not have assumed or otherwise become liable for the payment thereof (other than carriers’, warehousemen’s, mechanics’, repairmen’s or other like non-consensual Liens arising in the ordinary course of business), and (g) Contingent Obligations in respect of any indebtedness described in items (a) - (f) above; provided that, for purposes of this definition, Indebtedness shall not include Intercompany Debt and obligations in respect of interest rate caps, collars, exchanges, swaps or other, similar agreements.
             “Indemnified Liabilities”: as defined in Section 11.5.

             “Indemnified Person”: as defined in Section 11.10.

             “Intercompany Debt”: (i) Indebtedness of the Borrower to one or more of the Subsidiaries of the Borrower and (ii) demand Indebtedness of one or more of the Subsidiaries of the Borrower to the Borrower or any one or more of the other Subsidiaries of the Borrower.

             “Intercompany Disposition”: a Disposition by the Borrower or any of the Subsidiaries of the Borrower to the Borrower or to any of the other Subsidiaries of the Borrower.

             “Interest Payment Date”: (i) as to any ABR Advance, the last day of each March, June, September and December, commencing on the first of such days to occur after such ABR Advance is made or any Eurodollar Advance is converted to an ABR Advance, (ii) as to any Swing Line Loan, the day on which the outstanding principal balance of such Swing Line Loan shall become due and payable in accordance with Section 2.2(a), (iii) as to any Eurodollar Advance in respect of which the Borrower has selected a Eurodollar Interest Period of one, two or three months, the last day of such Eurodollar Interest Period, (iv) as to any Competitive Bid Loan in respect of which the Borrower has selected a Competitive Interest Period of 90 days or less the last day of such Competitive Interest Period and (v) as to any Eurodollar Advance or Competitive Bid Loan in respect of which the Borrower has selected an Interest Period greater than three months or 90 days, as the case may be, the last day of the third month or the 90th day, as the case may be, of such Interest Period and the last day of such Interest Period.

             “Interest Period”: a Eurodollar Interest Period, a Swing Line Interest Period or a Competitive Interest Period, as the case may be.

             “Internal Revenue Code”: the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto, and the rules and regulations issued thereunder, as from time to time in effect.

             “Invitation to Bid”: an invitation by the Administrative Agent to the Lenders to make Competitive Bids in the form of Exhibit G.

             “Issuer”: BNY.

             “Lender”: as defined in the preamble; such term to also include the Swing Line Lender and the Issuer where the context hereof requires or permits such inclusion.

             “Letter of Credit”: as defined in Section 2.8.
             “Letter of Credit Commitment”: the commitment of the Issuer to issue Letters of Credit in accordance with the terms hereof in an aggregate outstanding face amount not exceeding $50,000,000 (or, if less, the Aggregate Commitment Amount) at any time, as the same may be reduced pursuant to Section 2.6.

             “Letter of Credit Exposure”: at any time, (a) in respect of all Lenders, the sum, without duplication, of (i) the maximum aggregate amount which may be drawn under all unexpired Letters of Credit at such time (whether the conditions for drawing thereunder have or may be satisfied), (ii) the aggregate amount, at such time, of all unpaid drafts (which have not been dishonored) drawn under all Letters of Credit, and (iii) the aggregate unpaid principal amount of the Reimbursement Obligations at such time, and (b) in respect of any Lender, an amount equal to such Lender’s Commitment Percentage at such time multiplied by the amount determined under clause (a) of this definition.

             “Letter of Credit Participation”: with respect to each Lender, its obligations to the Issuer under Section 2.9.

             “Letter of Credit Participation Fee”: as defined in Section 3.12.

             “Letter of Credit Request”: a request in the form of Exhibit K.

             “Lien”: any mortgage, pledge, hypothecation, assignment, lien, deposit arrangement, charge, encumbrance or other security arrangement or security interest of any kind, or the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

             “Loan”: a Revolving Credit Loan, a Competitive Bid Loan or a Swing Line Loan, as the case may be.

             “Loan Documents”: this Agreement and, upon the execution and delivery thereof, the Notes and the Reimbursement Agreements.

             “Loans”: the Revolving Credit Loans, the Competitive Bid Loans and the Swing Line Loans.

             “Mandatory Borrowing”: as defined in Section 2.2(c).

             “Margin Stock”: any “margin stock”, as said term is defined in Regulation U of the Board of Governors of the Federal Reserve System, as the same may be amended or supplemented from time to time.
             “Material Adverse”: with respect to any change or effect, a material adverse change in, or effect on, as the case may be, (i) the financial condition, operations, business, or Property of the Borrower and the Subsidiaries taken as a whole, (ii) the ability of the Borrower to perform its obligations under the Loan Documents, or (iii) the ability of the Administrative Agent, the Issuer or any Lender to enforce the Loan Documents.

             “Moody’s”: Moody’s Investors Service, Inc.

             “Multiemployer Plan”: a Pension Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

             “Negotiated Rate”: with respect to each Swing Line Loan, the rate per annum agreed to in writing by the Borrower and the Swing Line Lender as the interest rate which such Swing Line Loan shall bear.

             “Net Worth”: at any date of determination, the sum of all amounts which would be included under shareholders’ equity on a Consolidated balance sheet of the Borrower and the Subsidiaries determined in accordance with GAAP as at such date.

             “Note”: a Revolving Credit Note, a Competitive Bid Note or the Swing Line Note, as the case may be.

             “Other Credit Agreement”: the 364 Day Credit Agreement, dated as of May 21, 2001, by and among the Borrower, the lenders party thereto, Credit Suisse First Boston and First Union National Bank, as co-documentation agents, and Fleet National Bank, as administrative agent, as the same may be amended, supplemented or otherwise modified from time to time.

             “PBGC”: the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA, or any Governmental Authority succeeding to the functions thereof.

             “Pension Plan”: at any time, any Employee Benefit Plan (including a Multiemployer Plan) subject to Section 302 of ERISA or Section 412 of the Internal Revenue Code, the funding requirements of which are, or at any time within the six years immediately preceding the time in question, were in whole or in part, the responsibility of the Borrower, any Subsidiary or an ERISA Affiliate.

             “Person”: any individual, firm, partnership, limited liability company, joint venture, corporation, association, business trust, joint stock company, unincorporated association, trust, Governmental Authority or any other entity, whether acting in an individual, fiduciary, or other capacity, and for the purpose of the definition of “ERISA Affiliate”, a trade or business.

             “Pricing Level”: Pricing Level I, Pricing Level II, Pricing Level III, Pricing Level IV, Pricing Level V, Pricing Level VI or Pricing Level VII, as the case may be.

             “Pricing Level I”: any time when the senior unsecured long term debt rating of the Borrower by (x) S&P is AA - or higher or (y) Moody’s is Aa3 or higher.

             “Pricing Level II”: any time when (i) the senior unsecured long term debt rating of the Borrower by (x) S&P is A+ or higher or (y) Moody’s is A1 or higher and (ii) Pricing Level I does not apply.

             “Pricing Level III”: any time when (i) the senior unsecured long term debt rating of the Borrower by (x) S&P is A or higher or (y) Moody’s is A2 or higher and (ii) neither Pricing Level I nor II applies.

             “Pricing Level IV”: any time when (i) the senior unsecured long term debt rating of the Borrower by (x) S&P is A - or higher or (y) Moody’s is A3 or higher and (ii) none of Pricing Level I, II or III applies.
             “Pricing Level V”: any time when (i) the senior unsecured long term debt rating of the Borrower by (x) S&P is BBB+ or higher or (y) Moody’s is Baa1 or higher and (ii) none of Pricing Level I, II, III or IV applies.

             “Pricing Level VI”: any time when (i) the senior unsecured long term debt rating of the Borrower by (x) S&P is BBB or higher or (y) Moody’s is Baa2 or higher and (ii) none of Pricing Level I, II, III, IV or V applies.

             “Pricing Level VII”: any time when none of Pricing Level I, II, III, IV, V or VI applies.

             Notwithstanding each definition of Pricing Level set forth above, if at any time the senior unsecured long term debt ratings of the Borrower by S&P and Moody’s differ by more than one equivalent rating level, then the applicable Pricing Level shall be determined based upon the lower such rating adjusted upwards to the next higher rating level.

             “Principal Office”: from time to time, the principal office of BNY, located on the date hereof in New York, New York.

             “Prohibited Transaction”: a transaction that is prohibited under Section 4975 of the Internal Revenue Code or Section 406 of ERISA and not exempt under Section 4975 of the Internal Revenue Code or Section 408 of ERISA.

             “Property”: in respect of any Person, all types of real, personal or mixed property and all types of tangible or intangible property owned or leased by such Person.

             “Regulatory Change”: (a) the introduction or phasing in of any law, rule or regulation after the date hereof, (b) the issuance or promulgation after the date hereof of any directive, guideline or request from any central bank or United States or foreign Governmental Authority (whether or not having the force of law), or (c) any change after the date hereof in the interpretation of any existing law, rule, regulation, directive, guideline or request by any central bank or United States or foreign Governmental Authority charged with the administration thereof, in each case applicable to the transactions contemplated by this Agreement.

             “Reimbursement Agreement”: as defined in Section 2.8(b).
             “Reimbursement Obligations”: all obligations and liabilities of the Borrower due and to become due (a) under the Reimbursement Agreements and (b) hereunder in respect of Letters of Credit.

             “Replaced Lender”: as defined in Section 3.13.

             “Replacement Lender”: as defined in Section 3.13.

             “Reportable Event”: with respect to any Pension Plan, (a) any event set forth in Sections 4043(c) (other than a Reportable Event as to which the 30 day notice requirement is waived by the PBGC under applicable regulations), 4062(e) or 4063(a) of ERISA, or the regulations thereunder, (b) an event requiring the Borrower, any Subsidiary or any ERISA Affiliate to provide security to a Pension Plan under Section 401(a)(29) of the Internal Revenue Code, or (c) the failure to make any payment required by Section 412(m) of the Internal Revenue Code.

             “Required Lenders”: (a) at any time prior to the Commitment Termination Date or such earlier date as all of the Commitments shall have terminated or been terminated in accordance herewith, Lenders having Commitment Amounts equal to or more than 51% of the Aggregate Commitment Amount, and (b) at all other times, Lenders holding Notes having an unpaid principal balance equal to or more than 51% of all Loans outstanding.

             “Restricted Payment”: with respect to any Person, any of the following, whether direct or indirect: (a) the declaration or payment by such Person of any dividend or distribution on any class of Stock of such Person, other than a dividend payable solely in shares of that class of Stock to the holders of such class, (b) the declaration or payment by such Person of any distribution on any other type or class of equity interest or equity investment in such Person, and (c) any redemption, retirement, purchase or acquisition of, or sinking fund or other similar payment in respect of, any class of Stock of, or other type or class of equity interest or equity investment in, such Person.

             “Restrictive Agreement”: as defined in Section 8.7.

             “Revolving Credit Loans”: as defined in Section 2.1(a).

             “Revolving Credit Note”: as defined in Section 2.1(b).

             “S&P”: Standard & Poor’s, a division of The McGraw-Hill Companies, Inc.
             “Solvent”: with respect to any Person on a particular date, the condition that on such date, (i) the fair value of the Property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (ii) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (iv) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s Property would constitute an unreasonably small amount of capital.  For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability after taking into account probable payments by co-obligors.

             “Special Counsel”: such counsel as the Administrative Agent may engage from time to time.

             “Subsidiary”: at any time and from time to time, any corporation, association, partnership, limited liability company, joint venture or other business entity of which the Borrower and/or any Subsidiary of the Borrower, directly or indirectly at such time, either (a) in respect of a corporation, owns or controls more than 50% of the outstanding stock having ordinary voting power to elect a majority of the board of directors or similar managing body, irrespective of whether a class or classes shall or might have voting power by reason of the happening of any contingency, or (b) in respect of an association, partnership, limited liability company, joint venture or other business entity, is entitled to share in more than 50% of the profits and losses, however determined.

             “Swing Line Commitment”: the commitment of the Swing Line Lender to make Swing Line Loans in accordance with the terms hereof in an aggregate outstanding principal amount not exceeding $50,000,000 (or, if less, then the Aggregate Commitment Amount) at any time, as the same may be reduced pursuant to Section 2.6.

             “Swing Line Commitment Period”: the period from the Effective Date to, but excluding, the Swing Line Termination Date.

             “Swing Line Exposure”: at any time, in respect of any Lender, an amount equal to the aggregate principal balance of Swing Line Loans at such time multiplied by such Lender’s Commitment Percentage at such time.

             “Swing Line Interest Period”: as to any Swing Line Loan, the period commencing on the date of such Swing Line loan and ending on the date set forth by the Borrower in the Borrowing Request with respect to such Swing Line Loan; provided that the last day of any Swing Line Interest Period shall not be earlier than one day after the date of such Swing Line Loan or later than 7 days after the date of such Swing Line Loan and in no event later than the Swing Line Termination Date; and provided further that if any Swing Line Interest Period would end on a day other than a Domestic Business Day, such Interest Period shall be extended to the next succeeding Domestic Business Day.

             “Swing Line Lender”: BNY.

             “Swing Line Loan” and “Swing Line Loans”: as defined in Section 2.2(a).

             “Swing Line Maturity Date”: as defined in Section 2.2(a).

             “Swing Line Note”: as defined in Section 2.2(b).

             “Swing Line Participation Amount”: as defined in Section 2.2(d).

             “Swing Line Termination Date”: the date which is 7 Domestic Business Days prior to the Commitment Termination Date.
             “Tangible Net Worth”: at any date of determination, Net Worth less all assets of the Borrower and its Subsidiaries included in such Net Worth, determined on a Consolidated basis at such date, that would be classified as intangible assets in accordance with GAAP.

             “Termination Event”: with respect to any Pension Plan, (a) a Reportable Event, (b) the termination of a Pension Plan under Section 4041(c) of ERISA, or the filing of a notice of intent to terminate a Pension Plan under Section 4041(c) of ERISA, or the treatment of a Pension Plan amendment as a termination under Section 4041(e) of ERISA (except an amendment made after such Pension Plan satisfies the requirement for a standard termination under Section 4041(b) of ERISA), (c) the institution of proceedings by the PBGC to terminate a Pension Plan under Section 4042 of ERISA, or (d) the appointment of a trustee to administer any Pension Plan under Section 4042 of ERISA.

             “Total Capitalization”: at any date, the sum of the Borrower’s Consolidated Indebtedness and shareholders’ equity on such date, determined in accordance with GAAP.

             “Type”: with respect to any Revolving Credit Loan, the characteristic of such Loan as an ABR Advance or a Eurodollar Advance, each of which constitutes a Type of Revolving Credit Loan.

             “Unqualified Amount”: as defined in Section 3.4(c).

             “Upstream Dividends”: as defined in Section 8.7.

             “Utilization Fee”: as defined in Section 3.11(b).
             1.2        Principles of Construction

                           (a)         All capitalized terms defined in this Agreement shall have the meanings given such capitalized terms herein when used in the other Loan Documents or in any certificate, opinion or other document made or delivered pursuant hereto or thereto, unless otherwise expressly provided therein.

                           (b)        Unless otherwise expressly provided herein, the word “fiscal” when used herein shall refer to the relevant fiscal period of the Borrower.  As used in the Loan Documents and in any certificate, opinion or other document made or delivered pursuant thereto, accounting terms not defined in Section 1.1, and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

                           (c)         The words “hereof”, “herein”, “hereto” and “hereunder” and similar words when used in each Loan Document shall refer to such Loan Document as a whole and not to any particular provision of such Loan Document, and Section, schedule and exhibit references contained therein shall refer to Sections thereof or schedules or exhibits thereto unless otherwise expressly provided therein.

                           (d)        All references herein to a time of day shall mean the then applicable time in New York, New York, unless otherwise expressly provided herein.

                           (e)         Section headings have been inserted in the Loan Documents for convenience only and shall not be construed to be a part thereof.  Unless the context otherwise requires, words in the singular number include the plural, and words in the plural include the singular.

                           (f)         Whenever in any Loan Document or in any certificate or other document made or delivered pursuant thereto, the terms thereof require that a Person sign or execute the same or refer to the same as having been so signed or executed, such terms shall mean that the same shall be, or was, duly signed or executed by (i) in respect of any Person that is a corporation, any duly authorized officer thereof, and (ii) in respect of any other Person (other than an individual), any analogous counterpart thereof.

                           (g)        The words “include” and “including”, when used in each Loan Document, shall mean that the same shall be included “without limitation”, unless otherwise specifically provided.

2.          AMOUNT AND TERMS OF LOANS

             2.1        Revolving Credit Loans

                           (a)         Subject to the terms and conditions hereof, each Lender severally (and not jointly) agrees to make loans under this Agreement (each a “Revolving Credit Loan” and, collectively with each other Revolving Credit Loan of such Lender and/or with each Revolving Credit Loan of each other Lender, the “Revolving Credit Loans”) to the Borrower from time to time during the Commitment Period, during which period the Borrower may borrow, prepay and reborrow in accordance with the provisions hereof.  Immediately after making each Revolving Credit Loan and after giving effect to all Swing Line Loans and Competitive Bid Loans repaid and all Reimbursement Obligations paid on the same date, the Aggregate Credit Exposure will not exceed the Aggregate Commitment Amount.  With respect to each Lender, at the time of the making of any Revolving Credit Loan, the sum of (I) the principal amount of such Lender’s Revolving Credit Loan constituting a part of the Revolving Credit Loans to be made, (II) the aggregate principal balance of all other Revolving Credit Loans (exclusive of Revolving Credit Loans which are repaid with the proceeds of, and simultaneously with the incidence of, the Revolving Credit Loans to be made) then outstanding from such Lender and (III) the product of (A) such Lender’s Commitment Percentage and (B) the sum of (1) the aggregate principal balance of all Swing Line Loans (exclusive of Swing Line Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the Revolving Credit Loans to be made) then outstanding and (2) the Letter of Credit Exposure of all Lenders, will not exceed the Commitment of such Lender at such time.  During the Commitment Period, the Borrower may borrow, prepay in whole or in part and reborrow Revolving Credit Loans under the Commitments, all in accordance with the terms and conditions hereof.  At the option of the Borrower, indicated in a Borrowing Request, Revolving Credit Loans may be made as ABR Advances or Eurodollar Advances.

                           (b)        Revolving Credit Loans made by each Lender shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit B-1 (each, as indorsed or modified from time to time, a “Revolving Credit Note”), payable to the order of such Lender, dated the Effective Date, and in the maximum stated principal amount equal to such Lender’s Commitment Amount and evidencing the obligation of the Borrower to pay such Commitment Amount, or, if less, the aggregate unpaid principal balance of the Revolving Credit Loans made by such Lender, with interest thereon as provided herein.

                           (c)         The aggregate outstanding principal balance of all Revolving Credit Loans shall be due and payable on the Commitment Termination Date or on such earlier date upon which all of the Commitments shall have been voluntarily terminated by the Borrower in accordance with Section 2.6.
             2.2        Swing Line Loans

                           (a)         Subject to the terms and conditions hereof, the Swing Line Lender agrees to make loans under this Agreement (each a “Swing Line Loan” and, collectively, the “Swing Line Loans”) to the Borrower from time to time during the Swing Line Commitment Period.  Swing Line Loans (i) may be repaid and reborrowed in accordance with the provisions hereof, (ii) shall not, immediately after giving effect thereto, result in the Aggregate Credit Exposure exceeding the Aggregate Commitment Amount, and (iii) shall not, immediately after giving effect thereto, result in the aggregate outstanding principal balance of all Swing Line Loans exceeding the Swing Line Commitment.  The Swing Line Lender shall not be obligated to make any Swing Line Loan at a time when any Lender shall be in default of its obligations under this Agreement unless the Swing Line Lender has entered into arrangements satisfactory to it and the Borrower to eliminate the Swing Line Lender’s risk with respect to such defaulting Lender’s participation in such Swing Line Loan.  The Swing Line Lender will not make a Swing Line Loan if the Administrative Agent, or any Lender by notice to the Swing Line Lender and the Borrower no later than one Domestic Business Day prior to the Borrowing Date with respect to such Swing Line Loan, shall have determined that the conditions set forth in Sections 5 and 6 have not been satisfied and such conditions remain unsatisfied as of the requested time of the making of such Loan.  Each Swing Line Loan shall be due and payable on the day (the “Swing Line Maturity Date”) being the earliest of the last day of the Swing Line Interest Period applicable thereto, the date on which the Swing Line Commitment shall have been voluntarily terminated by the Borrower in accordance with Section 2.6, and the date on which the Loans shall become due and payable pursuant to the provisions hereof, whether by acceleration or otherwise.  Each Swing Line Loan shall bear interest at the Negotiated Rate applicable thereto.  The Swing Line Lender shall disburse the proceeds of Swing Line Loans at its office designated in Section 11.2 by crediting such proceeds to an account of the Borrower maintained with the Swing Line Lender.

                           (b)        Swing Line Loans shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit B-3 (as indorsed or modified from time to time, the “Swing Line Note”), payable to the order of the Swing Line Lender, dated the Effective Date, and in the maximum stated principal amount equal to the Swing Line Commitment and evidencing the obligation of the Borrower to pay the amount of the Swing Line Commitment or, if less, the aggregate unpaid principal balance of the Swing Line Loans made by the Swing Line Lender which shall not have been funded by a Mandatory Borrowing, together with interest thereon as provided herein.

                           (c)         On any Domestic Business Day on which a Swing Line Loan shall be due and payable and shall remain unpaid, the Swing Line Lender may, in its sole discretion, give notice to the Lenders and the Borrower that such outstanding Swing Line Loan shall be funded with a borrowing of Revolving Credit Loans (provided that such notice shall be deemed to have been automatically given upon the occurrence of a Default or an Event of Default under Sections 9.1(h) or (i)), in which case a borrowing of Revolving Credit Loans made as ABR Advances (each such borrowing, a “Mandatory Borrowing”), shall be made by all Lenders pro rata based on each such Lender’s Commitment Percentage on the Domestic Business Day immediately succeeding the giving of such notice.  The proceeds of each Mandatory Borrowing shall be remitted directly to the Swing Line Lender to repay such outstanding Swing Line Loan.  Each Lender irrevocably agrees to make a Revolving Credit Loan pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by the Swing Line Lender not withstanding: (i) whether the amount of such Mandatory Borrowing complies with the minimum amount for Loans otherwise required hereunder, (ii) whether any condition specified in Section 6 is then unsatisfied, (iii) whether a Default or an Event of Default then exists, (iv) the Borrowing Date of such Mandatory Borrowing, (v) the aggregate principal amount of all Loans then outstanding, (vi) the Aggregate Credit Exposure at such time and (vii) the amount of the Commitments at such time.

                           (d)        Upon each receipt by a Lender of notice of an Event of Default from the Administrative Agent pursuant to Section 10.5, such Lender shall purchase unconditionally, irrevocably, and severally (and not jointly) from the Swing Line Lender a participation in the outstanding Swing Line Loans (including accrued interest thereon) in an amount equal to the product of its Commitment Percentage and the outstanding balance of the Swing Line Loans (each, a “Swing Line Participation Amount”).  Each Lender shall also be liable for an amount equal to the product of its Commitment Percentage and any amounts paid by the Borrower pursuant to this Section that are subsequently rescinded or avoided, or must otherwise be restored or returned.  Such liabilities shall be unconditional and without regard to the occurrence of any Default or Event of Default or the compliance by the Borrower with any of its obligations under the Loan Documents.
                           (e)         In furtherance of Section 2.2(d), upon each receipt by a Lender of notice of an Event of Default from the Administrative Agent pursuant to Section 10.5, such Lender shall promptly make available to the Administrative Agent for the account of the Swing Line Lender its Swing Line Participation Amount at the office of the Administrative Agent specified in Section 11.2, in lawful money of the United States and in immediately available funds.  The Administrative Agent shall deliver the payments made by each Lender pursuant to the immediately preceding sentence to the Swing Line Lender promptly upon receipt thereof in like funds as received.  Each Lender hereby indemnifies and agrees to hold harmless the Administrative Agent and the Swing Line Lender from and against any and all losses, liabilities (including liabilities for penalties), actions, suits, judgments, demands, costs and expenses resulting from any failure on the part of such Lender to pay, or from any delay in paying, the Administrative Agent any amount such Lender is required by notice from the Administrative Agent to pay in accordance with this Section upon receipt of notice of an Event of Default from the Administrative Agent pursuant to Section 10.5 (except in respect of losses, liabilities or other obligations suffered by the Administrative Agent or the Swing Line Lender, as the case may be, resulting from the gross negligence or willful misconduct of the Administrative Agent or the Swing Line Lender, as the case may be), and such Lender shall pay interest to the Administrative Agent for the account of the Swing Line Lender from the date such amount was due until paid in full, on the unpaid portion thereof, at a rate of interest per annum, whether before or after judgment, equal to (i) from the date such amount was due until the third day therefrom, the Federal Funds Effective Rate, and (ii) thereafter, the Federal Funds Effective Rate plus 2%, payable upon demand by the Swing Line Lender.  The Administrative Agent shall distribute such interest payments to the Swing Line Lender upon receipt thereof in like funds as received.

                           (f)         Whenever the Administrative Agent is reimbursed by the Borrower for the account of the Swing Line Lender for any payment in connection with Swing Line Loans and such payment relates to an amount previously paid by a Lender pursuant to this Section, the Administrative Agent will promptly remit such payment to such Lender.

             2.3        Notice of Borrowing Revolving Credit Loans and Swing Line Loans

                           The Borrower agrees to notify the Administrative Agent (and with respect to a Swing Line Loan, the Swing Line Lender), which notification shall be irrevocable, no later than (a) 12:00 Noon on the proposed Borrowing Date in the case of Swing Line Loans, (b) 10:00 A.M.  on the proposed Borrowing Date in the case of Revolving Credit Loans to consist of ABR Advances and (c) 10:00 A.M. at least two Eurodollar Business Days prior to the proposed Borrowing Date in the case of Revolving Credit Loans to consist of Eurodollar Advances.  Each such notice shall specify (i) the aggregate amount requested to be borrowed under the Commitments or the Swing Line Commitment, (ii) the proposed Borrowing Date, (iii) whether a borrowing of Revolving Credit Loans is to be of ABR Advances or Eurodollar Advances, and the amount of each thereof (iv) the Interest Period for such Eurodollar Advances and (v) the Swing Line Interest Period for, and the amount of, each Swing Line Loan.  Each such notice shall be promptly confirmed by delivery to the Administrative Agent (and, with respect to a Swing Line Loan, the Swing Line Lender) of a Borrowing Request.  Each Eurodollar Advance to be made on a Borrowing Date, when aggregated with all amounts to be Converted to Eurodollar Advances on such date and having the same Interest Period as such Eurodollar Advance, shall equal no less than $10,000,000, or an integral multiple of $1,000,000 in excess thereof.  Each ABR Advance made on each Borrowing Date shall equal no less than $5,000,000 or an integral multiple of $500,000 in excess thereof.  Each Swing Line Loan made on each Borrowing Date shall equal no less than $1,000,000 or an integral multiple of $500,000 in excess thereof.  The Administrative Agent shall promptly notify each Lender (by telephone or otherwise, such notification to be confirmed by fax or other writing) of each such Borrowing Request.  Subject to its receipt of each such notice from the Administrative Agent and subject to the terms and conditions hereof, (A) each Lender shall make immediately available funds available to the Administrative Agent at the address therefor set forth in Section 11.2 not later than 1:00 P.M.  on each Borrowing Date in an amount equal to such Lender’s Commitment Percentage of the Revolving Credit Loans requested by the Borrower on such Borrowing Date and/or (B) the Swing Line Lender shall make immediately available funds available to the Borrower on such Borrowing Date in an amount equal to the Swing Line Loan requested by the Borrower.
             2.4        Competitive Bid Loans and Procedure

                           (a)         Subject to the terms and conditions hereof, the Borrower may request competitive bid loans under this Agreement (each a “Competitive Bid Loan”) during the Commitment Period.  In order to request Competitive Bids, the Borrower shall deliver by hand or fax to the Administrative Agent a duly completed Competitive Bid Request not later than 11:00 A.M., one Domestic Business Day before the proposed Borrowing Date therefor.  A Competitive Bid Request that does not conform substantially to the format of Exhibit F may be rejected by the Administrative Agent in the Administrative Agent’s reasonable discretion, and the Administrative Agent shall promptly notify the Borrower of such rejection by fax and telephone.  Each Competitive Bid Request shall specify (x) the proposed Borrowing Date for the Competitive Bid Loans then being requested (which shall be a Domestic Business Day) and the aggregate principal amount thereof and (y) the Competitive Interest Period or Interest Periods (which shall not exceed ten different Interest Periods in a single Competitive Bid Request), with respect thereto (which may not end after the Domestic Business Day immediately preceding the Commitment Termination Date).  Promptly after its receipt of each Competitive Bid Request that is not rejected as aforesaid, the Administrative Agent shall invite by fax (in the form of Exhibit G) the Lenders to bid, on the terms and conditions of this Agreement, to make Competitive Bid Loans pursuant to such Competitive Bid Request.

                           (b)        Each Lender, in its sole and absolute discretion, may make one or more Competitive Bids to the Borrower responsive to a Competitive Bid Request.  Each Competitive Bid by a Lender must be received by the Administrative Agent not later than 10:00 A.M.  on the proposed Borrowing Date for the relevant Competitive Bid Loan.  Multiple bids will be accepted by the Administrative Agent.  Bids to make Competitive Bid Loans that do not conform substantially to the format of Exhibit H may be rejected by the Administrative Agent after conferring with, and upon the instruction of, the Borrower, and the Administrative Agent shall notify the Lender making such nonconforming bid of such rejection as soon as practicable.  Each Competitive Bid shall be irrevocable and shall specify (x) the principal amount (which (1) shall be in a minimum principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof, and (2) may equal the entire principal amount requested by the Borrower) of the Competitive Bid Loan or Competitive Bid Loans that the Lender is willing to make to the Borrower, (y) the Competitive Bid Rate or Rates at which the Lender is prepared to make such Competitive Bid Loan or Competitive Bid Loans, and (z) the Competitive Interest Period with respect to each such Competitive Bid Loan and the last day thereof.  If any Lender shall elect not to make a Competitive Bid, such Lender shall so notify the Administrative Agent by fax not later than 10:00 A.M.  on the proposed Borrowing Date therefor, provided that the failure by any Lender to give any such notice shall not obligate such Lender to make any Competitive Bid Loan in connection with the relevant Competitive Bid Request.

                           (c)         With respect to each Competitive Bid Request, the Administrative Agent shall (i) notify the Borrower by fax by 11:00 A.M.  on the proposed Borrowing Date with respect thereto of each Competitive Bid made, the Competitive Bid Rate applicable thereto and the identity of the Lender that made such Competitive Bid, and (ii) send a list of all Competitive Bids to the Borrower for its records as soon as practicable after completion of the bidding process.  Each notice and list sent by the Administrative Agent pursuant to this Section 2.4(c) shall list the Competitive Bids in ascending yield order.

                           (d)        The Borrower may in its sole and absolute discretion, subject only to the provisions of this Section 2.4(d), accept or reject any Competitive Bid made in accordance with the procedures set forth in this Section 2.4, and the Borrower shall notify the Administrative Agent by telephone, confirmed by fax in the form of a Competitive Bid Accept/Reject Letter, whether and to what extent it has decided to accept or reject any or all of such Competitive Bids not later than 12:00 Noon on the proposed Borrowing Date therefor, provided that the failure by the Borrower to give such notice shall be deemed to be a rejection of all such Competitive Bids.  In connection with each acceptance of one or more Competitive Bids by the Borrower:
                                        (1)         the Borrower shall not accept a Competitive Bid made at a particular Competitive Bid Rate if the Borrower has decided to reject a Competitive Bid made at a lower Competitive Bid Rate unless the acceptance of such lower Competitive Bid would subject the Borrower to any requirement to withhold any taxes or deduct any amount from any amounts payable under the Loan Documents, in which case the Borrower may reject such lower Competitive Bid,

                                        (2)         the aggregate amount of the Competitive Bids accepted by the Borrower shall not exceed the principal amount specified in the Competitive Bid Request therefor,

                                        (3)         if the Borrower shall desire to accept a Competitive Bid made at a particular Competitive Bid Rate, it must accept all other Competitive Bids at such Competitive Bid Rate, except for any such Competitive Bid the acceptance of which would subject the Borrower to any requirement to withhold any taxes or deduct any amount from any amounts payable under the Loan Documents, provided that if the acceptance of all such other Competitive Bids would cause the aggregate amount of all such accepted Competitive Bids to exceed the amount requested, then such acceptance shall be made pro rata in accordance with the amount of each such Competitive Bid at such Competitive Bid Rate,

                                        (4)         except pursuant to clause (3) above, no Competitive Bid shall be accepted unless the Competitive Bid Loan with respect thereto shall be in a minimum principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof, and

                                        (5)         no Competitive Bid shall be accepted and no Competitive Bid Loan shall be made, if immediately after giving effect thereto, the Aggregate Credit Exposure would exceed the Aggregate Commitment Amount.

                           (e)         The Administrative Agent shall promptly fax to each bidding Lender (with a copy to the Borrower) a Competitive Bid Accept/Reject Letter advising such Lender whether its Competitive Bid has been accepted (and if accepted, in what amount and at what Competitive Bid Rate), and each successful bidder so notified will thereupon become bound, subject to the other applicable conditions hereof, to make the Competitive Bid Loan in respect of which each of its Competitive Bids has been accepted by making immediately available funds available to the Administrative Agent at its address set forth in Section 11.2 not later than 1 :00 P.M.  on the Borrowing Date for such Competitive Bid Loan in the amount thereof.

                           (f)         Anything herein to the contrary notwithstanding, if the Administrative Agent shall elect to submit a Competitive Bid in its capacity as a Lender, it shall submit such bid directly to the Borrower not later than 9:30 A.M.  on the relevant proposed Borrowing Date.

                           (g)        All notices required by this Section shall be given in accordance with Section 11.2.

                           (h)        The Competitive Bid Loans made by each Lender shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit B-2 (each, as indorsed or modified from time to time, a “Competitive Bid Note”), payable to the order of such Lender, dated the Effective Date evidencing the obligation of the Borrower to pay the aggregate unpaid principal balance of all Competitive Bid Loans made by such Lender to the Borrower, together with interest thereon as provided herein.  Each Competitive Bid Loan shall be due and payable on the last day of the Interest Period applicable thereto or on such earlier date upon which the Loans shall become due and payable hereunder, whether by acceleration or otherwise.
             2.5        Use of Proceeds

                           The Borrower agrees that the proceeds of the Loans and Letters of Credit shall be used solely for its general corporate purposes not inconsistent with the provisions hereof, including as a backup for the Borrower’s commercial paper and to refinance all outstanding Indebtedness under the Existing Credit Agreement.  Notwithstanding anything to the contrary contained in any Loan Document, the Borrower further agrees that no part of the proceeds of any Loan or Letter of Credit will be used, directly or indirectly, for a purpose which violates any law, rule or regulation of any Governmental Authority, including the provisions of Regulations U or X of the Board of Governors of the Federal Reserve System, as amended or any provision of this Agreement, including, without limitation, the provisions of Section 4.9.

             2.6        Termination or Reduction of Commitments

                           (a)         Voluntary Termination or Reductions.  At the Borrower’s option and upon at least three Domestic Business Days’ prior irrevocable notice to the Administrative Agent, the Borrower may (i) terminate the Commitments, the Swing Line Commitment and the Letter of Credit Commitment, at any time, or (ii) permanently reduce the Aggregate Commitment Amount, the Swing Line Commitment or the Letter of Credit Commitment, in part at any time and from time to time, provided that (1) each such partial reduction shall be in an amount equal to at least (i) in the case of the Aggregate Commitment Amount, $10,000,000 or an integral multiple of $1,000,000 in excess thereof, (ii) in the case of the Swing Line Commitment, $1,000,000, or an integral multiple of $1,000,000 in excess thereof, and (iii) in the case of the Letter of Credit Commitment, $1,000,000, or an integral multiple of $1,000,000 in excess thereof, and (2) immediately after giving effect to each such reduction, (i) the Aggregate Commitment Amount shall equal or exceed the sum of the aggregate outstanding principal balance of all Loans and the Letter of Credit Exposure, (ii) the Swing Line Commitment shall equal or exceed the aggregate outstanding principal balance of all Swing Line Loans and (iii) the Letter of Credit Commitment shall equal or exceed the Letter of Credit Exposure of all Lenders, and provided further that a notice of termination of the Commitments, the Swing Line Commitment and the Letter of Credit Commitment delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities (such notice to specify the proposed effective date), in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to such specified effective date) if such condition is not satisfied and the Borrower shall indemnify the Lenders in accordance with Section 3.5.

                           (b)        In General.  Each reduction of the Aggregate Commitment Amount shall be made by reducing each Lender’s Commitment Amount by a sum equal to such Lender’s Commitment Percentage of the amount of such reduction.
             2.7        Prepayments of Loans

                           (a)         Voluntary Prepayments.  The Borrower may prepay Revolving Credit Loans, Competitive Bid Loans and Swing Line Loans, in whole or in part, without premium or penalty, but subject to Section 3.5 at any time and from time to time, by notifying the Administrative Agent, which notification shall be irrevocable, at least two Eurodollar Business Days, in the case of a prepayment of Eurodollar Advances, two Domestic Business Days, in the case of Competitive Bid Loans, or one Domestic Business Day, in the case of a prepayment of Swing Line Loans and ABR Advances, prior to the proposed prepayment date specifying (i) the Loans to be prepaid, (ii) the amount to be prepaid, and (iii) the date of prepayment.  Upon receipt of each such notice, the Administrative Agent shall promptly notify each Lender thereof.  Each such notice given by the Borrower pursuant to this Section shall be irrevocable, provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments, the Swing Line Commitment and the Letter of Credit Commitment as contemplated by Section 2.6, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.6, and the Borrower shall indemnify the Lenders in accordance with Section 3.5.  Each partial prepayment under this Section shall be in a minimum amount of $1,000,000 ($500,000 in the case of ABR Advances and Swing Line Loans) or an integral multiple of $1,000,000 ($100,000 in the case of ABR Advances and Swing Line Loans) in excess thereof.

                           (b)        In General.  Simultaneously with each prepayment hereunder, the Borrower shall prepay all accrued interest on the amount prepaid through the date of prepayment and indemnify the Lenders in accordance with Section 3.5.

             2.8        Letter of Credit Sub-facility

                           (a)         Subject to the terms and conditions hereof and the payment by the Borrower to the Issuer of such fees as the Borrower and the Issuer shall have agreed in writing, the Issuer agrees, in reliance on the agreement of the other Lenders set forth in Section 2.9, to issue standby letters of credit (each a “Letter of Credit” and, collectively, the “Letters of Credit”) during the Commitment Period for the account of the Borrower, provided that immediately after the issuance of each Letter of Credit (i) the Letter of Credit Exposure of all Lenders shall not exceed the Letter of Credit Commitment, and (ii) the Aggregate Credit Exposure shall not exceed the Aggregate Commitment Amount.  Each Letter of Credit shall have an expiration date which shall be not later than the earlier to occur of one year from the date of issuance thereof or 5 days prior to the Commitment Termination Date.  No Letter of Credit shall be issued if the Administrative Agent, or any Lender by notice to the Administrative Agent and the Issuer no later than 3:00 P.M.  one Domestic Business Day prior to the requested date of issuance of such Letter of Credit, shall have determined that the conditions set forth in Sections 5 and 6 have not been satisfied.

                           (b)        Each Letter of Credit shall be issued for the account of the Borrower support of an obligation of the Borrower in favor of a beneficiary who has requested the Issuance of such Letter of Credit as a condition to a transaction entered into in connection with the Borrower’s ordinary course of business.  The Borrower shall give the Administrative Agent a Letter of Credit Request for the issuance of each Letter of Credit by 12:00 Noon at least two Domestic Business Days prior to the requested date of issuance.  Such Letter of Credit Request shall be accompanied by the Issuer’s standard Application and Agreement for Standby Letter of Credit (each a “Reimbursement Agreement”) executed by the Borrower, and shall specify (i) the beneficiary of such Letter of Credit and the obligations of the Borrower in respect of which such Letter of Credit is to be issued, (ii) the Borrower’s proposal as to the conditions under which a drawing may be made under such Letter of Credit and the documentation to be required in respect thereof, (iii) the maximum amount to be available under such Letter of Credit, and (iv) the requested date of issuance.  Upon receipt of such Letter of Credit Request from the Borrower, the Administrative Agent shall promptly notify the Issuer and each other Lender thereof.  The Issuer shall, on the proposed date of issuance and subject to the other terms and conditions of this Agreement, issue the requested Letter of Credit.  Each Letter of Credit shall be in form and substance reasonably satisfactory to the Issuer, with such provisions with respect to the conditions under which a drawing may be made thereunder and the documentation required in respect of such drawing as the Issuer shall reasonably require.  Each Letter of Credit shall be used solely for the purposes described therein.
                           (c)         Each payment by the Issuer of a draft drawn under a Letter of Credit shall give rise to the obligation of the Borrower to immediately reimburse the Issuer for the amount thereof.  The Issuer shall promptly notify the Borrower of such payment by the Issuer of a draft drawn under a Letter of Credit, but any failure to so notify shall not in any manner affect the obligation of the Borrower to make reimbursement when due.  In lieu of such notice, if the Borrower has not made reimbursement prior to the end of the Domestic Business Day when due, the Borrower hereby authorizes the Issuer to deduct the amount of any such reimbursement from such account(s) as the Borrower may from time to time designate in writing to the Issuer, upon which the Issuer shall apply the amount of such deduction to such reimbursement.  If all or any portion of any reimbursement obligation in respect of a Letter of Credit shall not be paid when due (whether at the stated maturity thereof, by acceleration or otherwise), such overdue amount shall bear interest, payable upon demand, at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin applicable to ABR Advances plus 2%, from the date of such nonpayment until paid in full (whether before or after the entry of a judgment thereon).

             2.9        Letter of Credit Participation

                           (a)         Each Lender hereby unconditionally and irrevocably, severally (and not jointly) takes an undivided participating interest in the obligations of the Issuer under and in connection with each Letter of Credit in an amount equal to such Lender’s Commitment Percentage of the amount of such Letter of Credit.  Each Lender shall be liable to the Issuer for its Commitment Percentage of the unreimbursed amount of any draft drawn and honored under each Letter of Credit.  Each Lender shall also be liable for an amount equal to the product of its Commitment Percentage and any amounts paid by the Borrower pursuant to Sections 2.8 and 2.10 that are subsequently rescinded or avoided, or must otherwise be restored or returned.  Such liabilities shall be unconditional and without regard to the occurrence of any Default or Event of Default or the compliance by the Borrower with any of its obligations under the Loan Documents.

                           (b)        The Issuer shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each Lender (which notice shall be promptly confirmed in writing), of the date and the amount of each draft paid under each Letter of Credit with respect to which full reimbursement payment shall not have been made by the Borrower as provided in Section 2.8(c), and forthwith upon receipt of such notice, such Lender shall promptly make available to the Administrative Agent for the account of the Issuer its Commitment Percentage of the amount of such unreimbursed draft at the office of the Administrative Agent specified in Section 11.2 in lawful money of the United States and in immediately available funds.  The Administrative Agent shall distribute the payments made by each Lender pursuant to the immediately preceding sentence to the Issuer promptly upon receipt thereof in like funds as received.  Each Lender shall indemnify and hold harmless the Administrative Agent and the Issuer from and against any and all losses, liabilities (including liabilities for penalties), actions, suits, judgments, demands, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) resulting from any failure on the part of such Lender to provide, or from any delay in providing, the Administrative Agent with such Lender’s Commitment Percentage of the amount of any payment made by the Issuer under a Letter of Credit in accordance with this clause (b) above (except in respect of losses, liabilities or other obligations suffered by the Administrative Agent or the Issuer, as the case may be, resulting from the gross negligence or willful misconduct of the Administrative Agent or the Issuer, as the case may be).  If a Lender does not make available to the Administrative Agent when due such Lender’s Commitment Percentage of any unreimbursed payment made by the Issuer under a Letter of Credit, such Lender shall be required to pay interest to the Administrative Agent for the account of the Issuer on such Lender’s Commitment Percentage of such payment at a rate of interest per annum equal to (i) from the date such Lender should have made such amount available until the third day therefrom, the Federal Funds Effective Rate, and (ii) thereafter, the Federal Funds Effective Rate plus 2%, in each case payable upon demand by the Issuer.  The Administrative Agent shall distribute such interest payments to the Issuer upon receipt thereof in like funds as received.

                           (c)         Whenever the Administrative Agent is reimbursed by the Borrower, for the account of the Issuer, for any payment under a Letter of Credit and such payment relates to an amount previously paid by a Lender in respect of its Commitment Percentage of the amount of such payment under such Letter of Credit, the Administrative Agent (or the Issuer, if such payment by a Lender was paid by the Administrative Agent to the Issuer) will promptly pay over such payment to such Lender.
             2.10      Absolute Obligation with respect to Letter of Credit Payments

                           The Borrower’s obligation to reimburse the Administrative Agent for the account of the Issuer for each payment under or in respect of each Letter of Credit shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrower may have or have had against the beneficiary of such Letter of Credit, the Administrative Agent, the Issuer, the Swing Line Lender, any Lender or any other Person, including, without limitation, any defense based on the failure of any drawing to conform to the terms of such Letter of Credit, any drawing document proving to be forged, fraudulent or invalid, or the legality, validity, regularity or enforceability of such Letter of Credit, provided, however, that, with respect to any Letter of Credit, the foregoing shall not relieve the Issuer of any liability it may have to the Borrower for any actual damages sustained by the Borrower arising from a wrongful payment (or failure to pay) under such Letter of Credit made as a result of the Issuer’s gross negligence or willful misconduct.

3.          PROCEEDS, PAYMENTS, CONVERSIONS, INTEREST, YIELD PROTECTION AND FEES

             3.1        Disbursement of the Proceeds of the Loans

                           The Administrative Agent shall disburse the proceeds of the Loans (other than the Swing Line Loans) at its office specified in Section 11.2 by crediting to the Borrower’s general deposit account with the Administrative Agent the funds received from each Lender.  Unless the Administrative Agent shall have received prior notice from a Lender (by telephone or otherwise, such notice to be confirmed by fax or other writing) that such Lender will not make available to the Administrative Agent such Lender’s Commitment Percentage of the Revolving Credit Loans, or the amount of any Competitive Bid Loan, to be made by it on a Borrowing Date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such Borrowing Date in accordance with this Section, provided that, in the case of a Revolving Credit Loan, such Lender received notice thereof from the Administrative Agent in accordance with the terms hereof, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such Borrowing Date a corresponding amount.  If and to the extent such Lender shall not have so made such amount available to the Administrative Agent, such Lender and the Borrower severally agree to pay to the Administrative Agent, forthwith on demand, such corresponding amount (to the extent not previously paid by the other), together with interest thereon for each day from the date such amount is made available to the Borrower until the date such amount is paid to the Administrative Agent, at a rate per annum equal to, in the case of the Borrower, the applicable interest rate set forth in Section 3.4(a) and, in the case of such Lender, the Federal Funds Effective Rate from the date such payment is due until the third day after such date and, thereafter, at the Federal Funds Effective Rate plus 2%.  Any such payment by the Borrower shall be without prejudice to its rights against such Lender.  If such Lender shall pay to the Administrative Agent such corresponding amount, such amount so paid shall constitute such Lender’s Loan as part of such Loans for purposes of this Agreement, which Loan shall be deemed to have been made by such Lender on the Borrowing Date applicable to such Loans.
             3.2        Payments

                           (a)         Each borrowing of Revolving Credit Loans by the Borrower from the Lenders, any Conversion of Revolving Credit Loans from one Type to another, and any reduction in the Commitments shall be made pro rata according to the Commitment Percentage of each Lender.  Each payment, including each prepayment, of principal and interest on the Loans and of the Facility Fee, the Utilization Fee and the Letter of Credit Participation Fee (collectively, together with all of the other fees to be paid to the Administrative Agent, the Lenders, the Issuer and the Swing Line Lender in connection with the Loan Documents, the “Fees”), and of all of the other amounts to be paid to the Administrative Agent and the Lenders in connection with the Loan Documents shall be made by the Borrower to the Administrative Agent at its office specified in Section 11.2 in funds immediately available in New York by 3:00 P.M.  on the due date for such payment.  The failure of the Borrower to make any such payment by such time shall not constitute a default hereunder, provided that such payment is made on such due date, but any such payment made after 3:00 P.M.  on such due date shall be deemed to have been made on the next Domestic Business Day or Eurodollar Business Day, as the case may be, for the purpose of calculating interest on amounts outstanding on the Loans.  If the Borrower has not made any such payment prior to 3:00 P.M., the Borrower hereby authorizes the Administrative Agent to deduct the amount of any such payment from such account(s) as the Borrower may from time to time designate in writing to the Administrative Agent, upon which the Administrative Agent shall apply the amount of such deduction to such payment.  Promptly upon receipt thereof by the Administrative Agent, each payment of principal and interest on the: (i) Revolving Credit Loans shall be remitted by the Administrative Agent in like funds as received to each Lender (a) first, pro rata according to the amount of interest which is then due and payable to the Lenders, and (b) second, pro rata according to the amount of principal which is then due and payable to the Lenders, (ii) Competitive Bid Loans shall be remitted by the Administrative Agent in like funds as received to each applicable Lender and (iii) Swing Line Loans shall be remitted by the Administrative Agent in like funds as received to the Swing Line Lender.  Each payment of the Fees payable to the Lenders shall be promptly transmitted by the Administrative Agent in like funds as received to each Lender pro rata according to such Lender’s Commitment Amount or, if the Commitments shall have terminated or been terminated, according to the outstanding principal amount of such Lender’s Revolving Credit Loans.

                           (b)        If any payment hereunder or under the Loans shall be due and payable on a day which is not a Domestic Business Day or Eurodollar Business Day, as the case may be, the due date thereof (except as otherwise provided in the definition of Eurodollar Interest Period or Competitive Interest Period) shall be extended to the next Domestic Business Day or Eurodollar Business Day, as the case may be, and (except with respect to payments in respect of the Facility Fee, the Utilization Fee and the Letter of Credit Participation Fee) interest shall be payable at the applicable rate specified herein during such extension.

             3.3        Conversions; Other Matters

                           (a)         The Borrower may elect at any time and from time to time to Convert one or more Eurodollar Advances to an ABR Advance by giving the Administrative Agent at least one Domestic Business Day’s prior irrevocable notice of such election, specifying the amount to be so Converted.  In addition, the Borrower may elect at any time and from time to time to Convert an ABR Advance to any one or more new Eurodollar Advances or to Convert any one or more existing Eurodollar Advances to any one or more new Eurodollar Advances by giving the Administrative Agent at least two Eurodollar Business Days’ prior irrevocable notice, in the case of a Conversion to Eurodollar Advances, of such election, specifying the amount to be so Converted and the initial Interest Period relating thereto, provided that any Conversion of an ABR Advance to Eurodollar Advances shall only be made on a Eurodollar Business Day.  The Administrative Agent shall promptly provide the Lenders with notice of each such election.  ABR Advances and Eurodollar Advances may be Converted pursuant to this Section in whole or in part, provided that the amount to be Converted to each Eurodollar Advance, when aggregated with any Eurodollar Advance to be made on such date in accordance with Section 2.1 and having the same Interest Period as such first Eurodollar Advance, shall equal no less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof.
                           (b)        Notwithstanding anything in this Agreement to the contrary, upon the occurrence and during the continuance of a Default or an Event of Default, the Borrower shall have no right to elect to Convert any existing ABR Advance to a new Eurodollar Advance or to Convert any existing Eurodollar Advance to a new Eurodollar Advance.  In such event, such ABR Advance shall be automatically continued as an ABR Advance or such Eurodollar Advance shall be automatically Converted to an ABR Advance on the last day of the Interest Period applicable to such Eurodollar Advance.  The foregoing shall not affect any other rights or remedies that the Administrative Agent or any Lender may have under this Agreement or any other Loan Document.

                           (c)         Each Conversion shall be effected by each Lender by applying the proceeds of each new ABR Advance or Eurodollar Advance, as the case may be, to the existing Advance (or portion thereof) being Converted (it being understood that such Conversion shall not constitute a borrowing for purposes of Sections 4, 5 or 6).

                           (d)        Notwithstanding any other provision of any Loan Document:

                                        (i)          if the Borrower shall have failed to elect a Eurodollar Advance under Section 2.3 or this Section 3.3, as the case may be, in connection with any borrowing of new Revolving Credit Loans or expiration of an Interest Period with respect to any existing Eurodollar Advance, the amount of the Revolving Credit Loans subject to such borrowing or such existing Eurodollar Advance shall thereafter be an ABR Advance until such time, if any, as the Borrower shall elect a new Eurodollar Advance pursuant to this Section 3.3,

                                        (ii)         the Borrower shall not be permitted to select a Eurodollar Advance the Interest Period in respect of which ends later than the Commitment Termination Date or such earlier date upon which all of the Commitments shall have been voluntarily terminated by the Borrower in accordance with Section 2.6, and

                                        (iii)        the Borrower shall not be permitted to have more than 10 Eurodollar Advances and Competitive Bid Loans, in the aggregate, outstanding at any one time, it being understood and agreed that each borrowing of Eurodollar Advances or Competitive Bid Loans pursuant to a single Borrowing Request or Competitive Bid Request, as the case may be, shall constitute the making of one Eurodollar Advance or Competitive Bid Loan for the purpose of calculating such limitation.
             3.4        Interest Rates and Payment Dates

                           (a)         Prior to Maturity.  Except as otherwise provided in Sections 3.4(b) and 3.4(c), the Loans shall bear interest on the unpaid principal balance thereof at the applicable interest rate or rates per annum set forth below:

LOANS	RATE

Revolving Credit Loans constituting ABR Advances	Alternate Base Rate applicable thereto plus the Applicable Margin.

Revolving Credit Loans constituting Eurodollar Advances	Eurodollar Rate applicable thereto plus the Applicable Margin.

Competitive Bid Loans	Fixed rate of interest applicable thereto accepted by the Borrower pursuant to Section 2.4(d).

Swing Line Loans	Negotiated Rate applicable thereto as provided in Section 2.2(a).

                           (b)        After Maturity, Late Payment Rate.  After maturity, whether by acceleration, notice of intention to prepay or otherwise, the outstanding principal balance of the Loans shall bear interest at the Alternate Base Rate plus 2% per annum until paid (whether before or after the entry of any judgment thereon).  Any payment of principal, interest or any Fees not paid on the date when due and payable shall bear interest at the Alternate Base Rate plus 2% per annum from the due date thereof until the date such payment is made (whether before or after the entry of any judgment thereon).

                           (c)         Highest Lawful Rate.  Notwithstanding anything to the contrary contained in this Agreement, at no time shall the interest rate payable to any Lender on any of its Loans, together with the Fees and all other amounts payable hereunder to such Lender to the extent the same constitute or are deemed to constitute interest, exceed the Highest Lawful Rate.  If in respect of any period during the term of this Agreement, any amount paid to any Lender hereunder, to the extent the same shall (but for the provisions of this Section 3.4) constitute or be deemed to constitute interest, would exceed the maximum amount of interest permitted by the Highest Lawful Rate during such period (such amount being hereinafter referred to as an “Unqualified Amount”), then (i) such Unqualified Amount shall be applied or shall be deemed to have been applied as a prepayment of the Loans of such Lender, and (ii) if, in any subsequent period during the term of this Agreement, all amounts payable hereunder to such Lender in respect of such period which constitute or shall be deemed to constitute interest shall be less than the maximum amount of interest permitted by the Highest Lawful Rate during such period, then the Borrower shall pay to such Lender in respect of such period an amount (each a “Compensatory Interest Payment”) equal to the lesser of (x) a sum which, when added to all such amounts, would equal the maximum amount of interest permitted by the Highest Lawful Rate during such period, and (y) an amount equal to the aggregate sum of all Unqualified Amounts less all other Compensatory Interest Payments.
                           (d)        General.  Interest shall be payable in arrears on each Interest Payment Date, on the Commitment Termination Date and, to the extent provided in Section 2.7(b), upon each prepayment of the Loans.  Any change in the interest rate on the Loans resulting from an increase or a decrease in the Alternate Base Rate or any reserve requirement shall become effective as of the opening of business on the day on which such change shall become effective.  The Administrative Agent shall, as soon as practicable, notify the Borrower and the Lenders of the effective date and the amount of each change in the BNY Rate, but any failure to so notify shall not in any manner affect the obligation of the Borrower to pay interest on the Loans in the amounts and on the dates set forth herein.  Each determination by the Administrative Agent of the Alternate Base Rate, the Eurodollar Rate and the Competitive Rate pursuant to this Agreement shall be conclusive and binding on the Borrower absent manifest error.  The Borrower acknowledges that to the extent interest payable on the Loans is based on the Alternate Base Rate, such rate is only one of the bases for computing interest on loans made by the Lenders, and by basing interest payable on ABR Advances on the Alternate Base Rate, the Lenders have not committed to charge, and the Borrower has not in any way bargained for, interest based on a lower or the lowest rate at which the Lenders may now or in the future make extensions of credit to other Persons.  All interest (other than interest calculated with reference to the BNY Rate) shall be calculated on the basis of a 360-day year for the actual number of days elapsed, and all interest determined with reference to the BNY Rate shall be calculated on the basis of a 365/366-day year for the actual number of days elapsed.
             3.5        Indemnification for Loss

                           Notwithstanding anything contained herein to the contrary, if: (i) the Borrower shall fail to borrow a Eurodollar Advance or if the Borrower shall fail to Convert a Eurodollar Advance after it shall have given notice to do so in which it shall have requested a Eurodollar Advance pursuant to Section 2.3 or 3.3, as the case may be, (ii) the Borrower shall fail to borrow a Competitive Bid Loan after it shall have accepted any offer with respect thereto in accordance with Section 2.4 or a Swing Line Loan after it shall have agreed to a Negotiated Rate with respect thereto in accordance with Section 2.2(a), (iii) a Eurodollar Advance, Competitive Bid Loan or Swing Line Loan shall be terminated for any reason prior to the last day of the Interest Period applicable thereto, (iv) any repayment or prepayment of the principal amount of a Eurodollar Advance, Competitive Bid Loan or Swing Line Loan is made for any reason on a date which is prior to the last day of the Interest Period applicable thereto, or (v) the Borrower shall have revoked a notice of prepayment or notice of termination of the Commitments, the Swing Line Commitment and the Letter of Credit Commitment that was conditioned upon the effectiveness of other credit facilities pursuant to Section 2.6 or 2.7, the Borrower agrees to indemnify each Lender (or the Swing Line Lender, as applicable) against, and to pay on demand directly to such Lender the amount (calculated by such Lender using any method chosen by such Lender which is customarily used by such Lender for such purpose) equal to any loss or expense suffered by such Lender as a result of such failure to borrow or Convert, or such termination, repayment, prepayment or revocation, including any loss, cost or expense suffered by such Lender in liquidating or employing deposits acquired to fund or maintain the funding of such Eurodollar Advance, Competitive Bid Loan or Swing Line Loan, as the case may be, or redeploying funds prepaid or repaid, in amounts which correspond to such Eurodollar Advance, Competitive Bid Loan or Swing Line Loan, as the case may be, and any reasonable internal processing charge customarily charged by such Lender in connection therewith.

             3.6        Reimbursement for Costs, Etc.

                           If at any time or from time to time there shall occur a Regulatory Change and the Issuer or any Lender shall have reasonably determined that such Regulatory Change (i) shall have had or will thereafter have the effect of reducing (A) the rate of return on the Issuer’s or such Lender’s capital or the capital of any Person directly or indirectly owning or controlling the Issuer or such Lender (each a “Control Person”), or (B) the asset value (for capital purposes) to the Issuer, such Lender or such Control Person, as applicable, of the Reimbursement Obligations, or any participation therein, or the Loans, or any participation therein, in any case to a level below that which the Issuer, such Lender or such Control Person could have achieved or would thereafter be able to achieve but for such Regulatory Change (after taking into account the Issuer’s, such Lender’s or such Control Person’s policies regarding capital), (ii) will impose, modify or deem applicable any reserve, asset, special deposit or special assessment requirements on deposits obtained in the interbank eurodollar market in connection with the Loan Documents (excluding, with respect to any Eurodollar Advance, any such requirement which is included in the determination of the rate applicable thereto), (iii) will subject the Issuer, such Lender or such Control Person, as applicable, to any tax (documentary, stamp or otherwise) with respect to this Agreement, any Note, or any Reimbursement Agreement, or (iv) will change the basis of taxation of payments to the Issuer, such Lender or such Control Person, as applicable, of principal, interest or fees payable under the Loan Documents (except, in the case of clauses (iii) and (iv) above, for any tax or changes in the rate of tax on the Issuer’s, such Lender’s or such Control Person’s net income) then, in each such case, within ten days after demand by the Issuer or such Lender, as applicable, the Borrower shall pay to the Issuer, such Lender or such Control Person, as the case may be, such additional amount or amounts as shall be sufficient to compensate the Issuer, such Lender or such Control Person, as the case may be, for any such reduction, reserve or other requirement, tax, loss, cost or expense (excluding general administrative and overhead costs) (collectively, “Costs”) attributable to the Issuer’s, such Lender’s or such Control Person’s compliance during the term hereof with such Regulatory Change.  The Issuer and each Lender may make multiple requests for compensation under this Section.

                           Notwithstanding the foregoing, the Borrower will not be required to compensate any Lender for any Costs under this Section 3.6 arising prior to 45 days preceding the date of demand, unless the applicable Regulatory Change giving rise to such Costs is imposed retroactively.  In the case of retroactivity, such notice shall be provided to the Borrower not later than 45 days from the date that such Lender learned of such Regulatory Change.  The Borrower’s obligation to compensate such Lender shall be contingent upon the provision of such timely notice (but any failure by such Lender to provide such timely notice shall not affect the Borrower’s obligations with respect to (i) Costs incurred from the date as of which such Regulatory Change became effective to the date that is 45 days after the date such Lender reasonably should have learned of such Regulatory Change and (ii) Costs incurred following the provision of such notice).
             3.7        Illegality of Funding

                           Notwithstanding any other provision hereof, if any Lender shall reasonably determine that any law, regulation, treaty or directive, or any change therein or in the interpretation or application thereof, shall make it unlawful for such Lender to make or maintain any Eurodollar Advance as contemplated by this Agreement, such Lender shall promptly notify the Borrower and the Administrative Agent thereof, and (a) the commitment of such Lender to make such Eurodollar Advances or Convert ABR Advances to such Eurodollar Advances shall forthwith be suspended, (b) such Lender shall fund its portion of each requested Eurodollar Advance as an ABR Advance and (c) such Lender’s Loans then outstanding as such Eurodollar Advances, if any, shall be Converted automatically to an ABR Advance on the last day of the then current Interest Period applicable thereto or at such earlier time as may be required.  If the commitment of any Lender with respect to Eurodollar Advances is suspended pursuant to this Section and such Lender shall have obtained actual knowledge that it is once again legal for such Lender to make or maintain Eurodollar Advances, such Lender shall promptly notify the Administrative Agent and the Borrower thereof and, upon receipt of such notice by each of the Administrative Agent and the Borrower, such Lender’s commitment to make or maintain Eurodollar Advances shall be reinstated.  If the commitment of any Lender with respect to Eurodollar Advances is suspended pursuant to this Section, such suspension shall not otherwise affect such Lender’s Commitment.

             3.8        Option to Fund; Substituted Interest Rate

                           (a)         Each Lender has indicated that, if the Borrower requests a Swing Line Loan, a Eurodollar Advance or a Competitive Bid Loan, such Lender may wish to purchase one or more deposits in order to fund or maintain its funding of its Commitment Percentage of such Eurodollar Advance or its Swing Line Loan or Competitive Bid Loan during the Interest Period with respect thereto; it being understood that the provisions of this Agreement relating to such funding are included only for the purpose of determining the rate of interest to be paid in respect of such Swing Line Loan, Eurodollar Advance or Competitive Bid Loan and any amounts owing under Sections 3.5 and 3.6.  The Swing Line Lender and each Lender shall be entitled to fund and maintain its funding of all or any part of each Swing Line Loan, Eurodollar Advance and Competitive Bid Loan in any manner it sees fit, but all such determinations hereunder shall be made as if such Lender had actually funded and maintained its Commitment Percentage of each Eurodollar Advance or its Swing Line Loan or Competitive Bid Loan, as the case may be, during the applicable Interest Period through the purchase of deposits in an amount equal to the amount of its Commitment Percentage of such Eurodollar Advance or the amount of such Swing Line Loan or Competitive Bid Loan, as the case may be, and having a maturity corresponding to such Interest Period.  Each Lender may fund its Loans from or for the account of any branch or office of such Lender as such Lender may choose from time to time, subject to Section 3.10.

                           (b)        In the event that (i) the Administrative Agent shall have determined in good faith (which determination shall be conclusive and binding upon the Borrower) that by reason of circumstances affecting the interbank eurodollar market either adequate and reasonable means do not exist for ascertaining the Eurodollar Rate applicable pursuant to Section 2.3 or Section 3.3, or (ii) the Required Lenders shall have notified the Administrative Agent that they have in good faith determined (which determination shall be conclusive and binding on the Borrower) that the applicable Eurodollar Rate will not adequately and fairly reflect the cost to such Lenders of maintaining or funding loans bearing interest based on such Eurodollar Rate with respect to any portion of the Loans that the Borrower has requested be made as Eurodollar Advances or any Eurodollar Advance that will result from the requested conversion of any portion of the Loans into Eurodollar Advances (each, an “Affected Advance”), the Administrative Agent shall promptly notify the Borrower and the Lenders (by telephone or otherwise, to be promptly confirmed in writing) of such determination on or, to the extent practicable, prior to the requested Borrowing Date or conversion date for such Affected Advances.  If the Administrative Agent shall give such notice, (A) any Affected Advances shall be made as ABR Advances (or, subject to the terms and conditions hereof, Competitive Bid Loans), (B) the Loans (or any portion thereof) that were to have been Converted to Affected Advances shall be Converted to or continued as ABR Advances (or, subject to the terms and conditions hereof, Competitive Bid Loans), and (C) any outstanding Affected Advances shall be Converted, on the last day of the then current Interest Period with respect thereto, to ABR Advances (or, subject to the terms and conditions hereof, Competitive Bid Loans).  Until any notice under clauses (i) or (ii), as the case may be, of this Section 3.8(b) has been withdrawn by the Administrative Agent (by notice to the Borrower) promptly upon either (x) the Administrative Agent having determined that such circumstances affecting the relevant market no longer exist and that adequate and reasonable means do exist for determining the Eurodollar Rate pursuant to Section 2.3 or Section 3.3, or (y) the Administrative Agent having been notified by such Required Lenders that circumstances no longer render the Loans (or any portion thereof) Affected Advances, no further Eurodollar Advances shall be required to be made by the Lenders nor shall the Borrower have the right to Convert all or any portion of the Loans to Eurodollar Advances.
             3.9        Certificates of Payment and Reimbursement

                           Each Issuer and each Lender agrees, in connection with any request by it for payment or reimbursement pursuant to Section 3.5 or 3.6, to provide the Borrower with a certificate, signed by an officer of the Issuer or such Lender, as the case may be, setting forth a description in reasonable detail of any such payment or reimbursement.  Each determination by the Issuer and each Lender of such payment or reimbursement shall be conclusive absent manifest error.

             3.10      Taxes; Net Payments

                           (a)         All payments made by the Borrower under the Loan Documents shall be made free and clear of, and without reduction for or on account of, any taxes required by law to be withheld from any amounts payable under the Loan Documents.  In the event that the Borrower is prohibited by law from making such payments free of deductions or withholdings, then the Borrower shall pay such additional amounts to the Administrative Agent, for the benefit of the Issuer and the Lenders, as may be necessary in order that the actual amounts received by the Issuer and the Lenders in respect of interest and any other amounts payable under the Loan Documents after deduction or withholding (and after payment of any additional taxes or other charges due as a consequence of the payment of such additional amounts) shall equal the amount that would have been received if such deduction or withholding were not required.  In the event that any such deduction or withholding can be reduced or nullified as a result of the application of any relevant double taxation convention, the Lenders, the Issuer and the Administrative Agent will, at the expense of the Borrower, cooperate with the Borrower in making application to the relevant taxing authorities seeking to obtain such reduction or nullification, provided that the Lenders, the Issuer and the Administrative Agent shall have no obligation to (i) engage in any litigation, hearing or proceeding with respect thereto or (ii) disclose any tax return or other confidential information.  If the Borrower shall make any payment under this Section or shall make any deduction or withholding from amounts paid under any Loan Document, the Borrower shall forthwith forward to the Administrative Agent original or certified copies of official receipts or other evidence acceptable to the Administrative Agent establishing each such payment, deduction or withholding, as the case may be, and the Administrative Agent in turn shall distribute copies thereof to the Issuer and each Lender.  If any payment to the Issuer or any Lender under any Loan Document is or becomes subject to any withholding, the Issuer or such Lender, as the case may be, shall (unless otherwise required by a Governmental Authority or as a result of any law, rule, regulation, order or similar directive applicable to the Issuer or such Lender, as the case may be) designate a different office or branch to which such payment is to be made from that initially selected thereby, if such designation would avoid such withholding and would not be otherwise disadvantageous to the Issuer or such Lender, as the case may be, in any respect.  In the event that the Issuer or any Lender determines that it received a refund or credit for taxes paid by the Borrower under this Section, the Issuer or such Lender, as the case may be, shall promptly notify the Administrative Agent and the Borrower of such fact and shall remit to the Borrower the amount of such refund or credit applicable to the payments made by the Borrower in respect of the Issuer or such Lender, as the case may be, under this Section.

                           So long as it is lawfully able to do so, each Lender not incorporated under the laws of the United States or any State thereof shall deliver to the Borrower such certificates, documents, or other evidence as the Borrower may reasonably require from time to time as are necessary to establish that such Lender is not subject to withholding under Section 1441, 1442 or 3406 of the Internal Revenue Code or as may be necessary to establish, under any law imposing upon the Borrower, hereafter, an obligation to withhold any portion of the payments made by the Borrower under the Loan Documents, that payments to the Administrative Agent on behalf of such Lender are not subject to withholding.  Notwithstanding any provision herein to the contrary, the Borrower shall have no obligation to pay to the Issuer, the Swing Line Lender or any Lender any amount which the Borrower is liable to withhold due to the failure of the Issuer, the Swing Line Lender or such Lender, as the case may be, to file any statement of exemption required by the Internal Revenue Code.
             3.11      Fees

                           (a)         Facility Fee.  The Borrower agrees to pay to the Administrative Agent for the pro rata account of each Lender a fee (the “Facility Fee”) during the period commencing on the Effective Date and ending on the Expiration Date, payable quarterly in arrears on the last day of each March, June, September and December of each year, commencing on the last day of the calendar quarter in which the Effective Date shall have occurred, and on the Expiration Date, at a rate per annum equal to the Applicable Margin of (a) prior to the Commitment Termination Date or such earlier date upon which all of the Commitments shall have been voluntarily terminated by the Borrower in accordance with Section 2.6, the Commitment Amount of such Lender (whether used or unused), and (b) thereafter, the sum of (i) the outstanding principal balance of all Revolving Credit Loans of such Lender, (ii) such Lender’s Swing Line Exposure and (iii) such Lender’s Letter of Credit Exposure.  Notwithstanding anything to the contrary contained in this Section, on and after the Commitment Termination Date, the Facility Fee shall be payable upon demand.  In addition, upon each reduction of the Aggregate Commitment Amount, the Borrower shall pay the Facility Fee accrued on the amount of such reduction through the date of such reduction.  The Facility Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed.

                           (b)        Utilization Fee.  The Borrower agrees to pay to the Administrative Agent for the pro rata account of each Lender a fee (the “Utilization Fee”) for each day during the period commencing on the Effective Date and ending on the Expiration Date (or, if later, the date when the Committed Credit Exposure of such Lender is $0) that the sum of the Aggregate Credit Exposure plus the Aggregate Credit Exposure (as defined in the Other Credit Agreement) on such date exceeds 50% of the sum of the Aggregate Commitment Amount plus the Aggregate Commitment Amount (as defined in the Other Credit Agreement) on such date, payable on each Interest Payment Date (other than an Interest Payment Date applicable solely to Competitive Bid Loans) or if Letters of Credit are outstanding, but no Revolving Credit Loans or Swing Line Loans are outstanding, payable on each date that the Letter of Credit Participation Fee is payable, at a rate per annum equal to the Applicable Margin of the Committed Credit Exposure of such Lender on such date.  Notwithstanding anything to the contrary contained in this Section, on and after the Commitment Termination Date, the Utilization Fee shall be payable upon demand.  The Utilization Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed.
             3.12      Letter of Credit Participation Fee

                           The Borrower agrees to pay to the Administrative Agent for the pro rata account of each Lender a fee (the “Letter of Credit Participation Fee”) with respect to the Letters of Credit during the period commencing on the Effective Date and ending on the Commitment Termination Date or, if later, the date when the Letter of Credit Exposure of all Lenders is $0, payable quarterly in arrears on the last day of each March, June, September and December of each year, commencing on the last day of the calendar quarter in which the Effective Date shall have occurred, and on the last date of such period, at a rate per annum equal to the Applicable Margin of the average daily aggregate amount which may be drawn under the Letters of Credit during such period (whether or not the conditions for drawing thereunder have or may be satisfied) multiplied by such Lender’s Commitment Percentage.  The Letter of Credit Participation Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed.

             3.13      Replacement of Lender

                           If the Borrower is obligated to pay to any Lender any amount under Section 3.6 or 3.10, the Borrower shall have the right within 90 days thereafter, in accordance with the requirements of Section 11.7(c), if no Default or Event of Default shall exist, to replace such Lender (the “Replaced Lender”) with one or more other assignees (each a “Replacement Lender”), reasonably acceptable to the Swing Line Lender and the Issuer, provided that (i) at the time of any replacement pursuant to this Section, the Replacement Lender shall enter into one or more Assignment and Acceptance Agreements pursuant to Section 11.7(c) (with the Assignment Fee payable pursuant to said Section 11.7(c) to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire the Commitment, the outstanding Loans, the Swing Line Exposure and the Letter of Credit Exposure of the Replaced Lender and, in connection therewith, shall pay the following: (a) to the Replaced Lender, an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans and Swing Line Participation Amounts of the Replaced Lender, (B) an amount equal to all drawings on all Letters of Credit that have been funded by (and not reimbursed to) such Replaced Lender, together with all then unpaid interest with respect thereto at such time, and (C) an amount equal to all accrued, but unpaid, fees owing to the Replaced Lender, (b) to the Issuer, an amount equal to such Replaced Lender’s Commitment Percentage of all drawings (which at such time remain unpaid drawings) to the extent such amount was not funded by such Replaced Lender, (c) to the Swing Line Lender, an amount equal to such Replaced Lender’s Commitment Percentage of any Mandatory Borrowing to the extent such amount was not funded by such Replaced Lender, and (d) to the Administrative Agent an amount equal to all amounts owed by such Replaced Lender to the Administrative Agent under this Agreement, including, without limitation, an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender, a corresponding amount of which was made available by the Administrative Agent to the Borrower pursuant to Section 3.1 and which has not been repaid to the Administrative Agent by such Replaced Lender or the Borrower, and (ii) all obligations of the Borrower owing to the Replaced Lender (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Lender concurrently with such replacement.  Upon the execution of the respective Assignment and Acceptance Agreements and the payment of amounts referred to in clauses (i) and (ii) of this Section 3.13, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement that are intended to survive the termination of the Commitments.
4.          REPRESENTATIONS AND WARRANTIES

                           In order to induce the Administrative Agent, the Lenders and the Issuer to enter into this Agreement, the Lenders to make the Loans and the Issuer to issue Letters of Credit, the Borrower hereby makes the following representations and warranties to the Administrative Agent, the Lenders and the Issuer:

             4.1        Existence and Power

                           Each of the Borrower and the Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation (except, in the case of the Subsidiaries, where the failure to be in such good standing could not reasonably be expected to have a Material Adverse effect), has all requisite corporate power and authority to own its Property and to carry on its business as now conducted, and is qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which it owns or leases real Property or in which the nature of its business requires it to be so qualified (except those jurisdictions where the failure to be so qualified or to be in good standing could not reasonably be expected to have a Material Adverse effect).

             4.2        Authority

                           The Borrower has full corporate power and authority to enter into, execute, deliver and perform the terms of the Loan Documents, all of which have been duly authorized by all proper and necessary corporate action and are not in contravention of any applicable law or the terms of its Certificate of Incorporation and By-Laws.  No consent or approval of, or other action by, shareholders of the Borrower, any Governmental Authority, or any other Person (which has not already been obtained) is required to authorize in respect of the Borrower, or is required in connection with the execution, delivery, and performance by the Borrower of the Loan Documents or is required as a condition to the enforceability of the Loan Documents against the Borrower.

             4.3        Binding Agreement

                           The Loan Documents constitute the valid and legally binding obligations of the Borrower, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles relating to the availability of specific performance as a remedy.

             4.4        Litigation

                           There are no actions, suits, arbitration proceedings or claims (whether purportedly on behalf of the Borrower, any Subsidiary or otherwise) pending or, to the knowledge of the Borrower, threatened against the Borrower or any Subsidiary or any of their respective Properties, or maintained by the Borrower or any Subsidiary, at law or in equity, before any Governmental Authority which could reasonably be expected to have a Material Adverse effect.  There are no proceedings pending or, to the knowledge of the Borrower, threatened against the Borrower or any Subsidiary (a) which call into question the validity or enforceability of any Loan Document, or otherwise seek to invalidate, any Loan Document, or (b) which might, individually or in the aggregate, materially and adversely affect any of the transactions contemplated by any Loan Document.
             4.5        No Conflicting Agreements

                           (a)         Neither the Borrower nor any Subsidiary is in default under any agreement to which it is a party or by which it or any of its Property is bound the effect of which could reasonably be expected to have a Material Adverse effect.  No notice to, or filing with, any Governmental Authority is required for the due execution, delivery and performance by the Borrower of the Loan Documents.

                           (b)        No provision of any existing material mortgage, material indenture, material contract or material agreement or of any existing statute, rule, regulation, judgment, decree or order binding on the Borrower or any Subsidiary or affecting the Property of the Borrower or any Subsidiary conflicts with, or requires any consent which has not already been obtained under, or would in any way prevent the execution, delivery or performance by the Borrower of the terms of, any Loan Document.  The execution, delivery or performance by the Borrower of the terms of each Loan Document will not constitute a default under, or result in the creation or imposition of, or obligation to create, any Lien upon the Property of the Borrower or any Subsidiary pursuant to the terms of any such mortgage, indenture, contract or agreement.

             4.6        Taxes

                           The Borrower and each Subsidiary has filed or caused to be filed all tax returns, and has paid, or has made adequate provision for the payment of, all taxes shown to be due and payable on said returns or in any assessments made against them, the failure of which to file or pay could reasonably be expected to have a Material Adverse effect, and no tax Liens (other than Liens permitted under Section 8.2) have been filed against the Borrower or any Subsidiary and no claims are being asserted with respect to such taxes which are required by GAAP to be reflected in the Financial Statements and are not so reflected, except for taxes which have been assessed but which are not yet due and payable.  The charges, accruals and reserves on the books of the Borrower and each Subsidiary with respect to all federal, state, local and other taxes are considered by the management of the Borrower to be adequate, and the Borrower knows of no unpaid assessment which (a) could reasonably be expected to have a Material Adverse effect, or (b) is or might be due and payable against it or any Subsidiary or any Property of the Borrower or any Subsidiary, except such thereof as are being contested in good faith and by appropriate proceedings diligently conducted, and for which adequate reserves have been set aside in accordance with GAAP or which have been assessed but are not yet due and payable.

             4.7        Compliance with Applicable Laws; Filings

                           Neither the Borrower nor any Subsidiary is in default with respect to any judgment, order, writ, injunction, decree or decision of any Governmental Authority which default could reasonably be expected to have a Material Adverse effect.  The Borrower and each Subsidiary is complying with all applicable statutes, rules and regulations of all Governmental Authorities, a violation of which could reasonably be expected to have a Material Adverse effect.  The Borrower and each Subsidiary has filed or caused to be filed with all Governmental Authorities all reports, applications, documents, instruments and information required to be filed pursuant to all applicable laws, rules, regulations and requests which, if not so filed, could reasonably be expected to have a Material Adverse effect.

             4.8        Governmental Regulations

                           Neither the Borrower nor any Subsidiary nor any corporation controlling the Borrower or any Subsidiary or under common control with the Borrower or any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, or is subject to any statute or regulation which regulates the incurrence of Indebtedness.
             4.9        Federal Reserve Regulations; Use of Proceeds

                           The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended.  No part of the proceeds of the Loans or the Letters of Credit has been or will be used, directly or indirectly, for a purpose which violates any law, rule or regulation of any Governmental Authority, including, without limitation, the provisions of Regulations T, U or X of the Board of Governors of the Federal Reserve System, as amended.  Anything in this Agreement to the contrary notwithstanding, neither the Issuer nor any Lender shall be obligated to extend credit to or on behalf of the Borrower in violation of any limitation or prohibition provided by any applicable law, regulation or statute, including said Regulation U.  Following application of the proceeds of each Loan and the issuance of each Letter of Credit, not more than 25% (or such greater or lesser percentage as is provided in the exclusions from the definition of “Indirectly Secured” contained in said Regulation U as in effect at the time of the making of such Loan or issuance of such Letter of Credit) of the value of the assets of the Borrower and the Subsidiaries on a Consolidated basis that are subject to Section 8.2 will be Margin Stock.

             4.10      No Misrepresentation

                           No representation or warranty contained in any Loan Document and no certificate or written report furnished by the Borrower to the Administrative Agent or any Lender contains or will contain, as of its date, a misstatement of material fact, or omits or will omit to state, as of its date, a material fact required to be stated in order to make the statements therein contained not misleading in the light of the circumstances under which made.

             4.11      Plans

                           Each Employee Benefit Plan of the Borrower, each Subsidiary and each ERISA Affiliate is in compliance with ERISA and the Internal Revenue Code, where applicable, except where the failure to so comply would not be material.  The Borrower, each Subsidiary and each ERISA Affiliate have complied with the material requirements of Section 515 of ERISA with respect to each Pension Plan which is a Multiemployer Plan, except where the failure to so comply would not be material.  The Borrower, each Subsidiary and each ERISA Affiliate has, as of the date hereof, made all contributions or payments to or under each such Pension Plan required by law or the terms of such Pension Plan or any contract or agreement.  No liability to the PBGC has been, or is reasonably expected by the Borrower, any Subsidiary or any ERISA Affiliate to be, incurred by the Borrower, any Subsidiary or any ERISA Affiliate.  Liability, as referred to in this Section 4.11, includes any joint and several liability, but excludes any current or, to the extent it represents future liability in the ordinary course, any future liability for premiums under Section 4007 of ERISA.  Each Employee Benefit Plan which is a group health plan within the meaning of Section 5000(b)(1) of the Internal Revenue Code is in material compliance with the continuation of health care coverage requirements of Section 4980B of the Internal Revenue Code and with the portability, nondiscrimination and other requirements of Sections 9801, 9802, 9803, 9811 and 9812 of the Internal Revenue Code.

             4.12      Environmental Matters

                           Neither the Borrower nor any Subsidiary (a) has received written notice or otherwise learned of any claim, demand, action, event, condition, report or investigation indicating or concerning any potential or actual liability which individually or in the aggregate could reasonably be expected to have a Material Adverse effect, arising in connection with (i) any non-compliance with or violation of the requirements of any applicable federal, state or local environmental health or safety statute or regulation, or (ii) the release or threatened release of any toxic or hazardous waste, substance or constituent, or other substance into the environment, (b) to the best knowledge of the Borrower, has any threatened or actual liability in connection with the release or threatened release of any toxic or hazardous waste, substance or constituent, or other substance into the environment which individually or in the aggregate could reasonably be expected to have a Material Adverse effect, (c) has received notice of any federal or state investigation evaluating whether any remedial action is needed to respond to a release or threatened release of any toxic or hazardous waste, substance or constituent or other substance into the environment for which the Borrower or any Subsidiary is or would be liable, which liability would reasonably be expected to have a Material Adverse effect, or (d) has received notice that the Borrower or any Subsidiary is or may be liable to any Person under the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C.  Section 9601 et seq., or any analogous state law, which liability would reasonably be expected to have a Material Adverse effect.  The Borrower and each Subsidiary is in compliance with the financial responsibility requirements of federal and state environmental laws to the extent applicable, including those contained in 40 C.F.R., parts 264 and 265, subpart H, and any analogous state law, except in those cases in which the failure so to comply would not reasonably be expected to have a Material Adverse effect.              4.13      Financial Statements

                           The Borrower has heretofore delivered to the Lenders through the Administrative Agent copies of (i) the audited Consolidated Balance Sheet of the Borrower and its Subsidiaries as of December 30, 2000, and the related Consolidated Statements of Operations, Shareholders’ Equity and Cash Flows for the fiscal year then ended, and (ii) the unaudited Consolidated Balance Sheet of the Borrower and its Subsidiaries as of March 31, 2001, and the related Consolidated Statements of Operations, Shareholders’ Equity and Cash Flows for the fiscal quarter then ended.  The financial statements referred to in (i) and (ii) immediately above, including all related notes and schedules, are herein referred to collectively as the “Financial Statements”.  The Financial Statements fairly present the Consolidated financial condition and results of the operations of the Borrower and the Subsidiaries as of the dates and for the periods indicated therein and, except as noted therein, have been prepared in conformity with GAAP as then in effect.  Neither the Borrower nor any of the Subsidiaries has any obligation or liability of any kind (whether fixed, accrued, contingent, unmatured or otherwise) which, in accordance with GAAP as then in effect, should have been disclosed in the Financial Statements and was not.  During the period from December 30, 2000 to and including the Effective Date there has been no Material Adverse change, including as a result of any change in law, in the consolidated financial condition, operations, business or Property of the Borrower and the Subsidiaries taken as a whole.

5.          CONDITIONS OF LENDING - FIRST LOANS AND LETTERS OF CREDIT ON THE FIRST BORROWING DATE

                           In addition to the requirements set forth in Section 6, the obligation of each Lender on the first Borrowing Date to make one or more Revolving Credit Loans, the Swing Line Lender to make one or more Swing Line Loans, the Issuer to issue one or more Letters of Credit and any Lender to make a Competitive Bid Loan are subject to the fulfillment of the following conditions precedent prior to or simultaneously with the Effective Date:

             5.1        Evidence of Corporate Action

                           The Administrative Agent shall have received a certificate, dated the Effective Date, of the Secretary or an Assistant Secretary of the Borrower (i) attaching a true and complete copy of the resolutions of its Board of Directors and of all documents evidencing all other necessary corporate action (in form and substance reasonably satisfactory to the Administrative Agent) taken by the Borrower to authorize the Loan Documents and the transactions contemplated thereby, (ii) attaching a true and complete copy of its Certificate of Incorporation and By-Laws, (iii) setting forth the incumbency of the officer or officers of the Borrower who may sign the Loan Documents and any other certificates, requests, notices or other documents now or in the future required thereunder, and (iv) attaching a certificate of good standing of the Secretary of State of the State of Delaware.
             5.2        Notes

                           The Borrower shall have delivered to the Administrative Agent (for delivery to the Lenders) the Notes, executed by the Borrower.

             5.3        Existing Bank Indebtedness

                           All Existing Bank Indebtedness shall have been paid in full, the commitments under the Existing Credit Agreement shall have been terminated and the Administrative Agent shall have received satisfactory evidence of the foregoing.

             5.4        Opinion of Counsel to the Borrower

                           The Administrative Agent shall have received an opinion of Zenon Lankowsky, counsel to the Borrower, dated the Effective Date, and in the form of Exhibit D.

6.          CONDITIONS OF LENDING - ALL LOANS AND LETTERS OF CREDIT

                           The obligation of each Lender on any Borrowing Date to make each Revolving Credit Loan (other than a Revolving Credit Loan constituting a Mandatory Borrowing), the Swing Line Lender to make each Swing Line Loan, the Issuer to issue each Letter of Credit and any Lender to make a Competitive Bid Loan are subject to the fulfillment of the following conditions precedent:

             6.1        Compliance

                           On each Borrowing Date, and after giving effect to the Loans to be made or the Letters of Credit to be issued on such Borrowing Date, (a) there shall exist no Default or Event of Default, and (b) the representations and warranties contained in this Agreement shall be true and correct with the same effect as though such representations and warranties had been made on such Borrowing Date, except those which are expressly specified to be made as of an earlier date.

             6.2        Requests

                           The Administrative Agent shall have received either or both, as applicable, of a Borrowing Request or a Letter of Credit Request from the Borrower.

             6.3        Loan Closings

                           All documents required by the provisions of this Agreement to have been executed or delivered by the Borrower to the Administrative Agent, any Lender or the Issuer on or before the applicable Borrowing Date shall have been so executed or delivered on or before such Borrowing Date.

7.          AFFIRMATIVE COVENANTS

                           The Borrower covenants and agrees that on and after the Effective Date and until the later to occur of (a) the Commitment Termination Date and (b) the payment in full of the Loans, the Reimbursement Obligations, the Fees and all other sums payable under the Loan Documents, the Borrower will:

             7.1        Legal Existence

                           Except as may otherwise be permitted by Sections 8.3 and 8.4, maintain, and cause each Subsidiary to maintain, its corporate existence in good standing in the jurisdiction of its incorporation or formation and in each other jurisdiction in which the failure so to do could reasonably be expected to have a Material Adverse effect, except that the corporate existence of Subsidiaries operating closing or discontinued operations may be terminated.

             7.2        Taxes

                           Pay and discharge when due, and cause each Subsidiary so to do, all taxes, assessments, governmental charges, license fees and levies upon or with respect to the Borrower and such Subsidiary, and upon the income, profits and Property thereof unless, and only to the extent, that either (i)(a) such taxes, assessments, governmental charges, license fees and levies shall be contested in good faith and by appropriate proceedings diligently conducted by the Borrower or such Subsidiary, and (b) such reserve or other appropriate provision as shall be required by GAAP shall have been made therefor, or (ii) the failure to pay or discharge such taxes, assessments, governmental charges, license fees and levies could not reasonably be expected to have a Material Adverse effect.
             7.3        Insurance

                           Keep, and cause each Subsidiary to keep, insurance with responsible insurance companies in such amounts and against such risks as is usually carried by the Borrower or such Subsidiary.

             7.4        Performance of Obligations

                           Pay and discharge promptly when due, and cause each Subsidiary so to do, all lawful Indebtedness, obligations and claims for labor, materials and supplies or otherwise which, if unpaid, could reasonably be expected to (a) have a Material Adverse effect, or (b) become a Lien on the Property of the Borrower or any Subsidiary, except those Liens permitted under Section 8.2, provided that neither the Borrower nor such Subsidiary shall be required to pay or discharge or cause to be paid or discharged any such Indebtedness, obligation or claim so long as (i) the validity thereof shall be contested in good faith and by appropriate proceedings diligently conducted by the Borrower or such Subsidiary, and (ii) such reserve or other appropriate provision as shall be required by GAAP shall have been made therefor.

             7.5        Condition of Property

                           Except for ordinary wear and tear, at all times, maintain, protect and keep in good repair, working order and condition, all material Property necessary for the operation of its business (other than Property which is replaced with similar Property) as then being operated, and cause each Subsidiary so to do.

             7.6        Observance of Legal Requirements

                           Observe and comply in all material respects, and cause each Subsidiary so to do, with all laws, ordinances, orders, judgments, rules, regulations, certifications, franchises, permits, licenses, directions and requirements of all Governmental Authorities, which now or at any time hereafter may be applicable to it or to such Subsidiary, a violation of which could reasonably be expected to have a Material Adverse effect.
             7.7        Financial Statements and Other Information

                           Maintain, and cause each Subsidiary to maintain, a standard system of accounting in accordance with GAAP, and furnish to each Lender:

                           (a)         As soon as available and, in any event, within 120 days after the close of each fiscal year, a copy of (x) the Borrower’s 10-K in respect of such fiscal year, and (y) (i) the Borrower’s Consolidated Balance Sheet as of the end of such fiscal year, and (ii) the related Consolidated Statements of Operations, Shareholders’ Equity and Cash Flows, as of and through the end of such fiscal year, setting forth in each case in comparative form the corresponding figures in respect of the previous fiscal year, all in reasonable detail, and accompanied by a report of the Borrower’s auditors, which report shall state that (A) such auditors audited such financial statements, (B) such audit was made in accordance with generally accepted auditing standards in effect at the time and provides a reasonable basis for such opinion, and (C) said financial statements have been prepared in accordance with GAAP;

                           (b)        As soon as available, and in any event within 60 days after the end of each of the first three fiscal quarters of each fiscal year, a copy of (x) the Borrower’s 10-Q in respect of such fiscal quarter, and (y) (i) the Borrower’s Consolidated Balance Sheet as of the end of such quarter and (ii) the related Consolidated Statements of Operations, Shareholders’ Equity and Cash Flows for (A) such quarter and (B) the period from the beginning of the then current fiscal year to the end of such quarter, in each case in comparable form with the prior fiscal year, all in reasonable detail and prepared in accordance with GAAP (without footnotes and subject to year-end adjustments);

                           (c)         Simultaneously with the delivery of the financial statements required by clauses (a) and (b) above, a certificate of the chief financial officer or treasurer of the Borrower certifying that no Default or Event of Default shall have occurred or be continuing or, if so, specifying in such certificate all such Defaults and Events of Default, and setting forth computations in reasonable detail demonstrating compliance with Sections 8.1 and 8.10.

                           (d)        Prompt notice upon the Borrower becoming aware of any change in a Pricing Level;

                           (e)         Promptly upon becoming available, copies of all regular or periodic reports (including current reports on Form 8-K) which the Borrower or any Subsidiary may now or hereafter be required to file with or deliver to the Securities and Exchange Commission, or any other Governmental Authority succeeding to the functions thereof, and copies of all material news releases sent to all stockholders;

                           (f)         Prompt written notice of: (i) any citation, summons, subpoena, order to show cause or other order naming the Borrower or any Subsidiary a party to any proceeding before any Governmental Authority which could reasonably be expected to have a Material Adverse effect, and include with such notice a copy of such citation, summons, subpoena, order to show cause or other order, (ii) any lapse or other termination of any license, permit, franchise or other authorization issued to the Borrower or any Subsidiary by any Governmental Authority, (iii) any refusal by any Governmental Authority to renew or extend any license, permit, franchise or other authorization, and (iv) any dispute between the Borrower or any Subsidiary and any Governmental Authority, which lapse, termination, refusal or dispute, referred to in clause (ii), (iii) or (iv) above, could reasonably be expected to have a Material Adverse effect;

                           (g)        Prompt written notice of the occurrence of (i) each Default, (ii) each Event of Default and (iii) each Material Adverse change;

                           (h)        Promptly upon receipt thereof, copies of any audit reports delivered in connection with the statements referred to in Section 7.7(a); and

                           (i)          From time to time, such other information regarding the financial position or business of the Borrower and the Subsidiaries as the Administrative Agent, at the request of any Lender, may reasonably request.
             7.8        Records

                           Upon reasonable notice and during normal business hours, permit representatives of the Administrative Agent and each Lender to visit the offices of the Borrower and each Subsidiary, to examine the books and records (other than tax returns and work papers related to tax returns) thereof and auditors’ reports relating thereto, to discuss the affairs of the Borrower and each Subsidiary with the respective officers thereof, and to meet and discuss the affairs of the Borrower and each Subsidiary with the Borrower’s auditors.

             7.9        Authorizations

                           Maintain and cause each Subsidiary to maintain, in full force and effect, all copyrights, patents, trademarks, trade names, franchises, licenses, permits, applications, reports, and other authorizations and rights, which, if not so maintained, would individually or in the aggregate have a Material Adverse effect.

8.          NEGATIVE COVENANTS

                           The Borrower covenants and agrees that on and after the Effective Date and until the later to occur of (a) the Commitment Termination Date and (b) the payment in full of the Loans, the Reimbursement Obligations, the Fees and all other sums which are payable under the Loan Documents, the Borrower will not:

             8.1        Subsidiary Indebtedness

                           Permit the Indebtedness of all Subsidiaries (excluding the ESOP Guaranty) to exceed (on a combined basis) 10% of Tangible Net Worth.

             8.2        Liens

                           Create, incur, assume or suffer to exist any Lien against or on any Property now owned or hereafter acquired by the Borrower or any of the Subsidiaries, or permit any of the Subsidiaries so to do, except any one or more of the following types of Liens: (a) Liens in connection with workers’ compensation, unemployment insurance or other social security obligations (which phrase shall not be construed to refer to ERISA or the minimum funding obligations under Section 412 of the Code), (b) Liens to secure the performance of bids, tenders, letters of credit, contracts (other than contracts for the payment of Indebtedness), leases, statutory obligations, surety, customs, appeal, performance and payment bonds and other obligations of like nature, in each such case arising in the ordinary course of business, (c) mechanics’, workmen’s, carriers’, warehousemen’s, materialmen’s, landlords’ or other like Liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith and by appropriate proceedings diligently conducted, (d) Liens for taxes, assessments, fees or governmental charges the payment of which is not required by Section 7.2, (e) easements, rights of way, restrictions, leases of Property to others, easements for installations of public utilities, title imperfections and restrictions, zoning ordinances and other similar encumbrances affecting Property which in the aggregate do not materially impair its use for the operation of the business of the Borrower or such Subsidiary, (f) Liens on Property of the Subsidiaries under capital leases and Liens on Property of the Subsidiaries acquired (whether as a result of purchase, capital lease, merger or other acquisition) and either existing on such Property when acquired, or created contemporaneously with or within 12 months of such acquisition to secure the payment or financing of the purchase price of such Property (including the construction, development, substantial repair, alteration or improvement thereof), and any renewals thereof, provided that such Liens attach only to the Property so purchased or acquired (including any such construction, development, substantial repair, alteration or improvement thereof) and provided further that the Indebtedness secured by such Liens is permitted by Section 8.1, (g) statutory Liens in favor of lessors arising in connection with Property leased to the Borrower or any of the Subsidiaries, (h) Liens of attachments, judgments or awards against the Borrower or any of the Subsidiaries with respect to which an appeal or proceeding for review shall be pending or a stay of execution or bond shall have been obtained, or which are otherwise being contested in good faith and by appropriate proceedings diligently conducted, and in respect of which adequate reserves shall have been established in accordance with GAAP on the books of the Borrower or such Subsidiary, (i) Liens securing Indebtedness of a Subsidiary to the Borrower or another Subsidiary, (j) Liens (other than Liens permitted by any of the foregoing clauses) arising in the ordinary course of its business which do not secure Indebtedness and do not, in the aggregate, materially detract from the value of the business of the Borrower and its Subsidiaries, taken as a whole, and (k) additional Liens securing Indebtedness of the Borrower and the Subsidiaries in an aggregate outstanding Consolidated principal amount not exceeding 10% of Tangible Net Worth.
             8.3        Dispositions

                           Make any Disposition, or permit any of its Subsidiaries so to do, of all or substantially all of the assets of the Borrower and the Subsidiaries on a Consolidated basis.

             8.4        Merger or Consolidation, Etc.

                           The Borrower will not consolidate with, be acquired by, or merge into or with any Person unless (x) immediately after giving effect thereto no Default or Event of Default shall or would exist and (y) either (i) the Borrower or (ii) a corporation organized and existing under the laws of one of the States of the United States of America shall be the survivor of such consolidation or merger, provided that if the Borrower is not the survivor, the corporation which is the survivor shall expressly assume, pursuant to an instrument executed and delivered to the Administrative Agent, and in form and substance satisfactory to the Administrative Agent, all obligations of the Borrower under the Loan Documents and the Administrative Agent shall have received such documents, opinions and certificates as it shall have reasonable requested in connection therewith.

             8.5        Acquisitions

                           Make any Acquisition, or permit any of the Subsidiaries so to do, except any one or more of the following: (a) Intercompany Dispositions permitted by Section 8.3 and (b) Acquisitions by the Borrower or any of the Subsidiaries, provided that immediately before and after giving effect to each such Acquisition no Default or Event of Default shall or would exist.

             8.6        Restricted Payments

                           Make any Restricted Payment or permit any of the Subsidiaries so to do, except any one or more of the following Restricted Payments: (a) any direct or indirect Subsidiary may make dividends or other distributions to the Borrower or to any other direct or indirect Subsidiary, and (b) the Borrower may make Restricted Payments provided that, in the case of this clause (b), immediately before and after giving effect thereto, no Event of Default shall or would exist.  Nothing in this Section 8.6 shall prohibit or restrict the declaration or payment of dividends in respect of the Series One ESOP Convertible Preferred Stock of the Borrower.

             8.7        Limitation on Upstream Dividends by Subsidiaries

                           Permit or cause any of the Subsidiaries to enter into or agree, or otherwise be or become subject, to any agreement, contract or other arrangement (other than this Agreement) with any Person (each a “Restrictive Agreement”) pursuant to the terms of which (a) such Subsidiary is or would be prohibited from declaring or paying any cash dividends on any class of its stock owned directly or indirectly by the Borrower or any of the other Subsidiaries or from making any other distribution on account of any class of any such stock (herein referred to as “Upstream Dividends”), or (b) the declaration or payment of Upstream Dividends by a Subsidiary to the Borrower or another Subsidiary, on an annual or cumulative basis, is or would be otherwise limited or restricted (“Dividend Restrictions”).  Notwithstanding the foregoing, nothing in this Section 8.7 shall prohibit:
                                        (i)          Dividend Restrictions set forth in any Restrictive Agreement in effect on the date hereof and any extensions, refinancings, renewals or replacements thereof; provided that the Dividend Restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect to the Lenders than those Dividend Restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;

                                        (ii)         Dividend Restrictions existing with respect to any Person acquired by the Borrower or any Subsidiary and existing at the time of such acquisition, which Dividend Restrictions are not applicable to any Person or the property or assets of any Person other than such Person or its property or assets acquired, and any extensions, refinancings, renewals or replacements of any of the foregoing; provided that the Dividend Restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect to the Lenders than those Dividend Restrictions that are then in effect and that are being extended, refinanced, renewed or replaced; or

                                        (iii)        Dividend Restrictions consisting of customary net worth, leverage and other financial covenants, customary covenants regarding the merger of or sale of assets of a Subsidiary, customary restrictions on transactions with affiliates, and customary subordination provisions governing Indebtedness owed to the Borrower or any Subsidiary contained in, or required by, any agreement governing Indebtedness owed to the Borrower or any Subsidiary contained in, or required by, any agreement governing Indebtedness incurred by a Subsidiary in accordance with Section 8.1.

             8.8        Limitation on Negative Pledges

                           Enter into any agreement, other than (i) this Agreement, (ii) the Other Credit Agreement, (iii) any other credit agreement that is substantially similar to this Agreement, and (iv) purchase money mortgages or capital leases permitted by this Agreement (in which cases, any prohibition or limitation shall only be effective against the assets financed thereby), or permit any Subsidiary so to do, which prohibits or limits the ability of the Borrower or such Subsidiary to create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired.

             8.9        Ratio of Consolidated Indebtedness to Total Capitalization

                           Permit its ratio of Consolidated Indebtedness to Total Capitalization at the end of any fiscal quarter to exceed 0.6 : 1.0.

9.          DEFAULT

             9.1        Events of Default

                           The following shall each constitute an “Event of Default” hereunder:

                           (a)         The failure of the Borrower to make any payment of principal on any Loan or any reimbursement payment in respect of any Letter of Credit when due and payable; or

                           (b)        The failure of the Borrower to make any payment of interest on any Loan or of any Fee on any date when due and payable and such default shall continue unremedied for a period of 5 Domestic Business Days after the same shall be due and payable; or

                           (c)         The failure of the Borrower to observe or perform any covenant or agreement contained in Sections 2.5 and 7.1 or in Section 8; or

                           (d)        The failure of the Borrower to observe or perform any other covenant or agreement contained in this Agreement, and such failure shall have continued unremedied for a period of 30 days after the Borrower shall have become aware of such failure; or

                           (e)         An Event of Default (as defined in any Reimbursement Agreement) shall occur under any Reimbursement Agreement; or

                           (f)         Any representation or warranty of the Borrower (or of any of its officers on its behalf) made in any Loan Document, or made in any certificate, report, opinion (other than an opinion of counsel) or other document delivered on or after the date hereof shall in any such case prove to have been incorrect or misleading (whether because of misstatement or omission) in any material respect when made; or

                           (g)        (i) Obligations in an aggregate Consolidated amount in excess of $25,000,000 of the Borrower (other than its obligations hereunder and under the Notes) and the Subsidiaries, whether as principal, guarantor, surety or other obligor, for the payment of any Indebtedness or any net liability under interest rate swap, collar, exchange or cap agreements, (A) shall become or shall be declared to be due and payable prior to the expressed maturity thereof, or (B) shall not be paid when due or within any grace period for the payment thereof, or (ii) any holder of any such obligations shall have the right to declare the Indebtedness evidenced thereby due and payable prior to its stated maturity; or
                           (h)        The Borrower or any Subsidiary shall (i) suspend or discontinue its business (except for store closings in the ordinary course of business and except in connection with a permitted Disposition under Section 8.3 and as may otherwise be expressly permitted herein), or (ii) make an assignment for the benefit of creditors, or (iii) generally not be paying its debts as such debts become due, or (iv) admit in writing its inability to pay its debts as they become due, or (v) file a voluntary petition in bankruptcy, or (vi) become insolvent (however such insolvency shall be evidenced), or (vii) file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment of debt, liquidation or dissolution or similar relief under any present or future statute, law or regulation of any jurisdiction (including under any law applicable to insurance companies), or (viii) petition or apply to any tribunal, or any other Governmental Authority, for any receiver, custodian or any trustee for any substantial part of its Property, or (ix) be the subject of any proceeding specified in clause (vii) or (viii) filed against it which remains undismissed for a period of 60 consecutive days, or (x) file any answer admitting or not contesting the material allegations of any such petition filed against it, or of any order, judgment or decree approving such petition in any such proceeding, or (xi) seek, approve, consent to, or acquiesce in any such proceeding, or in the appointment of any trustee, receiver, custodian, liquidator, or fiscal agent for it, or any substantial part of its Property, or an order is entered appointing any such trustee, receiver, custodian, liquidator or fiscal agent and such order remains unstayed and in effect for 60 consecutive days, or (xii) take any formal action for the purpose of effecting any of the foregoing (except as may otherwise be expressly permitted herein); or

                           (i)          An order for relief is entered under the United States bankruptcy laws or any other decree or order is entered by a court or other Governmental Authority having jurisdiction and continues unstayed and in effect for a period of 60 consecutive days (i) adjudging the Borrower or any Subsidiary bankrupt or insolvent, or (ii) approving as properly filed a petition seeking reorganization, liquidation, arrangement, adjustment or composition of, or in respect of the Borrower or any Subsidiary under the United States bankruptcy laws or any other applicable Federal or state law, or (iii) appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Borrower or any Subsidiary or of substantially all of the Property of any thereof, or (iv) ordering the winding up or liquidation of the affairs of the Borrower or any Subsidiary; or

                           (j)          Judgments or decrees in an aggregate Consolidated amount in excess of $25,000,000 against the Borrower and the Subsidiaries shall remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of 60 days; or

                           (k)         After the Effective Date a Change of Control shall occur; or

                           (l)          (i) Any Termination Event shall occur (x) with respect to any Pension Plan (other than a Multiemployer Plan) or (y) with respect to any other retirement plan subject to Section 302 of ERISA or Section 412 of the Internal Revenue Code, which plan, during the five year period prior to such Termination Event, was the responsibility in whole or in part of the Borrower, any Subsidiary or any ERISA Affiliate, provided that this clause (y) shall only apply if, in connection with such Termination Event, it is reasonably likely that liability under Section 4069 of ERISA in an aggregate Consolidated amount in excess of $25,000,000 will be imposed upon the Borrower, any Subsidiary or any ERISA Affiliate; (ii) any Accumulated Funding Deficiency, whether or not waived, in an aggregate Consolidated amount in excess of $25,000,000 shall exist with respect to any Pension Plan (other than that portion of a Multiemployer Plan’s Accumulated Funding Deficiency to the extent such Accumulated Funding Deficiency is attributable to employers other than Borrower, any Subsidiary or any ERISA Affiliate); (iii) any Person shall engage in any Prohibited Transaction involving any Employee Benefit Plan; (iv) the Borrower, any Subsidiary or any ERISA Affiliate shall fail to pay when due an amount which is payable by it to the PBGC or to a Pension Plan (including a Multiemployer Plan) under Title IV of ERISA; (v) the imposition of any tax under Section 4980(B)(a) of the Internal Revenue Code; or (vi) the assessment of a civil penalty with respect to any Employee Benefit Plan under Section 502(c) of ERISA; in each case, to the extent such event or condition would have a Material Adverse effect.
             9.2        Remedies

                           (a)         Upon the occurrence of an Event of Default or at any time thereafter during the continuance of an Event of Default, the Administrative Agent, at the written request of the Required Lenders, shall notify the Borrower that the Commitments, the Swing Line Commitment and the Letter of Credit Commitment have been terminated and/or that all of the Loans, the Notes and the Reimbursement Obligations and all accrued and unpaid interest on any thereof and all other amounts owing under the Loan Documents have been declared immediately due and payable, provided that upon the occurrence of an Event of Default under Section 9.1(h) or (i) with respect to the Borrower, the Commitments, the Swing Line Commitment and the Letter of Credit Commitment shall automatically terminate and all of the Loans, the Notes and the Reimbursement Obligations and all accrued and unpaid interest on any thereof and all other amounts owing under the Loan Documents shall become immediately due and payable without declaration or notice to the Borrower.  To the fullest extent not prohibited by law, except for the notice provided for in the preceding sentence, the Borrower expressly waives any presentment, demand, protest, notice of protest or other notice of any kind in connection with the Loan Documents and its obligations thereunder.  To the fullest extent not prohibited by law, the Borrower further expressly waives and covenants not to assert any appraisement, valuation, stay, extension, redemption or similar law, now or at any time hereafter in force which might delay, prevent or otherwise impede the performance or enforcement of the Loan Documents.

                           (b)        In the event that the Commitments, the Swing Line Commitment and the Letter of Credit Commitment shall have been terminated or all of the Loans, the Notes and the Reimbursement Obligations shall have been declared due and payable pursuant to the provisions of this Section, (i) the Borrower shall forthwith deposit an amount equal to the Letter of Credit Exposure in a cash collateral account with and under the exclusive control of the Administrative Agent, and (ii) the Administrative Agent, the Issuer and the Lenders agree, among themselves, that any funds received from or on behalf of the Borrower under any Loan Document by the Issuer or any Lender (except funds received by the Issuer or any Lender as a result of a purchase from the Issuer or such Lender, as the case may be, pursuant to the provisions of Section 11.9) shall be remitted to the Administrative Agent, and shall be applied by the Administrative Agent in payment of the Loans, the Reimbursement Obligations and the other obligations of the Borrower under the Loan Documents in the following manner and order: (1) first, to reimburse the Administrative Agent, the Issuer and the Lenders, in that order, for any expenses due from the Borrower pursuant to the provisions of Section 11.5 and the Reimbursement Agreements, (2) second, to the payment of the Fees, (3) third, to the payment of any expenses or amounts (other than the principal of and interest on the Loans and the Notes and the Reimbursement Obligations) payable by the Borrower to the Administrative Agent, the Issuer or any of the Lenders under the Loan Documents, (4) fourth, to the payment, pro rata according to the outstanding principal balance of the Loans and the Letter of Credit Exposure of each Lender, of interest due on the Loans and the Reimbursement Obligations, (5) fifth, to the payment, pro rata according to the sum of (A) the aggregate outstanding principal balance of the Loans plus (B) the aggregate outstanding balance of the Reimbursement Obligations, of the aggregate outstanding principal balance of the Loans and the aggregate outstanding balance of the Reimbursement Obligations, and (6) sixth, any remaining funds shall be paid to whosoever shall be entitled thereto or as a court of competent jurisdiction shall direct.

                           (c)         In the event that the Loans and the Notes and the Reimbursement Obligations shall have been declared due and payable pursuant to the provisions of this Section 9.2, the Administrative Agent upon the written request of the Required Lenders, shall proceed to enforce the Reimbursement Obligations and the rights of the holders of the Notes by suit in equity, action at law and/or other appropriate proceedings, whether for payment or the specific performance of any covenant or agreement contained in the Loan Documents.  In the event that the Administrative Agent shall fail or refuse so to proceed, the Issuer and each Lender shall be entitled to take such action as the Required Lenders shall deem appropriate to enforce its rights under the Loan Documents.

10.        AGENT

             10.1      Appointment

                           Each Lender hereby irrevocably designates and appoints BNY as the Administrative Agent of such Lender under the Loan Documents and each Lender irrevocably authorizes the Administrative Agent to take such action on its behalf under the provisions of the Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of the Loan Documents, together with such other powers as are reasonably incidental thereto.  Notwithstanding any provision to the contrary contained in the Loan Documents, the Administrative Agent shall not have any duties or responsibilities except those expressly set forth in the Loan Documents, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into the Loan Documents or otherwise exist against the Administrative Agent.

             10.2      Delegation of Duties

                           The Administrative Agent may execute any of its duties under the Loan Documents by or through agents or attorneys-in-fact and shall be entitled to rely upon the advice of counsel concerning all matters pertaining to such duties, and shall not be liable for any action taken or omitted to be taken in good faith upon the advice of such counsel.

             10.3      Exculpatory Provisions

                           None of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by the Administrative Agent or such Person under or in connection with the Loan Documents (except the Administrative Agent for its own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any party contained in the Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, the Loan Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any of the Loan Documents or for any failure of the Borrower or any other Person to perform its obligations thereunder.  The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire into the observance or performance of any of the covenants or agreements contained in, or conditions of, the Loan Documents, or to inspect the Property, books or records of the Borrower or any Subsidiary.  The Administrative Agent shall not be under any liability or responsibility to the Borrower or any other Person as a consequence of any failure or delay in performance, or any breach, by any Lender of any of its obligations under any of the Loan Documents.  The Lenders acknowledge that the Administrative Agent shall not be under any duty to take any discretionary action permitted under the Loan Documents unless the Administrative Agent shall be requested in writing to do so by the Required Lenders.

             10.4      Reliance by Administrative Agent

                           The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, request, consent, certificate, affidavit, opinion, letter, cablegram, telegram, fax, telex or teletype message, statement, order or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent.  The Administrative Agent may treat each Lender, or the Person designated in the last notice filed under Section 11.7, as the holder of all of the interests of such Lender in its Loans and Notes until written notice of transfer, signed by such Lender (or the Person designated in the last notice filed with the Administrative Agent) and by the Person designated in such written notice of transfer, in form and substance satisfactory to the Administrative Agent, shall have been filed with the Administrative Agent and all requirements of Section 11.7 have been satisfied.  The Administrative Agent shall not be under any duty to examine or pass upon the validity, effectiveness or genuineness of the Loan Documents or any instrument, document or communication furnished pursuant thereto or in connection therewith, and the Administrative Agent shall be entitled to assume that the same are valid, effective and genuine, have been signed or sent by the proper parties and are what they purport to be.  The Administrative Agent shall be fully justified in failing or refusing to take any action not expressly required under the Loan Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate.  The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under the Loan Documents in accordance with a request of the Required Lenders or, if required by Section 11.1, all Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Borrower, all the Lenders and all future holders of the Notes.
             10.5      Notice of Default

                           The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent shall have received written notice thereof from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating such notice is a “Notice of Default.”  In the event that the Administrative Agent receives such a notice, the Administrative Agent shall promptly give notice thereof to the Lenders.  The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders, provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action or give such directions, or refrain from taking such action or giving such directions, with respect to such Default or Event of Default as it shall deem to be in the best interests of the Lenders.

             10.6      Non-Reliance

                           Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to such Lender and that no act by the Administrative Agent hereafter, including any review of the affairs of the Borrower or the Subsidiaries, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender.  Each Lender represents to the Administrative Agent that such Lender has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own evaluation of and investigation into the business, operations, Property, financial and other condition and creditworthiness of the Borrower and the Subsidiaries and has made its own decision to enter into this Agreement.  Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, evaluations and decisions in taking or not taking action under the Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, Property, financial and other condition and creditworthiness of the Borrower and the Subsidiaries.  Each Lender acknowledges that a copy of this Agreement and all exhibits and schedules hereto have been made available to it and its individual counsel for review, and each Lender acknowledges that it is satisfied with the form and substance thereof.  Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, Property, financial and other condition or creditworthiness of the Borrower or the Subsidiaries which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

             10.7      Indemnification

                           Each Lender agrees to indemnify the Administrative Agent in its capacity as such (to the extent not promptly reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), pro rata according to (i) at any time when no Loans are outstanding, its Commitment Percentage, or if no Commitments then exist, its Commitment Percentage on the last day on which Commitments did exist, and (ii) at any time when Loans are outstanding (x) if the Commitments then exist, its Commitment Percentage or (y) if the Commitments have been terminated or otherwise no longer exist, the percentage equal to the fraction (A) the numerator of which is such Lender’s share of the Aggregate Credit Exposure and (B) the denominator of which is the Aggregate Credit Exposure, from and against any and all liabilities, obligations, claims, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind whatsoever, including any amounts paid to the Lenders by or for the account of the Borrower pursuant to the terms of the Loan Documents that are subsequently rescinded or avoided (or must otherwise be restored or returned), which may at any time (including at any time following the payment of the Loans and the Notes) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any other document contemplated by or referred to therein or the transactions contemplated thereby or any action taken or omitted to be taken by the Administrative Agent under or in connection therewith; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from the gross negligence or willful misconduct of the Administrative Agent.  The agreements in this Section shall survive the payment of the Loans and the Notes and all other amounts payable under the Loan Documents.  If the Administrative Agent is subsequently reimbursed by the Borrower for such amounts, the Administrative Agent shall remit to the Lenders their pro rata shares of such reimbursement to the extent they previously paid such amounts.
             10.8      Administrative Agent in Its Individual Capacity

                           BNY and each Affiliate thereof, may make loans to, accept deposits from, issue letters of credit for the account of and generally engage in any kind of business with the Borrower and the Subsidiaries as though it were not the Administrative Agent.  With respect to the Commitment made or renewed by BNY and each Note issued to BNY, BNY shall have the same rights and powers under the Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, the Issuer and the Swing Line Lender, and the term “Lender” shall include BNY.

             10.9      Successor Administrative Agent

                           If at any time the Administrative Agent deems it advisable, in its sole discretion, it may submit to each Lender a written notification of its resignation as Administrative Agent under the Loan Documents, such resignation to be effective on the earlier to occur of (a) the thirtieth day after the date of such notice, and (b) the date upon which any successor to the Administrative Agent, in accordance with the provisions of this Section, shall have accepted in writing its appointment as successor Administrative Agent.  Upon any such resignation, the Required Lenders shall have the right to appoint from among the Lenders a successor Administrative Agent, which successor Administrative Agent, provided that no Default or Event of Default shall then exist, shall be reasonably satisfactory to the Borrower.  If no such successor Administrative Agent shall have been so appointed by the Required Lenders and accepted such appointment within 30 days after the retiring Administrative Agent’s giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which successor Administrative Agent shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000.  Upon the written acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall automatically become a party to this Agreement and shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent’s rights, powers, privileges and duties as Administrative Agent under the Loan Documents shall be terminated.  The Borrower and the Lenders shall execute such documents as shall be necessary to effect such appointment.  After any retiring Administrative Agent’s resignation as Administrative Agent, the provisions of this Section 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent.  If at any time there shall not be a duly appointed and acting Administrative Agent, upon notice duly given, the Borrower agrees to make each payment when due under the Loan Documents directly to the Lenders entitled thereto during such time.

             10.10    Co-Documentation Agents

                           The Co-Documentation Agents shall have no duties or obligations under the Loan Documents in their capacity as Co-Documentation Agents.

11.        OTHER PROVISIONS

             11.1      Amendments, Waivers, Etc.

                           With the written consent of the Required Lenders, the Administrative Agent and the Borrower may, from time to time, enter into written amendments, supplements or modifications of the Loan Documents and, with the written consent of the Required Lenders, the Administrative Agent on behalf of the Lenders may execute and deliver to any such parties a written instrument waiving or consenting to the departure from, on such terms and conditions as the Administrative Agent may specify in such instrument, any of the requirements of the Loan Documents or any Default or Event of Default and its consequences, provided that no such amendment, supplement, modification, waiver or consent shall, without the consent of all of the Lenders (i) increase the Commitment Amount of any Lender (provided that no waiver of a Default or Event of Default shall be deemed to constitute such an increase), (ii) extend the Commitment Period, (iii) reduce the amount, or extend the time of payment, of the Fees, (iv) reduce the rate, or extend the time of payment of, interest on any Revolving Credit Loan, any Revolving Credit Note or any Reimbursement Obligation (other than the applicability of any post-default increase in such rate of interest), (v) reduce the amount, or extend the time of payment of any payment of any Reimbursement Obligation or principal on any Revolving Credit Loan or any Revolving Credit Note, (vi) decrease or forgive the principal amount of any Revolving Credit Loan, any Revolving Credit Note or any Reimbursement Obligation, (vii) consent to any assignment or delegation by the Borrower of any of its rights or obligations under any Loan Document, (viii) change the provisions of this Section 11.1, (ix) change the definition of Required Lenders, (x) change the several nature of the obligations of the Lenders, (xi) change the sharing provisions among Lenders, or (xii) extend the expiration date of a Letter of Credit beyond the Commitment Termination Date.  Notwithstanding the foregoing, no such amendment, supplement, modification, waiver or consent shall (A) amend, modify or waive any provision of Section 10 or otherwise change any of the rights or obligations of the Administrative Agent, the Issuer or the Swing Line Lender under any Loan Document without the written consent of the Administrative Agent, the Issuer or the Swing Line Lender, as the case may be, (B) change the Letter of Credit Commitment, change the amount or the time of payment of the Letter of Credit Commissions, or change any other term or provision which relates to the Letter of Credit Commitment or the Letters of Credit without the written consent of the Issuer, (C) change the Swing Line Commitment, change the amount or the time of payment of the Swing Line Loans or interest thereon or change any other term or provision which relates to the Swing Line Commitment or the Swing Line Loans without the written consent of the Swing Line Lender or (D) change the amount or the time of payment of any Competitive Bid Loan or interest thereon without the written consent of the Lender holding such Competitive Bid Loan.  Any such amendment, supplement, modification, waiver or consent shall apply equally to each of the Lenders and shall be binding upon the parties to the applicable Loan Document, the Lenders, the Administrative Agent and all future holders of the Notes and the Reimbursement Obligations.  In the case of any waiver, the Borrower, the Lenders and the Administrative Agent shall be restored to their former position and rights under the Loan Documents, but any Default or Event of Default waived shall not extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

             11.2      Notices

                           Except as otherwise expressly provided herein, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing and, if in writing, shall be deemed to have been duly given or made (a) when delivered by hand, (b) one Domestic Business Day after having been sent by overnight courier service at the cost of the sender, (c) five Domestic Business Days after having been deposited in the mail, first-class postage prepaid, or (d) in the case of fax notice, when sent, addressed as follows in the case of the Borrower, the Administrative Agent, the Issuer and the Swing Line Lender, and as set forth in Exhibit A in the case of each of the Lenders, or to such other addresses as to which the Administrative Agent may be hereafter notified by the respective parties hereto or any future holders of the Notes:
             The Borrower:

CVS Corporation
1 CVS Drive
Woonsocket, Rhode Island 02895
Attention:  Philip C. Galbo,
                           Senior Vice President and Treasurer
Facsimile: (401) 770-5192
Telephone: (401) 765-1500 (Ext. 3508)

with a copy, in the case of a notice of Default or Event of Default, to:

CVS Corporation
1 CVS Drive
Woonsocket, Rhode Island 02895
Attention: Legal Department
Facsimile: (401) 765-7887
Telephone: (401) 765-1500

             The Administrative Agent, the Swing Line Lender and the Issuer:

in the case of each Borrowing Request, each notice of prepayment under Section 2.7, each Letter of Credit Request, each Competitive Bid Request, each Competitive Bid, and each Competitive Bid Accept/Reject Letter:

The Bank of New York
One Wall Street
New York, New York 10286
Attention:  Arlene Tellerman,
                           Agency Function Administration
Facsimile: (212) 635-6365, 6366 or 6367
Telephone: (212) 635-4696,

in all other cases:

The Bank of New York
Retailing Industry Division
8th Floor
One Wall Street
New York, New York 10286
Attention:  Howard F. Bascom,
                           Vice President
Facsimile: (212) 635-1481
Telephone: (212) 635-7894,

except that any notice, request or demand by the Borrower to or upon the Administrative Agent or the Lenders pursuant to Sections 2.3, 2.4, 2.6, 2.7, 2.8, 2.9 or 3.3 shall not be effective until received.  Any party to a Loan Document may rely on signatures of the parties thereto which are transmitted by fax or other electronic means as fully as if originally signed.

             11.3      No Waiver; Cumulative Remedies

                           No failure to exercise and no delay in exercising, on the part of the Administrative Agent, any Lender or the Issuer, any right, remedy, power or privilege under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges under the Loan Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

             11.4      Survival of Representations and Warranties

                           All representations and warranties made in the Loan Documents and in any document, certificate or statement delivered pursuant thereto or in connection therewith shall survive the execution and delivery of the Loan Documents.

             11.5      Payment of Expenses and Taxes; Indemnified Liabilities

                           The Borrower agrees, promptly upon presentation of a statement or invoice therefor setting forth in reasonable detail the items thereof, and whether any Loan is made or Letter of Credit is issued, (a) to pay or reimburse the Administrative Agent and its Affiliates for all its reasonable costs and expenses actually incurred in connection with the development, syndication, preparation and execution of, and any amendment, waiver, consent, supplement or modification to, the Loan Documents, any documents prepared in connection therewith and the consummation of the transactions contemplated thereby, whether such Loan Documents or any such amendment, waiver, consent, supplement or modification to the Loan Documents or any documents prepared in connection therewith are executed and whether the transactions contemplated thereby are consummated, including the reasonable fees and disbursements of Special Counsel, (b) to pay, indemnify, and hold the Administrative Agent, the Lenders and the Issuer harmless from any and all recording and filing fees and any and all liabilities and penalties with respect to, or resulting from any delay (other than penalties to the extent attributable to the negligence of the Administrative Agent, the Lenders or the Issuer, as the case may be, in failing to pay such fees or other liabilities when due) in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, the Loan Documents and any such other documents, and (c) to pay, reimburse, indemnify and hold each Indemnified Person harmless from and against any and all other liabilities, obligations, claims, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including reasonable counsel fees and disbursements of counsel (including the allocated costs of internal counsel) and such local counsel as may be required) actually incurred with respect to the enforcement, performance of, and preservation of rights under, the Loan Documents (all the foregoing, collectively, the “Indemnified Liabilities”) and, if and to the extent that the foregoing indemnity may be unenforceable for any reason, the Borrower agrees to make the maximum payment permitted under applicable law; provided that the Borrower shall have no obligation hereunder to pay Indemnified Liabilities to an Indemnified Person to the extent arising from its gross negligence or willful misconduct.  The agreements in this Section shall survive the termination of the Commitments and the payment of the Loans and the Notes and all other amounts payable under the Loan Documents.
             11.6      Lending Offices

                           Each Lender shall have the right at any time and from time to time to transfer any Loan to a different office of such Lender, subject to Section 3.10.

             11.7      Successors and Assigns

                           (a)         The Loan Documents shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Administrative Agent, the Issuer, all future holders of the Notes and the Reimbursement Obligations and their respective successors and assigns; provided that the Borrower shall not assign, transfer or delegate any of its rights or obligations under the Loan Documents without the prior consent of the Administrative Agent, the Issuer and all of the Lenders.

                           (b)        Notwithstanding Section 11.7(c), but subject to Section 11.7(e), each Lender may at any time assign all or any portion of its rights under any Loan Document to any Federal Reserve Bank.

                           (c)         In addition to its rights under Section 11.7(b), each Lender shall have the right, at any time, upon written notice to the Administrative Agent of its intent to do so, to sell, assign, transfer or negotiate (each an “Assignment”) all or any portion of all of its Loans, its Commitment and its Notes and its interest in the Loan Documents to any subsidiary or Affiliate of such Lender, to any other Lender or, with the prior written consent of the Administrative Agent, the Borrower, the Swing Line Lender and the Issuer (which consents shall not be unreasonably withheld and, in the case of the Borrower, shall not be required if, at the time of such Assignment, an Event of Default shall exist), to any other bank, insurance company, pension fund, mutual or other similar fund or other financial institution, provided that (i) each such Assignment shall be of a constant, and not varying, percentage of all of the assigning Lender’s rights and obligations under the Loan Documents and be in a minimum amount of $5,000,000 (which minimum amount shall not be applicable to an Assignment by a Lender to a subsidiary or Affiliate of such Lender) or the full amount of such Lender’s Commitment, and (ii) the parties to each such Assignment (excluding the Borrower if the Borrower is a party to such assignment) shall execute and deliver to the Administrative Agent an Assignment and Acceptance Agreement, together with a fee (the “Assignment Fee”), payable to the Administrative Agent, of $3,500.  Upon receipt of each such executed Assignment and Acceptance Agreement together with the Assignment Fee therefor, the Administrative Agent shall execute the same and, in the event that either the assignee thereunder is a Lender (or a subsidiary or Affiliate thereof) or the Borrower shall have consented to such assignment (to the extent that such consent was not unreasonably withheld and is required as aforesaid), (i) record the same and execute two copies of such Assignment and Acceptance Agreement in the appropriate place, deliver one copy to the assignor and one copy to the assignee and (ii) request the Borrower to execute and deliver (1) to such assignee, one or more Notes, in an aggregate principal amount equal to the Loans assigned to, and Commitment assumed by, such assignee, and (2) to such assignor, in the event that such assignor shall retain any Loans and Commitment, one or more Notes in an aggregate principal amount equal to the balance of such assignor Lender’s Loans and Commitment, in each case against receipt of such assignor Lender’s existing Note or Notes, as the case may be, appropriately marked to indicate their substitution.  The Borrower agrees that it shall, upon each such request of the Administrative Agent, execute and deliver such new Notes at its own cost and expense.  Upon such delivery, acceptance and recording by the Administrative Agent, from and after the effective date specified in such Assignment and Acceptance Agreement, the assignee thereunder shall be a party hereto and shall for all purposes of the Loan Documents be deemed a “Lender” and, to the extent provided in such Assignment and Acceptance Agreement, the assignor Lender thereunder shall be released from its obligations under the Loan Documents.
                           (d)        In addition to the participations provided for in Section 11.9(b), each Lender may grant participations in all or any part of its Loans, its Notes and its Commitment to one or more banks, insurance companies, pension funds, mutual funds or other financial institutions, provided that (i) such Lender’s obligations under the Loan Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties to the Loan Documents for the performance of such obligations, (iii) the Borrower, the Administrative Agent, the Issuer and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under the Loan Documents, and (iv) the voting rights of any holder of any participation shall be limited to decisions that in accordance with Section 11.1 require the consent of all of the Lenders.  The Borrower acknowledges and agrees that any such participant shall for purposes of Section 3.5, 3.6, 3.10 and 11.5 be deemed to be a “Lender”, provided that in no event shall the Borrower be liable for any amounts under said Sections in excess of the amounts for which it would be liable but for such participation.

                           (e)         No Lender shall, as between and among the Borrower, the Administrative Agent, the Issuer, the Swing Line Lender and such Lender, be relieved of any of its obligations under the Loan Documents as a result of any assignment of or granting of participations in, all or any part of its Loans, its Commitment and its Notes, except that a Lender shall be relieved of its obligations to the extent of any such assignment of all or any part of its Loans, its Commitment or its Notes pursuant to Section 11.7(c).

                           (f)         Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to an Eligible SPC the option to fund all or any part of any Loan that such Granting Lender would otherwise be obligated to fund pursuant to this Agreement; provided that (i) such designation shall not be effective unless the Borrower consents thereto (which consent shall not be unreasonably withheld), (ii) nothing herein shall constitute a commitment by any Eligible SPC to fund any Loan, and (iii) if an Eligible SPC elects not to exercise such option or otherwise fails to fund all or any part of such Loan, the Granting Lender shall be obligated to fund such Loan pursuant to the terms hereof.  The funding of a Loan by an Eligible SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were funded by such Granting Lender.  As to any Loans or portion thereof made by it, each Eligible SPC shall have all the rights that a Lender making such Loans or portion thereof would have had under this Agreement and otherwise; provided that (x) its voting rights under this Agreement shall be exercised solely by its Granting Lender and (y) its Granting Lender shall remain solely responsible to the other parties hereto for the performance of such Granting Lender’s obligations under this Agreement, including its obligations in respect of the Loans or portion thereof made by it.  Each Granting Lender shall act as administrative agent for its Eligible SPC and give and receive notices and other communications on its behalf.  Any payments for the account of any Eligible SPC shall be paid to its Granting Lender as administrative agent for such Eligible SPC and neither the Borrower nor the Administrative Agent shall be responsible for any Granting Lender’s application of such payments.  Each party hereto hereby agrees that no Eligible SPC shall be liable for any indemnity or payment under this Agreement for which a Lender would otherwise be liable for so long as, and to the extent, the Granting Lender provides such indemnity or makes such payment.  Notwithstanding anything to the contrary contained in this Agreement, any Eligible SPC may (i) at any time, subject to payment of the Assignment Fee, assign all or a portion of its interests in any Loans to its Granting Lender (but nothing contained herein shall be construed in derogation of the obligation of the Granting Lender to make Loans hereunder) or to any financial institutions providing liquidity and/or credit support to or for the account of such Eligible SPC to support the funding or maintenance of Loans, and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or guarantee or credit or liquidity enhancements  to such Eligible SPC.  This Section may not be amended without the prior written consent of each Granting Lender, all or any part of whose Loan is being funded by an Eligible SPC at the time of such amendment.
             11.8      Counterparts

                           Each of the Loan Documents (other than the Notes) may be executed on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same agreement.  It shall not be necessary in making proof of any Loan Document to produce or account for more than one counterpart signed by the party to be charged.  A set of the copies of this Agreement signed by all of the parties hereto shall be lodged with each of the Borrower and the Administrative Agent.  Any party to a Loan Document may rely upon the signatures of any other party thereto which are transmitted by fax or other electronic means to the same extent as if originally signed.

             11.9      Set-off and Sharing of Payments

                           (a)         In addition to any rights and remedies of the Lenders and the Issuer provided by law, upon the occurrence of an Event of Default under Section 9.1(a) or (b) or upon the acceleration of the payment of the Notes, each Lender and the Issuer shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower, to set-off and apply against any indebtedness or other liability, whether matured or unmatured, of the Borrower to such Lender or the Issuer arising under the Loan Documents, any amount owing from such Lender or the Issuer to the Borrower.  To the extent permitted by applicable law, the aforesaid right of set-off may be exercised by such Lender or the Issuer against the Borrower or against any trustee in bankruptcy, custodian, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor of the Borrower, or against anyone else claiming through or against the Borrower or such trustee in bankruptcy, custodian, debtor in possession, assignee for the benefit of creditors, receivers, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by such Lender or the Issuer prior to the making, filing or issuance of, service upon such Lender or the Issuer of, or notice to such Lender or the Issuer of, any petition, assignment for the benefit of creditors, appointment or application for the appointment of a receiver, or issuance of execution, subpoena, order or warrant.  Each Lender and the Issuer agree promptly to notify the Borrower and the Administrative Agent after each such set-off and application made by such Lender or the Issuer, provided that the failure to give such notice shall not affect the validity of such set-off and application.

                           (b)        If any Lender or the Issuer (each a “Benefited Lender”) shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of its Loans or its Notes or the Reimbursement Obligations in excess of its pro rata share (in accordance with the outstanding principal balance of all Loans or the Reimbursement Obligations) of payments then due and payable on account of the Loans and Notes received by all the Lenders or the Reimbursement Obligations, such Lender or the Issuer, as the case may be, shall forthwith purchase, without recourse, for cash, from the other Lenders such participations in their Loans and Notes or the Reimbursement Obligations as shall be necessary to cause such purchasing Lender or the Issuer to share the excess payment with each of them according to their pro rata share (in accordance with the outstanding principal balance of all Loans or the Reimbursement Obligations), provided that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender or the Issuer, such purchase from each Lender shall be rescinded and each such Lender shall repay to the purchasing Lender or the Issuer the purchase price to the extent of such recovery, together with an amount equal to such Lender’s pro rata share (according to the proportion of (i) the amount of such Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender or the Issuer) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered.  The Borrower agrees, to the fullest extent permitted by law, that any Lender or the Issuer so purchasing a participation from another Lender pursuant to this Section may exercise such rights to payment (including the right of set-off) with respect to such participation as fully as if such Lender or the Issuer were the direct creditor of the Borrower in the amount of such participation.
             11.10    Indemnity

                           The Borrower agrees to indemnify and hold harmless each of the Administrative Agent, the Issuer, each Lender and their respective Affiliates, officers, directors, employees, agents and representatives (each an “Indemnified Person”) from and against any loss, cost, liability, damage or expense, including the reasonable fees and disbursements of counsel (including the allocated costs of internal counsel) and such local counsel as may be required to represent such Indemnified Person actually incurred by such Indemnified Person in preparing for, defending against, or providing evidence, producing documents or taking any other action in respect of, any litigation, administrative proceeding or investigation under any federal securities law or any other statute of any jurisdiction, or any regulation, or at common law or otherwise, which is alleged to arise out of or is based upon (1) any untrue statement or alleged untrue statement of any material fact by or on behalf of the Borrower or any Subsidiary, in any document or schedule executed or filed with any Governmental Authority by or on behalf of the Borrower or any Subsidiary which relates to the transactions contemplated by the Loan Documents, (2) any omission or alleged omission by or on behalf of the Borrower or any Subsidiary to state any material fact required to be stated in such document or schedule, or necessary to make the statements made therein, in light of the circumstances under which made, not misleading, (3) any acts, practices or omissions or alleged acts, practices or omissions of the Borrower or its agents relating to the use of the proceeds of any Loan or Letter of Credit which is alleged to be in violation of Section 2.5, or in violation of any federal securities law or of any other statute, regulation or other law of any jurisdiction applicable thereto, or (4) any Loan Document or any other document contemplated by or referred to therein or the transactions contemplated thereby or any action taken or omitted to be taken by such Indemnified Person under or in connection with any of the foregoing.  Notwithstanding the above, the Borrower shall have no liability under clause (4) of this Section to indemnify or hold harmless any Indemnified Person for any loss, cost, liability, damage or expense relating to income or withholding taxes or any tax in lieu of such taxes.  The indemnity set forth herein shall be in addition to any other obligations or liabilities of the Borrower to each Indemnified Person hereunder or at common law or otherwise, shall include the reasonable fees and disbursements of counsel (including the allocated costs of internal counsel) and such local counsel as may be required in connection with establishing liability under this Section or collecting amounts payable under this Section and shall survive any termination of this Agreement, the expiration of the Commitments and the payment of all indebtedness of the Borrower under the Loan Documents, provided that the Borrower shall not have any liability under this Section to any Indemnified Person with respect to indemnified liabilities which are determined by a final and nonappealable judgment of a court of competent jurisdiction to have arisen primarily from the gross negligence or willful misconduct of such Indemnified Person.

             11.11    Governing Law

                           The Loan Documents and the rights and obligations of the parties thereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.
             11.12    Severability

                           Every provision of the Loan Documents is intended to be severable, and if any term or provision thereof shall be invalid, illegal or unenforceable for any reason, the validity, legality and enforceability of the remaining provisions thereof shall not be affected or impaired thereby, and any invalidity, illegality or unenforceability in any jurisdiction shall not affect the validity, legality or enforceability of any such term or provision in any other jurisdiction.

             11.13    Integration

                           All exhibits to the Loan Documents shall be deemed to be a part thereof.  Each Loan Document embodies the entire agreement and understanding between or among the parties thereto with respect to the subject matter thereof and supersedes all prior agreements and understandings between or among the parties thereto with respect to the subject matter thereof.

             11.14    Treatment of Certain Information

                           Each Lender, the Issuer and the Administrative Agent agrees to maintain as confidential and not to disclose, publish or disseminate to any third parties any financial or other information relating to the business, operations and condition, financial or otherwise, of the Borrower provided to it, except if and to the extent that:

                           (a)         such information is in the public domain at the time of disclosure;

                           (b)        such information is required to be disclosed by subpoena or similar process or applicable law or regulations;

                           (c)         such information is required or requested to be disclosed to any regulatory or administrative body or commission to whose jurisdiction it may be subject;

                           (d)        such information is disclosed to its counsel, auditors or other professional advisors;

                           (e)         such information is disclosed to (and, unless and until it receives written objection from the Borrower, the Borrower shall be deemed to have consented to disclosure of such information to) its affiliates; provided that such information shall be used in connection with this Agreement and the transactions contemplated hereby;

                           (f)         such information is disclosed to its officers, directors and employees;

                           (g)        such information is disclosed with the prior written consent of the party furnishing the information;

                           (h)        such information is disclosed in connection with any litigation or dispute involving the Borrower and/or it;

                           (i)          such information is disclosed in connection with the sale of a participation or other disposition by it of any of its interest in this Agreement, provided that such information shall not be disclosed unless and until the party to whom it shall be disclosed shall have agreed to keep such information confidential as set forth herein;
                           (j)          such information was in its possession or in its affiliate’s possession as shown by clear and convincing evidence prior to any of the Borrower and/or any or the Borrower’s representatives or agents furnishing such information to it; or

                           (k)         such information is received by it, without restriction as to its disclosure or use, from a Person who, to its knowledge or reasonable belief, was not prohibited from disclosing such information by any duty of confidentiality.

                           Except to the extent prohibited or restricted by law or Governmental Authority, each Lender shall notify the Borrower promptly of any disclosures of information made by it as permitted pursuant to (h) above.

             11.15    Acknowledgments

                           The Borrower acknowledges that (a) it has been advised by counsel in the negotiation, execution and delivery of the Loan Documents, (b) by virtue of the Loan Documents, none of the Administrative Agent, the Issuer, or any Lender has any fiduciary relationship to the Borrower, and the relationship between the Administrative Agent, the Issuer, and the Lenders, on the one hand, and the Borrower, on the other hand, is solely that of debtor and creditor, and (c) by virtue of the Loan Documents, no joint venture exists among the Lenders or among the Borrower and the Lenders.

             11.16    Consent to Jurisdiction

                           The Borrower irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal Court sitting in the City of New York over any suit, action or proceeding arising out of or relating to the Loan Documents.  The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum.  The Borrower agrees that a final judgment in any such suit, action or proceeding brought in such a court, after all appropriate appeals, shall be conclusive and binding upon it.

             11.17    Service of Process

                           The Borrower agrees that process may be served against it in any suit, action or proceeding referred to in Section 11.16 by sending the same by first class mail, return receipt requested or by overnight courier service, with receipt acknowledged, to the address of the Borrower set forth in Section 11.2.  The Borrower agrees that any such service (i) shall be deemed in every respect effective service of process upon it in any such suit, action, or proceeding, and (ii) shall to the fullest extent enforceable by law, be taken and held to be valid personal service upon and personal delivery to it.

             11.18    No Limitation on Service or Suit

                           Nothing in the Loan Documents or any modification, waiver, or amendment thereto shall affect the right of the Administrative Agent, the Issuer or any Lender to serve process in any manner permitted by law or limit the right of the Administrative Agent, the Issuer or any Lender to bring proceedings against the Borrower in the courts of any jurisdiction or jurisdictions.
             11.19    WAIVER OF TRIAL BY JURY

                           THE ADMINISTRATIVE AGENT, THE ISSUER, THE LENDERS AND THE BORROWER KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.  FURTHER, THE BORROWER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF THE ADMINISTRATIVE AGENT, THE ISSUER, OR THE LENDERS, OR COUNSEL TO THE ADMINISTRATIVE AGENT, THE ISSUER, OR THE LENDERS, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE ADMINISTRATIVE AGENT, THE ISSUER, OR THE LENDERS WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION.  THE BORROWER ACKNOWLEDGES THAT THE ADMINISTRATIVE AGENT, THE ISSUER, AND THE LENDERS HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, INTER ALIA, THE PROVISIONS OF THIS SECTION.

             11.20    Effective Date

                           This Agreement shall be effective at such time (the “Effective Date”) as the Administrative Agent shall have received executed counterparts hereof by the Borrower, the Administrative Agent, the Issuer, and each Lender and the conditions set forth in Sections 5.1 through 5.4 have been or simultaneously will be satisfied, provided that this Agreement shall not become effective or be binding on any party hereto unless all of such conditions are satisfied not later than June 30, 2001.

             11.21    Notice of Commitment Termination

                           The Borrower hereby gives notice that the Borrower wishes to terminate the commitments under the Existing Credit Agreement, effective as of the Effective Date.  Each Lender that is a party to the Existing Credit Agreement, by its execution hereof, waives any requirement of prior notice set forth therein as a condition to the right of the Borrower to terminate the commitments thereunder.

             AS EVIDENCE of the agreement by the parties hereto to the terms and conditions herein contained, each such party has caused this Five Year Credit Agreement to be executed on its behalf.

CVS CORPORATION

By:

Name:

Title:

EXHIBIT A

LIST OF COMMITMENTS, APPLICABLE LENDING OFFICES
AND ADDRESSES FOR NOTICES

12.        LIST OF COMMITMENTS

Lender	Commitment Amount

The Bank of New York	$75,000,000
Fleet National Bank	$75,000,000
Credit Suisse First Boston	$60,000,000
First Union National Bank	$60,000,000
ABN AMRO Bank N.V.	$37,500,000
Morgan Guaranty Trust Company of New York	$37,500,000
KeyBank National Association	$37,500,000
SunTrust Bank	$37,500,000
Firstar Bank, N.A.	$37,500,000
Mellon Bank, N.A.	$25,000,000
PNC Bank, National Association	$25,000,000
Comerica Bank	$17,500,000
Allfirst Bank	$12,500,000
Bank One, NA	$12,500,000
Citibank, N.A.	$12,500,000
Citizens Bank of Rhode Island	$12,500,000
Fifth Third Bank	$12,500,000
National City Bank	$12,500,000
Sovereign Bank	$12,500,000
Wachovia Bank, N.A.	$12,500,000
Wells Fargo Bank	$10,000,000
First Hawaiian Bank	$7,500,000
Regions Bank	$7,500,000

TOTAL	$650,000,000

13.        LIST OF APPLICABLE LENDING OFFICES AND ADDRESSES FOR NOTICES

THE BANK OF NEW YORK

Applicable Lending Office for each Eurodollar Advance:
The Bank of New York
One Wall Street
New York, NY 10286

Applicable Lending Office for all other Advances:
The Bank of New York
One Wall Street
New York, NY 10286

Address for Notices:

The Bank of New York
One Wall Street
22nd Floor
New York, NY  10286
Attention: Howard F. Bascom,
Vice President
Telephone:  (212) 635–7894
Facsimile:  (212) 635–1481

FLEET NATIONAL BANK

Applicable Lending Office for each Eurodollar Advance:

Fleet National Bank
One Hundred Federal Street
Boston, Massachusetts  02110

Applicable Lending Office for all other Advances:

Fleet National Bank
One Hundred Federal Street
Boston, Massachusetts  02110
Attn:          Thomas Bullard
Telephone: (617) 434-3824
Facsimile:  (617) 434-6685

Address for Notices:

Fleet National Bank
One Hundred Federal Street
Boston, Massachusetts  02110
Attention:        Vani Rattan
Telephone:       (617) 434-4137
Facsimile:         (617) 434-9933

CREDIT SUISSE FIRST BOSTON

Applicable Lending Office for each Eurodollar Advance:

Credit Suisse First Boston
11 Madison Avenue, 10th Floor
New York, New York  10010

Applicable Lending Office for all other Advances:

Credit Suisse First Boston
11 Madison Avenue, 10th Floor
New York, New York  10010

Address for Notices:Credit Suisse First Boston
11 Madison Avenue, 10th Floor
New York, New York  10010
Attention:  Joel Glodowski
Telephone:  (212) 325–9171
Facsimile: (212) 325–8309

Address for Notices for Borrowings:

Credit Suisse First Boston
5 World Trade Center
New York, New York 10048
Attention: Nilsa Ware
Telephone: (212) 322-5094
Facsimile: (212) 335-0593

FIRST UNION NATIONAL BANK

Applicable Lending Office for each Eurodollar Advance:

First Union National Bank
201 South College Street, CP17
Charlotte, North Carolina  28288-1183

Applicable Lending Office for all other Advances:

First Union National Bank
201 South College Street, CP17
Charlotte, North Carolina  28288-1183
Address for Notices:

First Union National Bank
PA4843
Widener Building - 12th Floor
One South Penn Square
Philadelphia, PA 19107
Attention:  Bill Fox
Telephone:  (215) 786-8633
Facsimile:  (215) 786-2877

ABN AMRO BANK N.V.

Applicable Lending Office for each Eurodollar Advance:

ABN Amro Bank N.V.
208 South LaSalle Street, Suite 1500
Chicago, IL 60804-1003

With a copy to:

ABN Amro Bank N.V.
55 East 52nd Street
New York, NY 10055
Attention: Carol Hom
Telephone: (212)  409-1469
Facsimile:  (212)  409-1662

Applicable Lending Office for all other Advances:

ABN Amro Bank N.V.
208 South LaSalle Street, Suite 1500
Chicago, IL 60804-1003
Attention:  Sherry Manning
Telephone: (312)  992-5110
Facsimile:  (312)  992-5111

With a copy to:

ABN Amro Bank N.V.
55 East 52nd Street
New York, NY 10055
Attention: Carol Hom
Telephone: (212)  409-1469
Facsimile:  (212)  409-1662

Address for Notices:

ABN Amro Bank N.V.
208 South LaSalle Street, Suite 1500
Chicago, IL 60804-1003
Attention:  Loan Administration
Telephone: (312) 992-5152
Facsimile:  (312)  992-5157

ALLFIRST BANK

Applicable Lending Office for each Eurodollar Advance :

Allfirst Bank
National Division, 18th Floor
25 S. Charles Street
Baltimore, Maryland  21201

Applicable Lending Office for all other Advances:

Allfirst Bank
National Division, 18th Floor
25 S. Charles Street
Baltimore, Maryland  21201
Attention:  C. Coney Burgess
Telephone: (410) 244-4203
Facsimile: (410) 545-2047

Address for Notices:

Allfirst Bank
National Division, 18th Floor
25 S. Charles Street
Baltimore, Maryland  21201
Attention:  C. Coney Burgess
Telephone: (410) 244-4203
Facsimile: (410) 545-2047

BANK ONE, NA (MAIN OFFICE CHICAGO)

Applicable Lending Office for each Eurodollar Advance :

Bank One, NA
One Bank Plaza
Suite IL1-0086
Chicago, IL  60670

Applicable Lending Office for all other Advances:

Bank One, NA
One Bank Plaza
Suite IL1-0086
Chicago, IL  60670

Attention:  Vincent Henchek
Telephone: (312) 732-9772
Facsimile: (312) 732-7101

Address for Notices:

Bank One, NA
One Bank Plaza
Suite IL1-0086
Chicago, IL  60670

Attention: Vincent Henchek
Telephone: (312) 732-9772
Facsimile: (312) 732-7101

CITIBANK, N.A.

Applicable Lending Office for each Eurodollar Advance:

CitiBank, N.A.
2 Penns Way 2/2
New Castle, DE 19720
Attention:  Terry Jenkins
Telephone: (302) 894-6037
Facsimile:  (302) 894-6120

Applicable Lending Office for all other Advances:

CitiBank, N.A.
2 Penns Way 2/2
New Castle, DE 19720
Attention:  Terry Jenkins
Telephone: (302) 894-6037
Facsimile:  (302) 894-6120

Address for Notices:

CitiBank, N.A.
2 Penns Way 2/2
New Castle, DE 19720
Attention:  Terry Jenkins
Telephone: (302) 894-6037
Facsimile:  (302) 894-6120

CITIZENS BANK OF RHODE ISLAND

Applicable Lending Office for each Eurodollar Advance:

Citizens Bank of Rhode Island
Citizens Bank, Participation Group
One Citizens Drive
FDC-160
Riverside, RI 02914
Attention:  Carolyn Hawkins
Telephone: (401) 734-5296
Facsimile: (401) 734-4385

Applicable Lending Office for all other Advances:

Citizens Bank of Rhode Island
Citizens Bank, Participation Group
One Citizens Drive
FDC-160
Riverside, RI 02914
Attention:  Carolyn Hawkins
Telephone: (401) 734-5296
Facsimile: (401) 734-4385

Address for Notices:

Citizens Bank of Rhode Island
Citizens Bank, Participation Group
One Citizens Drive
FDC-160
Riverside, RI 02914
Attention:  Carolyn Hawkins
Telephone: (401) 734-5296
Facsimile: (401) 734-4385

COMERICA BANK

Applicable Lending Office for each Eurodollar Advance :

Comerica Bank
U.S. Banking East
500 Woodward Avenue, 9th Floor
Mail Code 3279
Detroit, Michigan  48275

Applicable Lending Office for all other Advances:

Comerica Bank
U.S. Banking East
500 Woodward Avenue, 9th Floor
Mail Code 3279
Detroit, Michigan  48275
Attention:  Jeffrey M. Lafferty
Telephone: (313) 222-6239
Facsimile: (313) 222-3330

Address for Notices:

Comerica Bank
One Detroit Center
500 Woodward Avenue
Mail Code 3280
Detroit, Michigan  48226
Attention:  Jeffrey M. Lafferty
Telephone: (313) 222-6239
Facsimile: (313) 222-3330

FIFTH THIRD BANK

Applicable Lending Office for each Eurodollar Advance:

Fifth Third Bank
38 Fountain Square Plaza
Mail Drop 109054
Cincinnati, OH  45263

Applicable Lending Office for all other Advances:

Fifth Third Bank
38 Fountain Square Plaza
Mail Drop 109054
Cincinnati, OH  45263

Attention:  Ann Pierson
Telephone: (513) 579-5295
Facsimile: (513) 579-5947

Address for Notices:

Fifth Third Bank
38 Fountain Square Plaza
Mail Drop 109054
Cincinnati, OH  45263

Attention:  Ann Pierson
Telephone: (513) 579-5295
Facsimile: (513) 579-5947

FIRST HAWAIIAN BANK

Applicable Lending Office for each Eurodollar Advance:

First Hawaiian Bank
999 Bishop Street, 11th Floor
Honolulu, Hawaii  96813

Applicable Lending Office for all other Advances:

First Hawaiian Bank
999 Bishop Street, 11th Floor
Honolulu, Hawaii  96813

Address for Notices:

First Hawaiian Bank
999 Bishop Street, 11th Floor
Honolulu, Hawaii  96813
Attention: Charles Jenkins
Telephone: (808) 525–6289
Facsimile: (808) 525–6372

FIRSTAR BANK

Applicable Lending Office for each Eurodollar Advance :

Firstar Bank
1350 Euclid Avenue, 8th Floor
Cleveland, OH 44115

Applicable Lending Office for all other Advances:

Firstar Bank
1350 Euclid Avenue, 8th Floor
Cleveland, OH  44115
Attention David Dannemiller
Telephone:  (216)  623-9233
Facsimile:  (216) 623-9208

Address for Notices:

Firstar Bank
1350 Euclid Avenue, 8th Floor
Cleveland, OH  44115
Attention:  David J. Dannemiller
Telephone(216) 623-9233
Facsimile:  (216) 623-9208

KEYBANK NATIONAL ASSOCIATION

Applicable Lending Office for each Eurodollar Advance:

KeyBank National Association
127 Public Square
OH-01-27-0606
Cleveland, Ohio  44114

Applicable Lending Office for all other Advances:

KeyBank National Association
127 Public Square
OH-01-27-0606
Cleveland, Ohio  44114

Address for Notices:

KeyBank National Association
127 Public Square
OH-01-27-0606
Cleveland, Ohio  44114
Attention: Marianne Meil
Telephone:  (216) 689-3443
Facsimile:   (216) 689-4981

MELLON BANK, N.A.

Applicable Lending Office for each Eurodollar Advance :

Mellon Bank, N.A.
Three Mellon Bank Center, Room 1203
Pittsburgh, PA  15259

Applicable Lending Office for all other Advances:

Mellon Bank, N.A.
Three Mellon Bank Center, Room 1203
Pittsburgh, PA  15259

Address for Notices:

Mellon Bank, N.A.
One Mellon Bank Center, Room 370
Pittsburgh, PA  15258
Attention: Louis Flori
Telephone: (412) 234-7298
Facsimile: (412) 236-1914

MORGAN GUARANTY TRUST COMPANY OF NEW YORK

Applicable Lending Office for each Eurodollar Advance:

Morgan Guaranty Trust Company of New York
c/o J.P. Morgan Services, Inc.
Credit Operations 3/OPS 2
500 Stanton Christiana Road
Newark, DE 19713-2107
Attention:  Leslie Quezada
Telephone: (302) 634-4516
Facsimile: (302) 634-1852

Applicable Lending Office for all other Advances:

Morgan Guaranty Trust Company of New York
c/o J.P. Morgan Services, Inc.
Credit Operations 3/OPS 2
500 Stanton Christiana Road
Newark, DE 19713-2107
Attention:  Leslie Quezada
Telephone: (302) 634-4516
Facsimile: (302) 634-1852

Address for Notices:

J.P. Morgan Chase & Company
270 Park Avenue
New York, New York 10017
Attention:  Barry Bergman
Telephone: (212) 270-0203
Facsimile: (212) 270-5646

NATIONAL CITY BANK

Applicable Lending Office for each Eurodollar Advance :

National City Bank
One South Broad
13th Floor
Philadelphia, PA 19107
Attention: Thomas McDonnell
Telephone: 267-256-4041
Facsimile: 267-256-4001

Applicable Lending Office for all other Advances:

National City Bank
One South Broad
13th Floor
Philadelphia, PA 19107
Attention: Thomas McDonnell
Telephone: 267-256-4041
Facsimile: 267-256-4001

Address for Notices:

National City Bank
One South Broad
13th Floor
Philadelphia, PA 19107
Attention: Thomas McDonnell
Telephone: 267-256-4041
Facsimile: 267-256-4001

PNC BANK, NATIONAL ASSOCIATION

Applicable Lending Office for each Eurodollar Advance:

PNC Bank, National Association
Two Tower Center Boulevard
East Brunswick, New Jersey  08816

Applicable Lending Office for all other Advances:

PNC Bank, National Association
Two Tower Center Boulevard
East Brunswick, New Jersey  08816

Address for Notices:

PNC Bank, National Association
2 Tower Center
East Brunswick, New Jersey  08816
Attention: Michael Richards
Telephone: (908) 220-3228
Facsimile: (908) 220-3231

REGIONS BANK

Applicable Lending Office for each Eurodollar Advance :

Regions Bank
417 North 20th Street
Birmingham, Alabama  35203

Applicable Lending Office for all other Advances:

Regions Bank
417 North 20th Street
Birmingham, Alabama  35203
Attention:  Kim Hassell
Telephone:  (205) 326-7038
Facsimile:  (205)  326-7759

Address for Notices:

Regions Bank
417 North 20th Street
Birmingham, Alabama  35203
Attention:  James Schmalz
Telephone:  (205) 326-7905
Facsimile:  (205)  326-7788

SOVEREIGN BANK

Applicable Lending Office for each Eurodollar Advance :

Sovereign Bank
15 Westminister Street
Providence, RI 02903

Applicable Lending Office for all other Advances:

Sovereign Bank
15 Westminister Street
Providence, RI 02903
Attention: Robert F. Camara
Telephone: (401) 752-1024
Facsimile: (401) 752-1041

Address for Notices:

Sovereign Bank
15 Westminister Street
Providence, RI 02903
Attention: Robert F. Camara
Telephone: (401) 752-1024
Facsimile: (401) 752-1041

SUNTRUST BANK

Applicable Lending Office for each Eurodollar Advance :

SunTrust Bank
25 Park Place, 21st Floor, Center 1927
Atlanta, Georgia  30303

Applicable Lending Office for all other Advances:

SunTrust Bank
25 Park Place, 21st Floor, Center 1927
Atlanta, Georgia  30303

Address for Notices:

SunTrust Bank
711 Fifth Avenue - 16th Floor
New York, New York  10022
Attention:  Keith Hubbard
Telephone: (212) 583–2612
Facsimile: (212) 371–9386

WACHOVIA BANK, N.A.

Applicable Lending Office for each Eurodollar Advance :

Wachovia Bank, N.A.
191 Peachtree Street NE
MC GA 370
Atlanta, Georgia  30303

Applicable Lending Office for all other Advances:

Wachovia Bank, N.A.
191 Peachtree Street NE
MC GA 370
Atlanta, Georgia  30303
Attention: Paige Mesaros
Telephone:  (404) 332-1322
Facsimile:  (404)  332-4136

Address for Notices:

Wachovia Bank, N.A.
191 Peachtree Street NE
MC GA 370
Atlanta, Georgia  30303
Attention: Paige Mesaros
Telephone:  (404) 332-1322
Facsimile:  (404)  332-4136

WELLS FARGO BANK, N.A.

Applicable Lending Office for each Eurodollar Advance :

Wells Fargo Bank, N.A.
201 Third Street
MAC 0187-081
San Francisco, CA 94103
Attention: Ginnie Padgett
Telephone:  (415) 477-5374
Facsimile:  (415)  979-0675

Applicable Lending Office for all other Advances:

Wells Fargo Bank, N.A.
201 Third Street
MAC 0187-081
San Francisco, CA 94103
Attention: Ginnie Padgett
Telephone:  (415) 477-5374
Facsimile:  (415)  979-0675

Address for Notices:

Wells Fargo Bank, N.A.
201 Third Street
MAC 0187-081
San Francisco, CA 94103
Attention: Ginnie Padgett
Telephone:  (415) 477-5374
Facsimile:  (415)  979-0675

EXHIBIT B-1

FORM OF REVOLVING CREDIT NOTE
$______________.	________, 2001
New York, New York

                           FOR VALUE RECEIVED, the undersigned, CVS CORPORATION, a Delaware corporation (the "Borrower"), hereby promises to pay to the order of _________________________ (the "Lender") the lesser of $_________________ or the outstanding principal balance of the Lender's Revolving Credit Loans, together with interest thereon, at the rate or rates, in the amounts and at the time or times set forth in the Five Year  Credit Agreement (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), dated as of May 21, 2001, by and among the Borrower, the Lenders party thereto,  Credit Suisse First Boston and First Union National Bank, as Co-Documentation Agents, and The Bank of New York, as the administrative agent (in such capacity, the "Administrative Agent"), in each case at the office of the Administrative Agent located at One Wall Street, New York, New York, or at such other place as the Administrative Agent may specify from time to time, in lawful money of the United States of America in immediately available funds.

                           Capitalized terms used herein that are not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

                           The Revolving Credit Loans evidenced by this Revolving Credit Note are prepayable in the amounts, and on the dates, set forth in the Credit Agreement.  This Revolving Credit Note is one of the Revolving Credit Notes under the Credit Agreement, and is subject to, and shall be construed in accordance with, the provisions thereof, and is entitled to the benefits set forth in the Loan Documents.

                           The Lender is hereby authorized to record on the schedule annexed hereto, and any continuation sheets which the Lender may attach thereto (a) the date and amount of each Revolving Credit Loan made by the Lender, (b) the character of each Revolving Credit Loan as one or more ABR Advances, one or more Eurodollar Advances, or a combination thereof, (c) the Interest Period and Eurodollar Rate applicable to each Eurodollar Advance, and (d) the date and amount of each Conversion of, and each payment or prepayment of principal of, each Revolving Credit Loan.  The failure to so record or any error in so recording shall not affect the obligation of the Borrower to repay the Revolving Credit Loans, together with interest thereon, as provided in the Credit Agreement.

                           Except as specifically otherwise provided in the Credit Agreement, the Borrower hereby waives presentment, demand, notice of dishonor, protest, notice of protest and all other demands, protests and notices in connection with the execution, delivery, performance, collection and enforcement of this Revolving Credit Note.

                           This Revolving Credit Note is being delivered in, is intended to be performed in, shall be construed and interpreted in accordance with, and be governed by the laws of, the State of New York.

                           This Revolving Credit Note may only be amended by an instrument in writing executed pursuant to the provisions of Section 11.1 of the Credit Agreement.

CVS CORPORATION

By:

Name:

Title:

SCHEDULE TO REVOLVING CREDIT NOTE
Date	Amount of Revolving Credit Loan	Type of Advance(Eurodollar or ABR Advance)	Interest Period (If Eurodollar Advance)	Eurodollar Rate (If Eurodollar Advance)	Amount of Conversion or Principal Payment or Prepayment	Notation Made by

EXHIBIT B-2

FORM OF COMPETITIVE BID NOTE
________, 2001
New York, New York

             FOR VALUE RECEIVED, the undersigned, CVS CORPORATION, a Delaware corporation (the "Borrower"), hereby promises to pay to the order of _________________________ (the "Lender") the  outstanding principal balance of the Lender's Competitive Bid Loans, together with the interest due thereon, in the amounts, at the rate or rates, and at the time or times set forth in the Five Year Credit Agreement (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), dated as of May 21, 2001, by and among the Borrower, the Lenders party thereto, Credit Suisse First Boston and First Union National Bank, as Co-Documentation Agents, and The Bank of New York, as administrative agent (in such capacity, the "Administrative Agent"), in each case at the office of the Administrative Agent located at One Wall Street, New York, New York, or at such other place as the Administrative Agent may specify from time to time, in lawful money of the United States of America in immediately available funds.

             Capitalized terms used herein that are not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

             This Competitive Bid Note is one of the Competitive Bid Notes under the Credit Agreement, and is subject to, and shall be construed in accordance with, the provisions thereof, and is entitled to the benefits set forth in the Loan Documents.

             The Lender is hereby authorized to record on the schedule annexed hereto, and any continuation sheets which the Lender may attach thereto (a) the date and amount of each Competitive Bid Loan made by the Lender, (b) the Competitive Interest Period and the Competitive Bid Rate applicable to each such Competitive Bid Loan, and (c) the date and amount of each payment or prepayment of principal of each Competitive Bid Loan.  The failure to so record or any error in so recording shall not affect the obligation of the Borrower to repay the Competitive Bid Loans, together with interest thereon, as provided in the Credit Agreement.

             Except as specifically otherwise provided in the Credit Agreement, the Borrower hereby waives presentment, demand, notice of dishonor, protest, notice of protest and all other demands, protests and notices in connection with the execution, delivery, performance, collection and enforcement of this Competitive Bid Note.

             This Competitive Bid Note is being delivered in, is intended to be performed in, shall be construed and interpreted in accordance with, and be governed by the laws of, the State of New York.

             This Competitive Bid Note may only be amended by an instrument in writing executed pursuant to the provisions of Section 11.1 of the Credit Agreement.

CVS CORPORATION

By:

Name:

Title:

SCHEDULE TO COMPETITIVE BID NOTE

Date	Amount of Competitive Bid Loan	Competitive Interest Period	Competitive Bid Rate	Amount of Principal Payment or Prepayment	Notation Made by

EXHIBIT B-3

FORM OF SWING LINE NOTE

$50,000,000.	________, 2001
New York, New York

                           FOR VALUE RECEIVED, the undersigned, CVS CORPORATION, a Delaware corporation (the "Borrower"), hereby promises to pay to the order of THE BANK OF NEW YORK (the "Lender") the lesser of $50,000,000 or the outstanding principal balance of the Lender's Swing Line Loans, together with interest thereon, at the rate or rates, in the amounts and at the time or times set forth in the Five Year Credit Agreement (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), dated as of May 21, 2001, by and among the Borrower, the Lenders party thereto, Credit Suisse First Boston and First Union National Bank, as Co-Documentation Agents, and The Bank of New York, as administrative agent (in such capacity, the "Administrative Agent"), in each case at the office of the Administrative Agent located at One Wall Street, New York, New York, or at such other place as the Administrative Agent may specify from time to time, in lawful money of the United States of America in immediately available funds.

                           Capitalized terms used herein that are not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

                           The Swing Line Loans evidenced by this Swing Line Note are prepayable in the amounts, and on the dates, set forth in the Credit Agreement.  This Swing Line Note is the Swing Line Note under the Credit Agreement, and is subject to, and shall be construed in accordance with, the provisions thereof, and is entitled to the benefits set forth in the Loan Documents.

                           The Lender is hereby authorized to record on the schedule annexed hereto, and any continuation sheets which the Lender may attach thereto (a) the date and amount of each Swing Line Loan made by the Lender, (b) the Swing Line Interest Period and Negotiated Rate applicable to each Swing Line Loan, and (c) the date and amount of each payment or prepayment of principal of each Swing Line Loan.  The failure to so record or any error in so recording shall not affect the obligation of the Borrower to repay the Swing Line Loans, together with interest thereon, as provided in the Credit Agreement.

                           Except as specifically otherwise provided in the Credit Agreement, the Borrower hereby waives presentment, demand, notice of dishonor, protest, notice of protest and all other demands, protests and notices in connection with the execution, delivery, performance, collection and enforcement of this Swing Line Note.

                           This Swing Line Note is being delivered in, is intended to be performed in, shall be construed and interpreted in accordance with, and be governed by the laws of, the State of New York.

                           This Swing Line Note may only be amended by an instrument in writing executed pursuant to the provisions of Section 11.1 of the Credit Agreement.

CVS CORPORATION

By:

Name:

Title:

SCHEDULE TO SWING LINE NOTE

Date	Amount of Swing Line Loan	Interest Period	Negotiated Rate	Amount of Principal Payment or Prepayment	Notation Made by

EXHIBIT C

FORM OF BORROWING REQUEST

                                                                                                                                   [Date]

The Bank of New York, as Administrative Agent
One Wall Street
New York, New York 10286
Attention:                                                ,

Re:	Five Year Credit Agreement, dated as of May 21, 2001, by and among CVS Corporation, the Lenders party thereto, Credit Suisse First Boston and First Union National Bank, as Co-Documentation Agents, and The Bank of New York, as Administrative Agent (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement")

             Capitalized terms used herein that are not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

             Pursuant to Section 2.3 of the Credit Agreement, the Borrower hereby gives notice of its intention to borrow Revolving Credit Loans in the aggregate sum of $____________ on ____________, and/or a Swing Line Loan in the sum of $____________ on ____________, which borrowing shall consist of the following type or types of Advances:

Type of Advance(s)
(ABR, Eurodollar or Swing Line)	Amount	Interest Period

             The Borrower hereby certifies that on the Borrowing Date set forth above, and after giving effect to the Loans requested hereby:

             (a) There shall exist no Default or Event of Default.

             (b) The representations and warranties contained in the Credit Agreement shall be true and correct, except those which are expressly specified to be made as of an earlier date.

             IN EVIDENCE of the foregoing, the undersigned has caused this Borrowing Request to be duly executed on its behalf.

CVS CORPORATION

By:

Name:

Title:

EXHIBIT D

FORM OF OPINION OF
COUNSEL TO THE BORROWER

______, 2001

The Lenders, the Co-Documentation Agents, and
the Administrative Agent Referred to Below
c/o The Bank of New York,
as Administrative Agent
One Wall Street
New York, New York 10286

Ladies and Gentlemen:

             I am general counsel of CVS Corporation, a Delaware corporation (the "Borrower"), and have acted as such in connection with the Five Year Credit Agreement by and among the Borrower, the lenders party thereto, Credit Suisse First Boston and First Union National Bank, as Co-Documentation Agents, and The Bank of New York, as Administrative Agent, dated as of  May 21, 2001 (the "Credit Agreement").  Capitalized terms not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

             I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion.  In rendering my opinions set forth below, I have assumed (i) the due authorization, execution and delivery by all parties thereto (other than the Borrower) of the Credit Agreement, (ii) the authenticity of all documents submitted to me as originals and (iii) the conformity to original documents of all documents submitted to me as copies.

             Based upon the foregoing, I am of the opinion that:

             14.        The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.  The Borrower has all requisite corporate power and authority to own its Property and to carry on its business as now conducted.

             15.        The Borrower is qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which it owns or leases real Property or in which the nature of its business requires it to be so qualified (except those jurisdictions where the failure to be so qualified or to be in good standing could not reasonably be expected to have a Material Adverse effect).

             16.        The execution, delivery and performance by the Borrower of the Credit Agreement and the Notes are within the Borrower's corporate powers and have been duly authorized by all necessary corporate action on the part of the Borrower.

             17.        The execution, delivery and performance by the Borrower of the Credit Agreement and Notes do not require any action or approval on the part of the shareholders of the Borrower or any action by or in respect of, or filing with, any governmental body, agency or official under United States federal law or the Delaware General Corporation Law, and do not contravene, or constitute a default under, any provision of (i) United States federal law or the Delaware General Corporation Law, (ii) the Certificate of Incorporation or bylaws of the Borrower or (iii) any existing material mortgage, material indenture, material contract or material agreement, in each case binding on the Borrower or any Subsidiary or affecting the Property of the Borrower or any Subsidiary.

             18.        The Credit Agreement and the Notes delivered by the Borrower on or prior to the date hereof have been duly executed and delivered by the Borrower and each constitutes the valid and binding agreement of the Borrower, in each case enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect affecting the enforcement of creditors' rights generally and to general principles of equity.

             19.        The Borrower is not an "investment company" (as such term is defined in the United States Investment Company Act of 1940, as amended).

             20.        To the best of my knowledge, there are no actions, suits, arbitration proceedings or claims (whether purportedly on behalf of the Borrower, any Subsidiary or otherwise) pending or threatened against the Borrower or any Subsidiary or any of their respective Properties, or maintained by the Borrower or any Subsidiary, at law or in equity, before any Governmental Authority which could reasonably be expected to have a Material Adverse effect.  To the best of my knowledge, there are no proceedings pending or threatened against the Borrower or any Subsidiary (a) which call into question the validity or enforceability of, or otherwise seek to invalidate, any Loan Document or (b) which could reasonably be expected to, individually or in the aggregate, materially and adversely affect any of the transactions contemplated by any Loan Document.

             21.        To the best of my knowledge, the Borrower is not in default under any agreement to which it is a party or by which it or any of its Property is bound the effect of which could reasonably be expected to have a Material Adverse effect.
             22.        To the best of my knowledge, no provision of any judgment, decree or order, in each case binding on the Borrower or any Subsidiary or affecting the Property of the Borrower or any Subsidiary conflicts with, or requires any consent which has not already been obtained under, or would in any way prevent the execution, delivery or performance by the Borrower of the terms of, any Loan Document.

             The foregoing opinion is subject to the following qualifications:

             22.1      I express no opinion as to the effect (if any) of any law of any jurisdiction (except the Commonwealth of Massachusetts) in which any Lender is located which may limit the rate of interest that such Lender may charge or collect.

             22.2      I express no opinion as to provisions in the Credit Agreement which purport to create rights of set-off in favor of participants or which provide for set-off to be made otherwise than in accordance with applicable laws.

             22.3      I note that public policy considerations or court decisions may limit the rights of any party to obtain indemnification under the Credit Agreement.

             I am a member of the bar of the Commonwealth of Massachusetts and the foregoing opinion is limited to the laws of the Commonwealth of Massachusetts, the federal law of the United States of America and the Delaware General Corporation Law.  For purposes of paragraph 5 of this opinion, I have assumed that, with your permission and without any research or investigation, the laws of the State of New York are identical to the law of the Commonwealth of Massachusetts.

             This opinion is rendered solely to you in connection with the above matter.  This opinion may not be relied upon by you for any other purpose or relied upon by any other person without my prior written consent, except that any person that becomes a Lender in accordance with the provisions of the Credit Agreement may rely upon this opinion as if it were specifically addressed and delivered to such person on the date hereof.

Very truly yours,

EXHIBIT E

FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

             Assignment and Acceptance Agreement (as the same may be amended, supplemented or otherwise modified from time to time, this "Agreement"), dated as of ____________, by and between ____________ (the "Assignor") and ____________ (the "Assignee").

RECITALS

             I.           Reference is made to the Five Year Credit Agreement, dated as of May 21, 2001, by and among CVS Corporation, the Lenders party thereto, Credit Suisse First Boston and First Union National Bank, as Co-Documentation Agents, and The Bank of New York, as Administrative Agent (as the same may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement").

             II.          The Assignor wishes to assign and delegate to the Assignee, and the Assignee wishes to purchase and assume from the Assignor, some or all of the Assignor's rights and obligations under the Loan Documents upon the terms, and subject to the conditions, contained herein.

             Therefore, in consideration of the Recitals, the terms and conditions herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Assignor and the Assignee hereby agree as follows:

             1.          Defined Terms

                           (a)         Each capitalized term used herein that is not defined herein shall have the meaning ascribed thereto in the Credit Agreement.

                           (b)        When used in this Agreement, each of the following capitalized terms shall have the meaning ascribed thereto unless the context hereof otherwise specifically requires:

                           "Assigned Percentage": _____%.

                           "Assignment Effective Date": as defined in Section 5.

                           "Assignor Rights and Obligations": as of the Assignment Effective Date, the Assigned Percentage of all of the Assignor's rights and obligations under the Loan Documents, including, without limitation, such percentage of its Revolving Credit Loans, its Competitive Bid Loans, its Commitment, its Swing Line Exposure, its Letter of Credit Exposure and its Revolving Credit Note and Competitive Bid Note.

                           "Purchase Price": an amount equal to the Assigned Percentage of the aggregate unpaid principal amount of the Assignor's Revolving Credit Loans and Competitive Bid Loans as of the Assignment Effective Date.              2.          Assignment; Payment by Assignee

                           The Assignor hereby assigns and delegates to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, without recourse or, except as otherwise specifically provided herein, representation or warranty, the Assignor Rights and Obligations.  The Assignee agrees to pay to the Assignor the Purchase Price on the Assignment Effective Date.

             3.          Representations and Warranties

                           (a)         Assignor.         The Assignor hereby represents and warrants to the Assignee as follows:

(i)	the aggregate unpaid principal amount of its Revolving Credit Loans is $___________, and such Revolving Credit Loans are composed of the following ABR Advancesand Eurodollar Advances: (1) ABR Advances: $__________, and (2) Eurodollar Advances: (A) $__________ for [length of Interest Period], the last day of which is _______________, (B) $__________ for [length of Interest Period], the last day of which is _______________,

(ii)	the aggregate unpaid principal amount of its Competitive Bid Loans is $_________, and such Competitive Bid Loans are composed of the following: (A) $__________ for [length of Competitive Interest Period], the last day of which is _______________, (B) $__________ for [length of Competitive Interest Period], the last day of which is _______________,

(iii)	its Commitment Amount is $_______,

(iv)	its Swing Line Exposure is $_______, and

(v)	its Letter of Credit Exposure is $_______.

                           The Assignor makes no representation or warranty with respect to the validity or enforceability of the Credit Agreement or any other Loan Document or the financial condition or creditworthiness of the Borrower.

                           (b)        Assignee.         The Assignee hereby represents and warrants to the Assignor that (i) it is legally authorized to enter into this Agreement, (ii) it is an "accredited investor" within the meaning of Regulation D, as amended, promulgated under the Securities Act of 1933, as amended, [and] (iii) it has, independently and without reliance upon the Assignor or the Administrative Agent, and based on such documents and information as it has deemed appropriate, made its own evaluation of, and investigation into, the business, operations, Property, financial and other condition and creditworthiness of the Borrower and made its own decision to enter into this Agreement [, and (iv) it is a Lender or a subsidiary or Affiliate of a Lender].

             4.          Covenants of the Assignee

                           The Assignee hereby covenants and agrees that it will, independently and without reliance upon the Assignor or Administrative Agent, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, evaluations and decisions in taking or not taking action under the Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, Property, financial and other condition and creditworthiness of the Borrower.  The Assignee further agrees to provide to the  Administrative Agent any forms required by Section 3.10 of the Credit Agreement and any administrative questionnaire reasonably required by the Administrative Agent.
             5.          Effectiveness of this Agreement

                           (a)         Section 2 of this Agreement shall not become effective until such date (the "Assignment Effective Date") as all of the following conditions shall have been fulfilled:

                                        (i) The Administrative Agent shall have executed a copy of this Agreement and shall have received duly executed counterparts hereof by each of the Assignor, the Assignee and, if required by the Credit Agreement, the Borrower;

                                        (ii) The Assignor shall have delivered to the Assignee (with a copy to the Administrative Agent) a duly completed letter in the form of Annex A hereto;

                                        (iii) The Assignee shall have confirmed in writing to the Assignor (with a copy to the Administrative Agent) that, on or before the Assignment Effective Date, it shall have transferred (in accordance with Section 6 hereof) the Purchase Price to the Assignor.  At the time of such confirmation, the Assignee shall be deemed to have remade the representations and warranties contained in Section 3(b)(i), (ii) [and] (iii) [, and (iv)] hereof on and as of the date of such confirmation;

                                        (iv)       The Administrative Agent shall have received, for its own account, the assignment fee required to be paid pursuant to Section 11.7 of the Credit Agreement; and

                                        (v)        The Administrative Agent shall have received any forms required by Section 3.10 of the Credit Agreement and any administrative questionnaire reasonably required by the Administrative Agent.

                           (b)        Upon the Assignment Effective Date, (i) the Administrative Agent shall record the assignment contemplated hereby, (ii) the Assignee shall be a Lender, and (iii) the Assignor, to the extent of the assignment provided for herein, shall be released from its obligations under the Loan Documents.

                           (c)         The Assignee hereby appoints and authorizes the Administrative Agent to take such action, on and after the Assignment Effective Date, as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto.

                           (d)        From and after the Assignment Effective Date, the Administrative Agent shall make all payments in respect of the interest assigned hereby (including payments of principal, interest, fees and other amounts) to the Assignee.  The Assignor and the Assignee shall make all appropriate adjustments with respect to amounts under the Loan Documents which accrued prior to the Assignment Effective Date, and which were paid thereafter, directly between themselves.
             6.          Payment Instructions

                           All payments to be made to the Assignor by the Assignee hereunder shall be made by wire transfer of immediately available funds to the Assignor at: [Wire Instructions].

             7.          Notices

                           All notices, requests and demands to or upon the Assignee in connection with this Agreement and the Loan Documents are to be sent or delivered to the place set forth adjacent to its name on the signature page(s) hereof.

             8.          Miscellaneous

                           (a)         For purposes of this Agreement, all calculations and determinations with respect to the outstanding principal amount of the Assignor's Loans, the Assignor's Commitment Amount, the Assignor’s Swing Line Exposure, the Assignor’s Letter of Credit Exposure and all other similar calculations and determinations, shall be made and shall be deemed to be made as of the commencement of business on the date of such calculation or determination, as the case may be.

                           (b)        Section headings have been inserted herein for convenience only and shall not be construed to be a part hereof.

                           (c)         This Agreement embodies the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes all other prior arrangements and understandings among the parties hereto with respect to the subject matter hereof.

                           (d)        This Agreement may be executed in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same agreement.  It shall not be necessary in making proof of this Agreement to produce or account for more than one counterpart signed by the party to be charged.

                           (e)         Every provision of this Agreement is intended to be severable, and if any term or provision hereof shall be invalid, illegal or unenforceable for any reason, the validity, legality and enforceability of the remaining provisions hereof shall not be affected or impaired thereby, and any invalidity, illegality or unenforceability in any jurisdiction shall not affect the validity, legality or enforceability of any such term or provision in any other jurisdiction.

                          (f)         This Agreement shall be binding upon and inure to the benefit of the Assignor and the Assignee and their respective successors and permitted assigns, except that neither party may assign or transfer any of its rights or obligations hereunder (i) without the prior written consent of the other party, and (ii) in contravention of the Credit Agreement.

                           (g)        This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

             AS EVIDENCE of the agreement by the parties hereto to the terms and conditions herein contained, each such party has caused this Agreement to be duly executed on its behalf.

[NAME OF ASSIGNOR]

By:

Name:

Title:

Address for notices:	[NAME OF ASSIGNEE]

By:

Name:

Title:

Attention:

Telephone:

Facsimile:

Consented to and Accepted this __ day of __________, ____

THE BANK OF NEW YORK, as Administrative Agent

By:

Name:

Title:

[Consented to this __ day of __________, ____

CVS CORPORATION

By:

Name:

Title:

ANNEX A TO ASSIGNMENT AND

ACCEPTANCE AGREEMENT

FORM OF LETTER

[Assignment Effective Date]

[Name and Address of Assignee]
Attention:                                                ,

Re:	Assignment and Acceptance Agreement, dated as of _______________, by and between _______________ and _____ (as the same may be amended, supplemented or otherwise modified from time to time, the "Agreement")

Ladies and Gentlemen:

             This letter is being delivered pursuant to Section 5(a)(ii) of the Agreement.  Capitalized terms used herein that are not otherwise defined herein shall have the respective meanings ascribed thereto in the Agreement.

             The Assignor hereby represents and warrants to the Assignee as follows:

             (i)          the aggregate unpaid principal amount of its Revolving Credit Loans is $___________, and such Revolving Credit Loans are composed of the following ABR Advances and Eurodollar Advances: (1) ABR Advances: $__________, and (2) Eurodollar Advances: (A) $__________ for [length of Interest Period], the last day of which is _______________, (B) $__________ for [length of Interest Period], the last day of which is _______________,

             (ii)         the aggregate unpaid principal amount of its Competitive Bid Loans is $_________, and such Competitive Bid Loans are composed of the following: (A) $__________ for [length of Competitive Interest Period], the last day of which is _______________, (B) $__________ for [length of Competitive Interest Period], the last day of which is _______________,

             (iii)        its Commitment Amount is $_______,

             (iv)       its Swing Line Exposure is $_______,

             (v)        its Letter of Credit Exposure is $_______, and

             (vi)       it is the legal and beneficial owner of the Assignor Rights and Obligations free and clear of any adverse claim created by it.

Very truly yours,

[NAME OF ASSIGNOR]

By:

Name:

Title:

cc: [Name and title of Administrative Agent contact]

EXHIBIT F

FORM OF COMPETITIVE BID REQUEST

[Date]

The Bank of New York, as Administrative Agent
One Wall Street
New York, New York 10286
Attention:                                                ,

Re:	Five Year Credit Agreement, dated as of May 21, 2001, by and among CVS Corporation, the Lenders party thereto, Credit Suisse First Boston and First Union National Bank, as Co-Documentation Agents, and The Bank of New York, as Administrative Agent (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement")

             Capitalized terms used herein that are not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

             Pursuant to Section 2.4 of the Credit Agreement, the Borrower hereby gives notice of its request to borrow Competitive Bid Loans in the aggregate sum of $____________ on ____________, which borrowing shall consist of the following:

Competitive
Amount	Interest Period

             The Borrower hereby certifies that on the Borrowing Date set forth above, and after giving effect to the Competitive Bid Loans requested hereby:

             (a) There shall exist no Default or Event of Default.

             (b) The representations and warranties contained in the Credit Agreement shall be true and correct, except those which are expressly specified to be made as of an earlier date.

             IN EVIDENCE of the foregoing, the undersigned has caused this Competitive Bid Request to be duly executed on its behalf.

CVS CORPORATION

By:

Name:

Title:

EXHIBIT G

FORM OF INVITATION TO BID

[Date]

To the Lenders party
from time to time to the
captioned Credit Agreement

Re:	Five Year Credit Agreement, dated as of May 21, 2001, by and among CVS Corporation, the Lenders party thereto, Credit Suisse First Boston and First Union National Bank, as Co-Documentation Agents, and The Bank of New York, as Administrative Agent (as amended, supplemented or otherwise modified from time to time, "Credit Agreement")

                           Capitalized terms used herein that are not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

                           Pursuant to a Competitive Bid Request, the Borrower gave notice of its request to borrow Competitive Bid Loans in the aggregate sum of $____________ on ____________, which borrowing would consist of the following type or types of Competitive Advances:

Amount	Competitive Interest Period

                           The Lenders are hereby invited to bid, pursuant to the terms and conditions of the Credit Agreement, on such requested Competitive Bid Loans.

THE BANK OF NEW YORK,
as Administrative Agent

By:

Name:

Title:

EXHIBIT H

FORM OF COMPETITIVE BID

[Date]

The Bank of New York, as Administrative Agent
One Wall Street
New York, New York 10286
Attention:                                                ,

Re:	Five Year Credit Agreement, dated as ofMay 21, 2001, by and among CVS Corporation, the Lenders party thereto, Credit Suisse First Boston and First Union National Bank, as Co-Documentation Agents, and The Bank of New York, as Administrative Agent (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement")

                           Capitalized terms used herein that are not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

                           In response to a Competitive Bid Request, the undersigned Lender hereby offers to make Competitive Loan(s) in the aggregate sum of $____________ on ____________:

Amount	Competitive Interest Period	Competitive Bid Rate

[fixed rate]

[LENDER]

By:

Name:

Title:

EXHIBIT I

FORM OF COMPETITIVE BID ACCEPT/REJECT LETTER

[Date]

The Bank of New York, as Administrative Agent
One Wall Street
New York, New York 10286
Attention:                                                ,

Re:	Five Year Credit Agreement, dated as of May 21, 2001, by and among CVS Corporation, the Lenders party thereto, Credit Suisse First Boston and First Union National Bank, as Co-Documentation Agents, and The Bank of New York, as Administrative Agent (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement")

                           Capitalized terms used herein that are not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

                           Pursuant to Section 2.4(d) of the Credit Agreement, the Borrower hereby gives notice of its acceptance of the following Competitive Bids:

                                                                                                                                                                                           ,

and its rejection of all other Competitive Bids, in each case made pursuant to the Competitive Bid Request, dated _______________.

                           IN EVIDENCE of the foregoing, the undersigned has caused this Competitive Bid Accept/Reject Letter to be duly executed on its behalf.

CVS CORPORATION

By:

Name:

Title:

EXHIBIT J

FORM OF LETTER OF CREDIT REQUEST

[Date]

The Bank of New York, as Administrative Agent
One Wall Street
New York, New York  10286
Attention:                                                ,

Re:	Five Year Credit Agreement, dated as of May 21, 2001, by and among CVS Corporation, the Lenders party thereto, Credit Suisse First Boston and First Union National Bank, as Co-Documentation Agents, and The Bank of New York, as Administrative Agent (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”)

                           Capitalized terms used herein that are not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

                           Pursuant to Section 2.8(b) of the Credit Agreement, the Borrower hereby gives notice of its intention to have issued by the Issuer a Letter of Credit for the account of the Borrower and for the benefit of ____________________ on _______________ in connection with ___________________ in the maximum amount of $_____________.  A drawing may be made under such Letter of Credit under the following conditions: _______________________________________.

                           The Borrower hereby certifies that on the above requested date of issuance of such Letter of Credit, and after giving effect to the issuance of such Letter of Credit:

                           (a)         There shall exist no Default or Event of Default.

                           (b)        The representations and warranties contained in the Credit Agreement shall be true and correct, except those which are expressly specified to be made as of an earlier date.

                           IN EVIDENCE of the foregoing, the undersigned has caused this Letter of Credit Request to be duly executed on its behalf.

CVS CORPORATION

By:

Name:

Title: